UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.             )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

TIM HORTONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

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TIM HORTONS INC.
874 Sinclair Road (Canada)	4150 Tuller Road, Unit 236 (United States)
Oakville, Ontario, Canada, L6K 2Y1	Dublin, Ohio, 43017, U.S.A.
(905) 845-6511	(614) 791-4200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Tim Hortons Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Tim Hortons Inc. (collectively referred to herein with its subsidiaries as the “Company”) will be held at Theatre Aquarius, 190 King William Street, Hamilton, Ontario, Canada, on Friday, May 4, 2007, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect three directors, each for a term of three years.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 30, 2007.

3.	To approve the resolution regarding certain amendments to the Company’s 2006 Stock Incentive Plan.

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 14, 2007 are entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT

We are offering registered stockholders the opportunity to vote their stock electronically through the internet or by telephone. Please see the Proxy Statement and the enclosed proxy card or voting instructions received from your broker, bank or other holder of record of your stock for details about electronic and telephonic voting. You are urged to date, sign and promptly return the enclosed proxy card, or to vote electronically through the internet or by telephone, so that your stock may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares of stock you hold, will aid the Company in reducing the expense of additional proxy solicitation. Voting your stock by the enclosed proxy card, or electronically through the internet or by telephone, does not affect your right to vote in person if you attend the meeting.

You are invited to attend the meeting, and we request that you indicate your plans in this respect in the space provided on the enclosed proxy or as prompted if you vote electronically through the internet or by telephone. Stockholders of record should be prepared to present government-issued picture identification for admission into the meeting. Stockholders owning shares of common stock through a broker, bank, or other record holder should be prepared to present government-issued picture identification and evidence of share ownership as of March 14, 2007, such as an account statement, voting instruction card issued by the broker, bank or other record holder, or other acceptable document for admission into the meeting. Seating at the meeting is limited and admission is on a first-come, first-served basis. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the meeting.

/s/ Donald B. Schroeder

Donald B. Schroeder

Secretary

Oakville, Ontario

March 23, 2007

Contents

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
1	PROXY STATEMENT
2	VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
2	Voting Rights
3	Proposals to be Considered at the Annual Meeting
3	Votes Required
3	Notice Requirement Relating to the 2007 Annual Meeting of Stockholders
4	Security Ownership of Certain Beneficial Owners
5	Security Ownership of Management
6	Change in Control in 2006
6	Section 16(a) Beneficial Ownership Reporting Compliance
7	PROPOSAL NUMBER 1 - ELECTION OF DIRECTORS
13	OTHER DIRECTOR INFORMATION, COMMITTEES OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
13	Principles of Governance and Governance Guidelines
14	Code of Ethics (Standards of Business Practices) and Directors’ Code of Conduct
15	Independence and Other Considerations
17	Nominating and Corporate Governance Committee
18	Audit Committee
19	Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
19	Audit and Other Service Fees
20	Audit Committee Report
20	Human Resource and Compensation Committee
23	COMPENSATION DISCUSSION AND ANALYSIS
23	Introduction
24	Objectives of Tim Hortons’ Compensation Programs
24	What the Company’s Compensation Programs are Designed to Reward
24	Role of Executive Officers in Determining Compensation
25	Elements of Compensation
36	Stock Ownership Policy for Executive Officers

36	EXECUTIVE AND DIRECTOR COMPENSATION
36	Summary Compensation Table for 2006
39	Grants of Plan-Based Awards for 2006
42	Outstanding Equity Awards at Fiscal Year End for 2006
43	Option Exercises and Stock Vested in 2006
44	Pension Benefits
44	Nonqualified Deferred Compensation for 2006
46	Payments Following Termination
48	Payments Following a Change in Control
51	Director Compensation
54	TRANSACTIONS INVOLVING RELATED PARTIES
54	Certain Transactions Involving Officers and Directors
54	Certain Transactions Involving Wendy’s International, Inc.
57	Review, Approval or Ratification of Transactions With Related Parties
57	PROPOSAL NUMBER 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
58	PROPOSAL NUMBER 3 - AMENDMENT OF THE COMPANY’S 2006 STOCK INCENTIVE PLAN
58	Summary of the 2006 Plan
62	Proposed Amendments
64	Stockholder Approval
65	New 2006 Plan Benefits
66	Certain U.S. Federal Income Tax Consequences
68	Certain Canadian Federal Income Tax Consequences
73	Information Concerning Outstanding Awards
73	OTHER MATTERS
73	Stockholder Proposals Pursuant to Rule 14a-8
74	Stockholder Proposals other than Pursuant to Rule 14a-8
74	Communications to the Board of Directors
75	General Information

MAP TO TIM HORTONS ANNUAL MEETING

Appendix A. Nominatingand Corporate Governance Committee Charter
Appendix B. AuditCommittee Charter
Appendix C. HumanResource and Compensation Committee Charter
Appendix D. 2006Stock Incentive Plan, as proposed to be amended

TIM HORTONS INC.
874 Sinclair Road (Canada)	4150 Tuller Road, Unit 236 (United States)
Oakville, Ontario, Canada, L6K 2Y1	Dublin, Ohio, 43017, U.S.A.
(905) 845-6511	(614) 791-4200

PROXY STATEMENT

The enclosed proxy, for use at the Annual Meeting of Stockholders to be held at Theatre Aquarius, 190 King William Street, Hamilton, Ontario, Canada on Friday, May 4, 2007, and any adjournments thereof, is being solicited on behalf of the Board of Directors of the Company.

Stockholders whose shares of common stock are registered directly in their names with the Company’s transfer agent, Computershare Investor Services, Inc., are considered, with respect to those shares of common stock, the “stockholders of record.” The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K for fiscal 2006, filed March 9, 2007 (the “Form 10-K”) and proxy have been sent directly to the stockholders of record by the Company.

Stockholders whose shares of common stock are held in a stock brokerage account or by a bank or other holder of record, are considered the “beneficial owners” of shares of common stock held in street name. The Notice of Annual Meeting, Proxy Statement, Form 10-K and voting instruction card have been forwarded to the beneficial owners by their brokers, banks or other holders of record who are considered, with respect to those shares of common stock, the stockholders of record.

Stockholders may vote their stock by completing, signing and dating the proxy card or voting instructions and mailing them in the accompanying prepaid envelope. Stockholders of record may also choose to vote electronically by accessing the internet site or by using the toll-free telephone number stated on their proxy cards. The availability of internet and telephone voting for beneficial owners will depend on the voting processes of their brokers, banks or other holders of record, as indicated in their voting information. If you vote by telephone or on the internet, you do not have to return your proxy card or voting instruction card. All stockholders may vote in person at the annual meeting. Beneficial owners of shares of common stock must obtain a legal proxy from their broker, bank or other holder of record to be able to vote at the meeting.

Stockholders may revoke their proxies by written notice to the Secretary of the Company or may revoke their proxies or change their votes by executing and returning to the Company a later-dated proxy card, by a later-dated electronic vote through the internet site, by using the toll-free telephone number stated on the proxy card or by voting at the meeting. Beneficial owners may change their votes by submitting new voting instructions to their brokers, banks or other holders of record or, if they have obtained a legal proxy, by voting at the annual meeting. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

All properly-executed proxies received by the Board of Directors, and properly authenticated electronic votes recorded through the internet or by telephone, will be voted as directed by the stockholder. All properly executed proxy cards received by the Board of Directors from stockholders of record that do not specify how stock should be voted will be voted “FOR” the election as directors of the nominees listed below under “ELECTION OF DIRECTORS,” “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ended December 30, 2007, and “FOR” the approval of the resolution regarding amendments to the Company’s 2006 Stock Incentive Plan, and, with respect to any other matter that may properly be brought before the annual meeting, in accordance with the judgment of the person or persons named on the proxy card. The Company does not expect that any matter other than as described in this Proxy Statement will be brought before the annual meeting.

Solicitation of proxies may be made by mail, personal interview and telephone by officers, directors and regular employees of the Company, and by employees of the Company’s transfer agent, Computershare Investor Services Inc. The Company has not yet retained a proxy solicitation agent, but it may do so prior to the annual stockholders meeting. The Company estimates the cost associated with proxy solicitation, if needed, to be approximately $35,000. The Company is likely to engage Georgeson Shareholder Communications, Inc. for proxy solicitation, if needed. Except as noted below, all costs related to the solicitation of proxies on behalf of the Board of Directors will be borne by the Company. The Company will reimburse its transfer agent, banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in sending proxy materials to stockholders.

The internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been properly recorded. Stockholders that vote through the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies that will be borne by the stockholder.

The Company’s principal executive offices in Canada are located at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1 and in the United States at 4150 Tuller Road, Unit 236, Dublin, Ohio 43017, U.S.A. This Proxy Statement, including the Notice of Meeting, was first mailed to stockholders on or about March 23, 2007.

All dollar amounts included in this Proxy Statement are in Canadian dollars, unless otherwise expressly stated to be U.S. dollars.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights

The total number of outstanding shares of common stock entitled to vote at the meeting is 189,833,711. This number excludes 283,722 shares held by the TDL RSU Plan Trust, described under “Amendment of the Company’s 2006 Stock Incentive Plan—Summary of the Plan,” because the shares held in this trust are not entitled to vote and shall not be counted in determining whether a quorum exists for the annual stockholders’ meeting, for so long as such shares are held by the trust. Only stockholders of record at the close of business on March 14, 2007 are entitled to notice of and to vote at the meeting or any adjournments thereof. Each stockholder is entitled to one vote for each share held. Stockholders do not have cumulative voting rights in the election of directors. A list of the stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and, upon request by contacting the Secretary of the Company, for 10 days prior to the annual meeting, for any purpose germane to the meeting, at the Company’s principal executive offices in Canada at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1, between the hours of 9:00 a.m. and 4:30 p.m.

A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the meeting. For purposes of determining the presence of a quorum for transacting business at the annual meeting, abstentions and broker “non-votes” (proxies from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares of common stock on a particular matter to which the banks, brokers or nominees do not have discretionary voting power) will be treated as shares of common stock that are present.

Proposals to be Considered at the Annual Meeting

At the annual meeting, the stockholders will be asked to consider and vote upon the following items:

Election of Directors

The election of three directors, each for a term of three years.

Ratification of Selection of Independent Registered Public Accounting Firm

Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 30, 2007.

Approval of Resolution Regarding Certain Amendments to the Company’s 2006 Stock Incentive Plan

Approval of the resolution regarding certain amendments to the Tim Hortons Inc. 2006 Stock Incentive Plan, as described under “Amendment of the Company’s 2006 Stock Incentive Plan” in this Proxy Statement.

Votes Required

Election of Directors

The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions from voting and broker “non-votes” on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2007 will require the affirmative vote of a majority of the votes cast at the annual meeting. For the purpose of this vote, votes to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the vote on such proposal.

Approval of Resolution Regarding Certain Amendments to the Company’s 2006 Stock Incentive Plan

The proposal to approve the resolution regarding amendments to the Tim Hortons Inc. 2006 Stock Incentive Plan will require the affirmative vote of a majority of the votes cast at the annual meeting. For purposes of this vote, votes to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the vote on the proposal.

Notice Requirement Relating to the 2007 Annual Meeting of Stockholders

Pursuant to Sections 2.7 and 3.2 of the Company’s By-Laws, as amended in August of 2006, the Board of Directors adopted the following requirement which was applicable to the 2007 annual meeting of stockholders of the Company. Any stockholder that intended to propose a nomination of a director candidate or otherwise submit any proposal for consideration at the meeting was required to notify the Secretary of such nomination or proposal in writing by no later than the close of business on November 12, 2006 in order to be considered timely and appropriate for consideration by the stockholders at the meeting. The Company did not receive any such proposals from stockholders for the 2007 annual meeting.

See the information under “Other Matters” in this Proxy Statement for information regarding stockholder proposals for the 2008 annual stockholders’ meeting, including those relating to director nominees submitted by stockholders as well as other types of stockholder proposals.

Security Ownership of Certain Beneficial Owners

The following table sets forth information (based upon filings with the Securities and Exchange Commission (“SEC”)) with respect to the persons known to the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company as of the dates set forth below:

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class*
Common Stock	FMR Corp. and a joint filer(a) 82 Devonshire Street Boston, MA 02109	19,994,389	10.5%

Common Stock	AMVESCAP PLC and subsidiaries (b) 30 Finsbury Square, London EC2A1AG, England	10,609,708	5.6%

*Based on 190,117,433 shares of common stock outstanding as of March 14, 2007 (including the 283,722 shares held by the TDL RSU Plan Trust, described under “Amendment of the Company’s 2006 Stock Incentive Plan—Summary of the Plan”).

(a) Information based solely on a Schedule 13G/A filed with the SEC on February 14, 2007 by FMR Corp. (“FMR”). Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, MA 02109, is a wholly-owned subsidiary of FMR. Fidelity is the beneficial owner of 12,274,316 of the shares of common stock owned by FMR as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3rd and FMR, through its control of Fidelity and the funds, each has sole power to dispose of the 12,274,316 shares of common stock owned by the funds. Sole voting power for these shares is held by the Boards of Trustees of such funds. Members of the family of Edward C. Johnson 3rd, Chairman of FMR, own, directly or through trusts, 49% of the voting power of FMR, and, as a result of a stockholders’ voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Strategic Advisers, Inc. (“Strategic”), 82 Devonshire Street, Boston, MA 02108, an investment adviser, is also a wholly-owned subsidiary of FMR, and as such, FMR’s beneficial ownership of 19,994,389 shares of common stock includes 1,073 shares beneficially owned through Strategic. Pyramis Global Advisers, LLC (“Pyramis”), 53 State Street, Boston, MA 02109, is an indirect wholly-owned subsidiary of FMR, and is the beneficial owner of 7,704,900 shares of common stock as a result of its serving as an investment adviser to institutional accounts, non-U.S. mutual funds, or registered investment companies. Edward C. Johnson 3rd and FMR, through its control of Pyramis, each has sole dispositive and voting power over these 7,704,900 shares. Fidelity International Limited (“Fil”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries, provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Fil is the beneficial owner of 14,100 shares of common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3rd, and Fil, or trusts for their benefit, own approximately 47% of the voting power of Fil. According to the Schedule 13G/A filed by FMR, FMR and Fil are separate and independent corporate entities, and are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, but nonetheless filed the Schedule 13G/A on a voluntary basis as if all of the shares of common stock are beneficially owned by FMR and Fil on a joint basis.

(b) Information based solely on a Schedule 13G filed with the SEC on February 14, 2007 by AMVESCAP PLC (“AMVESCAP”), 30 Finsbury Square, London, EC2A 1AG, England, on behalf of itself and certain subsidiaries. The 10,609,708 shares of common stock are beneficially owned by: (i) AIM Advisors, Inc. (434,600 shares); (ii) AIM Capital Management, Inc. (204,300 shares); (iii) AIM Funds Management, Inc. (9,960,484 shares); (iv) Atlantic Trust Company, N.A. (1,940 shares); (v) INVESCO Asset Management Deutschland GmbH (4,892 shares); and (vi) PowerShares Capital Management LLC (3,492 shares). Each of these entities has sole voting and dispositive power over the shares. Each of the subsidiaries on whose behalf AMVESCAP has filed the Schedule 13G is either an investment adviser registered with the SEC under Section 203 of the Investment Advisers Act of 1940, or under similar laws of other jurisdictions. Each of AMVESCAP’s direct and indirect subsidiaries also disclaim beneficial ownership of stock beneficially owned by AMVESCAP and any other subsidiary. The reported amounts of stock beneficially owned do not include any shares of common stock that may be beneficially owned by executive officers or directors of AMVESCAP or its subsidiaries, as to which they disclaim beneficial ownership.

Security Ownership of Management

The following table sets forth, as of March 14, 2007, information with respect to the Company’s shares of common stock owned beneficially by each director, by each nominee for election as a director of the Company, by the executive officers named in the “Summary Compensation Table for 2006” set forth in this Proxy Statement, and by all directors and executive officers as a group:

Title of Class		Common stock currently held (b)		Common stock that can be acquired within 60 days (c)
	Name and address of beneficial owner (a)					Total beneficial ownership		Percent of Class
Common Stock	Paul D. House	160,529		17,807		178,336		*
	M. Shan Atkins	—	(d)	—	(d)	—	(d)	*
	Michael J. Endres	10,000		915		10,915		*
	The Hon. Frank Iacobucci	5,000		915		5,915		*
	David P. Lauer	204,028	(e)	915		204,943		*
	John Lederer	15,120		—	(f)	15,120		*
	David H. Lees	5,000		915		5,915		*
	J. Randolph Lewis	8,327		915		9,242		*
	Craig S. Miller	5,000		—	(f)	5,000		*
	Wayne C. Sales	10,000		915		10,915		*
	Cynthia J. Devine	50,378		5,863		56,241		*
	David F. Clanachan	48,997	(g)	5,519		54,516		*
	William A. Moir	80,665		5,407		86,072		*
	Donald B. Schroeder	49,097		5,863		54,960		*
	Roland M. Walton	48,997		5,407		54,404		*
	All directors and executive officers as a group (15 persons)	701,138		51,356		752,494		*

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock of the Company.
(a)	The business address for all of the directors and executive officers is Tim Hortons Inc., 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1.

(b)	The amounts reflected in this column include stock owned directly or indirectly in which there is voting and/or investment power, including shared voting and/or investment power.
(c)	Amounts reflected in this column include stock issuable or deliverable to settle restricted stock units (including restricted stock units received automatically pursuant to settlement of dividend equivalent rights) held by executive officers, and stock issuable or deliverable to settle formula restricted stock units (including formula restricted stock units received automatically pursuant to settlement of dividend equivalent rights) held by directors, in each case under the 2006 Plan, that vest May 1, 2007. The reported amounts do not include any deferred share units held by the directors. In accordance with the terms of the Non-Employee Director Deferred Stock Unit Plan, deferred share units are settled only in cash. For additional information regarding outstanding restricted stock units held by directors and executive officers in 2006, see “Executive and Director Compensation” in this Proxy Statement.
(d)	Ms. Atkins was appointed to the Board of Directors in March, 2007.
(e)	Includes 174,467 shares of common stock held in a trust for which Mr. Lauer, in his capacity as one of the trustees, has shared voting and investment power.
(f)	Mr. Miller and Mr. Lederer were appointed to the Board of Directors in February, 2007.
(g)	Mr. Clanachan has pledged such number of shares of common stock having a value from time-to-time sufficient to secure the full amount of a $600,000 line of credit entered into to finance his original purchase of certain of the Company’s shares listed in this column.

The information with respect to beneficial ownership is based upon information furnished by each director or executive officer, or information contained in filings made with the SEC.

Change in Control in 2006

Prior to the Company’s initial public offering in March 2006 (“IPO”), the Company was a wholly-owned subsidiary of Wendy’s International, Inc. (collectively referred to herein with its subsidiaries as “Wendy’s”). In the IPO, the Company sold 33,350,000 of its shares of common stock, and Wendy’s continued to own 159,952,977 shares of common stock, representing 82.75% of the Company’s outstanding shares of common stock. On August 31, 2006, Wendy’s announced that its Board of Directors had authorized the distribution of all of the remaining (approximately 160 million) shares of the Company’s common stock that it owned to holders of Wendy’s common stock on the established record date of September 15, 2006, with the distribution expected to occur on September 29, 2006. On September 29, 2006, Wendy’s distributed the remaining shares of common stock of the Company that it owned to its stockholders, and an effective change in control of the Company occurred.

Prior to the completion of the IPO, the Company entered into agreements with Wendy’s that govern the Company’s relationship with Wendy’s after the IPO and separation. These agreements included a master separation agreement, a shared services agreement, a tax sharing agreement, and a registration rights agreement. See “Transactions Involving Related Parties—Certain Transactions Involving Wendy’s International, Inc.” in this Proxy Statement for more detail regarding these agreements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and stockholders owning more than 10% of the Company’s outstanding shares of common stock (other than certain banks, investment funds and other institutions holding securities for the benefit of third parties or in customer fiduciary accounts) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors and executive officers in completing and filing these reports. The Company believes that all filing requirements applicable to its directors and executive officers were complied with during the last completed fiscal year.

PROPOSAL NUMBER 1—ELECTION OF DIRECTORS

As originally contemplated in connection with the separation of the Company from Wendy’s, the members of the Company’s Board of Directors who also serve as members of the Wendy’s Board have begun to resign from the Company’s Board. This process began in February 2007. In the Summer of 2006, the Company’s Nominating and Corporate Governance Committee began the process, with the assistance of a professional search firm, of identifying, interviewing, and nominating to the full Board of Directors, qualified individuals to replace the departing Wendy’s directors.

Effective February 1, 2007, Mr. James V. Pickett, the current Wendy’s Board Chairman, resigned as a director and as Chairman of the Company’s Board of Directors. Mr. Pickett was also the Chair of the Company’s Nominating and Corporate Governance Committee and a member of the Company’s Audit Committee. Also on February 1, 2007, Mrs. Kerrii B. Anderson, the President and Chief Executive Officer and a director of Wendy’s, resigned from the Company’s Board. Mrs. Anderson also served on the Company’s Human Resource and Compensation Committee.

With Mr. Pickett’s departure, on February 5, 2007, the Board appointed Mr. House to assume the role of Chairman of the Board. Also on February 5, 2007, the Board appointed The Honourable Frank Iacobucci as Chair of the Nominating and Corporate Governance Committee. Pursuant to the Company’s Governance Guidelines, as Chair of the Nominating and Corporate Governance Committee, when the position of Board Chairman is held by the Chief Executive Officer, the Chair of the Nominating and Corporate Governance Committee also serves as Lead Director. As such, The Hon. Frank Iacobucci became Lead Director on February 5, 2007.

In addition, the Nominating and Corporate Governance Committee sought an independent Board member to replace the Board seat held by Ms. Cynthia Devine, an Executive Vice President and the Chief Financial Officer of the Company, as part of the planned transition to a fully-independent Board, except for Mr. House. In connection with this objective, Ms. Devine resigned her Board seat on February 5, 2007. As a result, with the exception of Mr. House, the remainder of the current Board of Directors of the Company is comprised entirely of independent directors. See “Other Director Information, Committees of Directors and Corporate Governance Information—Independence and Other Considerations” below.

On February 5, 2007, the Board appointed Mr. Craig S. Miller and Mr. John Lederer to assume the vacant Board seats created by the departures of Mrs. Anderson and Ms. Devine, respectively. Mr. Miller and Mr. Lederer were introduced to the Nominating and Corporate Governance Committee by the search firm. On March 6, 2007, the Board appointed Ms. M. Shan Atkins to assume the vacant Board seat created by the departure of Mr. Pickett. Pursuant to the Company’s Certificate of Incorporation, when a director resigns and the Board appoints a new director to fill the vacancy, the newly-appointed director serves until the expiration of the term of the director whose seat was vacated. As such, the terms of Mr. Miller and Mr. Lederer expire in 2007, the expiration of the original terms of Mrs. Anderson and Ms. Devine, and the term of Ms. Atkins expires in 2008, the expiration of the original term of Mr. Pickett.

The terms of Mr. Michael J. Endres and Mr. J. Randolph Lewis are scheduled to expire in 2007. The Board conducted an evaluation of Mr. Endres’ performance and concluded that he should be nominated for re-election in 2007. Mr. Lewis and Mr. David P. Lauer currently serve as members of the Board of Directors of the Company and of Wendy’s. Mr. Lewis has decided to remain on the Wendy’s Board and, as such, his term will expire as of the conclusion of the annual stockholders meeting. Mr. Lauer is also expected to remain on the Wendy’s Board. The Nominating and Corporate Governance Committee will continue to seek a director to fill the Board seat that will be vacated by Mr. Lewis following the annual meeting, as well as a replacement for Mr. Lauer in anticipation of his resignation, which is expected to occur prior to September 29, 2007.

Members of the Board of Directors Slated for Re-Election at the Annual Meeting

As a result of the foregoing, the Board of Directors has designated the following nominees for election as directors of the Company with their terms to expire in 2010:

Name	Age	Principal Occupation/Business Experience	Director Since
Michael J. Endres	59	Michael J. Endres is a managing principal of Stonehenge Financial Holdings, Inc., a private equity firm that he co-founded in 1999. Prior to joining Stonehenge, Mr. Endres was vice chairman of Banc One Capital Holdings Corporation and chairman of Banc One Capital Partners. Mr. Endres serves as a director of Huntington Bancshares, Inc., Worthington Industries and ProCentury Corporation. He holds a Bachelor of Science degree from Miami University in Oxford, Ohio.	2006

John Lederer	51	Mr. Lederer served as President of Loblaw Companies Limited, Canada’s largest food distributor, from 2001 through September 2006. He also served as a director of Loblaw Companies Limited for much of this period. This capped a 30-year career with Loblaw and its subsidiary companies, during which Mr. Lederer held a number of senior leadership positions. In these roles, he was responsible for the operation, performance, innovation and growth of national and regional banners, businesses and divisions. Mr. Lederer is a former director of the Food Marketing Institute and is the founder and former Chair of the President’s Choice Children’s Charity. He holds a Bachelor of Arts degree from York University.	2007

Name	Age	Principal Occupation/Business Experience	Director Since

Craig S. Miller	57	Mr. Miller is the President and Chief Executive Officer of Ruth’s Chris Steak House Inc., an upscale restaurant chain, a position he has held since March 2004. He was also appointed Chairman of the Board of that company in July 2006. Prior to 2004, Mr. Miller was the founder and chairman of Miller Partners Restaurant Solutions, a family-owned restaurant management company, from October 2002 to March 2004. From November 2001 to October 2002, Mr. Miller served as President and Chief Executive Officer of Furr’s Restaurant Group, a family restaurant chain, which filed for bankruptcy protection under chapter 11 of the U.S. Bankruptcy Code in January 2003. From October 1996 to October 2001, Mr. Miller served as President and Chief Executive Officer of Uno Restaurant Corporation, a restaurant chain, and, prior to that time, he held various executive-level positions with Uno Restaurant Corporation. Mr. Miller served as Chairman of the National Restaurant Association from May 2005 to May 2006, and currently serves as the Immediate Past Chairman. He is a member of the Board of Trustees of the University of Central Florida Foundation and holds a Bachelor of Business Administration in Accounting from the University of Central Florida.	2007

Required Vote

The nominees receiving the greatest number of votes cast in person or by proxy at the meeting will be elected as directors. Abstentions from voting and broker “non-votes” will have no effect on the election of directors since they will not represent votes cast at the annual meeting for the purpose of electing directors.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS LISTED ABOVE. Unless otherwise directed, the persons named in the proxy will vote the proxies “FOR” the election of each of Michael J. Endres, John Lederer and Craig S. Miller as directors of the Company, each to serve for a term of three years and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each of the nominees has consented to the nomination as director, and it is contemplated that all nominees will stand for election; however, in the event any person nominated fails to stand for election, the proxies will be voted for such other person or persons as may be designated by the Company’s Board of Directors. The Company has no reason to believe that any of the above-mentioned persons will not stand for election or serve as a director.

Members of the Board of Directors Continuing to Serve under Current Terms

The following directors are current members of the Board of Directors, and with the exception of Mr. Lewis, they will continue to serve as members of the Board after the 2007 annual stockholders’ meeting. As discussed above, Mr. Lewis’ term expires at the annual meeting. Mr. Lewis has decided to continue to serve on the Wendy’s Board of Directors and, accordingly, has not been nominated to the Company’s Board. Furthermore, as discussed above, Mr. Lauer is expected to resign from the Company’s Board prior to September 29, 2007.

Name	Age	Principal Occupation/Business Experience	Director Since
Terms Expiring in 2007

J. Randolph Lewis	57	Mr. Lewis is the Senior Vice President, Distribution and Logistics for Walgreen Co. Mr. Lewis joined Walgreen Co. in 1992 as Divisional Vice President, Distribution and Logistics. He was formerly a partner with Ernst & Young LLP and has served as a consultant to the Walgreens Strategic Inventory Management System since 1987. Mr. Lewis is on the board of directors of Wendy’s International, Inc. He received his Master of Business Administration from the University of Texas in 1975.	2006

Terms Expiring in 2008

M. Shan Atkins	50	M. Shan Atkins has been a managing director of Chetrum Capital LLC, a private investment firm, since 2001. From 1996 to 2001, Ms. Atkins held various positions with Sears Roebuck & Co., a major retailer, being promoted to executive vice president in 1999. Prior to joining Sears, Ms. Atkins spent 14 years with Bain & Company, Inc., an international management consulting firm, as a leader in the consumer and retail practice. Ms. Atkins began her career as a public accountant at now PricewaterhouseCoopers LLP, a major accounting firm, and is a Certified Public Accountant and Chartered Accountant. Ms. Atkins serves as a director of The Pep Boys –Manny, Moe & Jack, Spartan Stores Inc., and Shoppers Drug Mart Inc. Ms. Atkins holds a Bachelor of Commerce degree from Queen’s University at Kingston, Ontario, as well as a Master of Business Administration from Harvard University.	2007

Name	Age	Principal Occupation/Business Experience	Director Since

Frank Iacobucci	69	The Honourable Frank Iacobucci has been Counsel to Torys LLP, a major Canadian law firm, and the Chairman of Torstar Corporation, a newspaper and book publishing company listed on the Toronto Stock Exchange, since July 2005. Prior to this time, Mr. Iacobucci served as a Justice of the Supreme Court of Canada from 1991 until 2004. From September 2004 to June 2005, Mr. Iacobucci served as Interim President of the University of Toronto while the search for a new University President was being conducted. Mr. Iacobucci is a member of the Ontario Bar and holds academic degrees from Cambridge University and the University of British Columbia, as well as numerous awards and honours from Canada, the United States, and Italy.	2006

Wayne C. Sales	57	Wayne C. Sales is the Vice-Chairman of Canadian Tire Corporation Limited, a Toronto Stock Exchange-listed retail, financial services, and petroleum company. He was appointed Vice Chairman of Canadian Tire following his tenure as President and Chief Executive Officer of that company from 2000 to 2006. Prior to 2000, Mr. Sales held positions as Executive Vice President of Canadian Tire Retail and Senior Vice President, Marketing at Canadian Tire Retail. Mr. Sales is a graduate of Harvard Business School’s Advanced Management Program. He is also a member of the Board of Directors of SUPERVALU Inc.	2006

Name	Age	Principal Occupation/Business Experience	Director Since

Terms Expiring in 2009

David P. Lauer	64	David P. Lauer was President and Chief Operating Officer of Bank One NA, Columbus, a major bank holding company that is now part of Chase Bank, from 1997 until 2001 and was Office Managing Partner of the Columbus office of Deloitte & Touche LLP, a major accounting firm, from 1989 until 1997. Mr. Lauer was also a member of the Board of Directors of Deloitte & Touche LLP from 1988 to 1995. He has been a Certified Public Accountant since 1968. Since 2001, Mr. Lauer has served as a director of a number of public and private companies. Mr. Lauer currently serves as a director of Wendy’s International, Inc., Diamond Hill Investment Group, Huntington Bancshares Incorporated, R.G. Barry Corporation and a number of privately-held companies. Mr. Lauer holds a Master of Science in Accounting from Ohio University and a Bachelor of Science in Business from Capital University.	2006

David H. Lees	62	Dr. David H. Lees is the President of Cardinal Health in Canada, a major medical product manufacturer, distributor, and service provider, and the parent company of Source Medical Corporation and Cardinal Health’s other Canadian operations. From 1999 to 2006, Dr. Lees served as President and Chief Executive Officer of Source Medical Corporation. Dr. Lees was President and Chief Executive Officer, and a director, of Canada Bread Company, Limited/Corporate Foods Limited, a Toronto Stock Exchange-listed manufacturer and marketer of baked goods and other food products, from 1993 until 1999. From 1991 to 1995, Dr. Lees served as a director of Maple Leaf Foods Inc. Dr. Lees holds a Doctor of Philosophy in Food Science from University of Massachusetts, a Master of Science in Agriculture from Macdonald College, McGill University and a Bachelor of Science (Agriculture) from Macdonald College.	2006

Name	Age	Principal Occupation/Business Experience	Director Since

Paul D. House	63	Paul D. House is the Chairman of the Board, President and Chief Executive Officer of the Company. Mr. House joined the Company as Vice-President of Marketing in 1985. In January of 1993, Mr. House was named Chief Operating Officer, and then President and Chief Operating Officer in 1995 and Chief Executive Officer in November 2005. Mr. House served on the Board of Directors of Wendy’s International, Inc. from 1998 through February 1, 2007. He is a current member of the Board of Directors of The Tim Horton Children’s Foundation. Mr. House joined Dairy Queen Canada in 1972 and held various management positions until his promotion to Vice-President of Canadian Operations, responsible for the business in Canada. Mr. House holds a Bachelor of Arts in Economics from McMaster University.	2006

OTHER DIRECTOR INFORMATION, COMMITTEES OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Principles of Governance and Governance Guidelines

The Board of Directors originally adopted Principles of Governance and Governance Guidelines in February 2006. The Board last amended its Governance Guidelines in February 2007. The Principles of Governance set forth, in general terms, the responsibilities of the Board. The Governance Guidelines address Board structure, membership (including nominee qualifications), performance, operations and management oversight. Pursuant to the Principles of Governance and Governance Guidelines, the Board of Directors schedules regular executive sessions (without management present) attendant to its Board meetings. As discussed above under “Election of Directors,” the Governance Guidelines provide that if the Chief Executive Officer is the Chairman of the Board, the Chair of the Nominating and Corporate Governance Committee will serve as Lead Director, and in that capacity will preside at executive sessions of the independent directors (except where the principal matters to be considered are within the scope of authority of one of the other chairs). If the Chairman of the Board is an independent director, he or she will also serve as Chair of the Nominating and Corporate Governance Committee. The Governance Guidelines contain a general description of the responsibilities of the Chairman of the Board and Lead Director. Each Committee charter also contains a general description of the responsibilities of the Committee Chair.

The Governance Guidelines provide that, before accepting another directorship, a director should consider whether that service will compromise his or her ability to perform his or her responsibilities to the Company. The Governance Guidelines state that no non-management director may serve on more than five boards of public companies (including the Company’s Board) without the prior approval of the Nominating and Corporate Governance Committee and that no member of the Audit Committee may serve on more than three audit committees

(including the Company’s) without Board approval. Finally, the Governance Guidelines provide that the Chief Executive Officer will not accept a position on the board of another company without the consent of the Company’s Board.

The Governance Guidelines further provide that the directors are invited and expected to attend the annual meeting of stockholders. The upcoming meeting on May 4, 2007, will be the Company’s first annual meeting of stockholders.

The Corporate Governance section of the Company’s corporate and investor website (www.timhortons-invest.com) contains the Principles of Governance and Governance Guidelines. A copy of these documents will be provided (without charge) to any stockholder upon request in writing to the Secretary of the Company at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1.

A total of nine meetings of the Board of Directors of the Company, both regularly scheduled and special meetings, were held in person or by telephone during 2006. No director attended less than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which the director has served, and (ii) the total number of meetings of all committees of the Board of Directors on which that director served that were held during the periods during which the director served.

In 2006, the Board and its Committees scheduled executive sessions, without management present, attendant to all regularly-scheduled meetings and certain of their special meetings. In 2007, the Board and each Committee intend to schedule executive sessions attendant to all of their respective meetings.

Information regarding director compensation is set forth under “Executive and Director Compensation—Director Compensation” in this Proxy Statement.

Code of Ethics (Standards of Business Practices) and Directors’ Code of Conduct

The Company has adopted a code of ethics that applies to all of its officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This code of ethics, designated as the Standards of Business Practices by the Company, can be found on the Company’s corporate and investor website at www.timhortons-invest.com.

The Company has established a stand-alone Ethics and Compliance Office. The Company’s General Counsel has been designated the Chief Ethics and Compliance Officer, and in this role, he is responsible for overseeing compliance initiatives and programs and managing the investigation and resolution process for reports of non-compliance and ethics issues and reporting on such activities to the Audit Committee. In addition, the Company has launched an Ethics HelpLine and reports of calls made to this line are presented to the Audit Committee on a quarterly basis (or sooner if required). The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any applicable provision (related to elements listed under Item 406(b) of Regulation S-K) of the Standards of Business Practices that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on the Company’s corporate and investor website at www.timhortons-invest.com.

The Company has also adopted a separate Code of Conduct for directors. This Code of Conduct emphasizes the importance of the Standards of Business Practices and reaffirms the Board’s commitment to certain key principles, including confidentiality, fair dealing, compliance with laws, and the reporting of illegal or unethical behavior. The Code of Conduct for directors can be found on the Company’s corporate and investor website at www.timhortons-invest.com.

The Company will provide a copy of the Standards of Business Practices and/or the Directors’ Code of Conduct to any person, without charge, who requests a copy in writing to the Secretary of the Company at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1.

Independence and Other Considerations

The Company’s Governance Guidelines provide that a substantial majority of directors on the Board must satisfy the independence requirements established in the Board’s Governance Guidelines, which are consistent with the listing standards of the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”), although the standards in the Governance Guidelines also include additional requirements, including but not limited to a requirement that directors have no “business conflict” with the Company (collectively, the “Independence Requirements”). Stockholders are directed to the full text of the Governance Guidelines, available at www.timhortons-invest.com, which contains a description of all Independence Requirements for the Board and Committee membership. The Board of Directors has affirmatively determined that the following directors are independent in accordance with the Independence Requirements:

M. Shan Atkins	David H. Lees
Michael J. Endres	J. Randolph Lewis
Frank Iacobucci	Craig S. Miller
David P. Lauer	Wayne C. Sales
John Lederer

In accordance with the Governance Guidelines and the NYSE requirements, the Board of Directors has a Nominating and Corporate Governance Committee, a Human Resource and Compensation Committee, and an Audit Committee. The Governance Guidelines require that the Audit Committee be made up of entirely “independent” directors as determined by the Independence Requirements. The Governance Guidelines further provide that composition of director membership on the Human Resource and Compensation Committee and the Nominating and Corporate Governance Committee shall be determined in accordance with the Independence Requirements, which allow “controlled companies,” such as the Company as a result of its status, prior to September 29, 2006, as majority-owned by Wendy’s, to transition to fully-independent director membership on these Committees within one year after the “controlled company” ceases to be controlled. Notwithstanding the latitude afforded by these transition rules, the Governance Guidelines require that the Human Resource and Compensation Committee and the Nominating and Corporate Governance Committee shall be, at all times, comprised of a majority of independent directors, and, pursuant to applicable requirements, within one year after the Company ceases to be controlled, each director serving on the Human Resource and Compensation Committee and the Nominating and Corporate Governance Committee must be independent.

With the resignation of Mrs. Anderson from the Human Resource and Compensation Committee, effective February 1, 2007, the Board membership on both the Nominating and Corporate Governance Committee and the Human Resource and Compensation Committee was, as of such date, and continues to be, fully “independent,” as determined by the Board in accordance with the Independence Requirements, discussed above.

In making these independence determinations, the Nominating and Corporate Governance Committee and the full Board considered all relevant facts and circumstances, not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. In evaluating each director’s independence, the Board considers relationships that may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. See also “Transactions Involving Related Parties” in this Proxy Statement.

In evaluating director independence, the Nominating and Corporate Governance Committee and full Board considered that The Hon. Frank Iacobucci is counsel for the law firm of Torys LLP, which in the past, including in 2006, has been engaged by the Company for legal work. The Board does not believe that this relationship affects Mr. Iacobucci’s independence because he is not a partner of the firm and, thus, his compensation is not determined by the amount of work he may refer to the firm. In addition, the Board considered the fact that the Torys firm has been counsel to the Company for over 10 years, well before Mr. Iacobucci joined the Board, and the Company’s longstanding relationship with the firm with respect to ongoing legal work is beneficial to the Company and its internal lawyers in terms of efficiencies and continuity of work. Finally, the Nominating and Corporate Governance Committee determined that the amount of fees paid and due and owing to Torys LLP for 2006, as of February 5, 2007, which totalled approximately $111,075, was not significant either to the Company or Torys. Consequently, the Nominating and Corporate Governance Committee and the full Board determined that the Company’s relationship with, and payment for legal services to, the Torys firm would not influence or impact Mr. Iacobucci’s judgment as a member of the Board or of any of its Committees.

In addition, in making its independence determinations, the Board also considered that Messrs. Lauer and Lewis serve on the Wendy’s Board of Directors and that there may be matters, transactions, or other business before the Wendy’s Board and/or the Company’s Board where the Company’s interests are not aligned with those of Wendy’s. In addition, the Company’s Certificate of Incorporation provides that for so long as there is any director of Wendy’s who is also a director of the Company, that director has no obligation to communicate business opportunities to the Company and may communicate such opportunities to Wendy’s and, in doing so, will not be deemed to have acted in a manner inconsistent with his or her fiduciary duties or in bad faith. Messrs. Lewis and Lauer have agreed to recuse themselves from discussions and voting at the Wendy’s Board and the Company’s Board, if necessary, to the extent such participation would, or is reasonably likely to, place them in a conflict of interest position. See also “Transactions Involving Related Parties—Certain Transactions Involving Wendy’s International, Inc.”

Finally, in making its independence determinations, the Board considered the fact that both Messrs. Lauer and Endres serve on the board of directors of Huntington Bancshares, Inc., which, either directly, or indirectly through affiliates or subsidiaries, provides certain banking services to the Company in the United States and is a participating lender in the Company’s senior lending facility syndicate. The Board concluded that this does not affect the independence of Messrs. Endres or Lauer because they are not involved in the day-to-day banking or lending activities of Huntington Bancshares and do not have any direct oversight or input into the decision-making with respect to the Company’s arrangements with Huntington Bancshares, or its subsidiaries or affiliates. Messrs. Endres and Lauer will recuse themselves from discussions and voting at the Huntington Board meetings and the Company’s Board meetings, if necessary, to the extent such participation would, or is reasonably likely to, place them in a conflict of interest position.

Nominating and Corporate Governance Committee

In July 2006, the Board of Directors approved a Nominating and Corporate Governance Committee charter, which was revised in February 2007 and which can be found on the Company’s corporate and investor website at www.timhortons-invest.com. This Charter is attached as Appendix A to this Proxy Statement and a copy of the charter will be provided (without charge) to any stockholder upon request in writing to the Secretary of the Company at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1.

The current members of the Nominating and Corporate Governance Committee are Messrs. Iacobucci (Chair), Lewis and Sales. Committee membership is expected to be considered by the Board at its next quarterly meeting. Each member of the Nominating and Corporate Governance Committee is independent, as determined by the Board in the manner discussed above under “Independence and Other Considerations.” The Committee was formed in July 2006 and is required to meet at least four times a year, and otherwise as needed to fulfill its duties. The Committee met two times during 2006, and each member of the Committee was present, in person or by telephone, at each meeting. The Nominating and Corporate Governance Committee’s functions include assisting the Board in determining the desired qualifications of directors, identifying potential individuals meeting those qualification criteria, proposing to the Board a slate of nominees for election by the stockholders, reviewing candidates nominated by stockholders, and developing plans regarding the size and composition of the Board and its Committees. In addition, the Committee also reviews the Principles of Governance and Governance Guidelines, makes recommendations to the Board with respect to other corporate governance principles applicable to the Company, annually reviews compliance with listing standards, oversees the annual evaluation of the Board, conducts an annual evaluation of the Committee, and monitors and recommends changes to the responsibilities of the Board Committees. The Nominating and Corporate Governance Committee will also consider and report at least annually to the Board on director orientation and the Board’s self-evaluation.

The Nominating and Corporate Governance Committee meets regularly to discuss, among other things, identification and evaluation of potential candidates for nomination as directors. This was a particular focus of the Nominating and Corporate Governance Committee in the fourth quarter of 2006 in light of the anticipated resignations of Mr. Pickett, Mrs. Anderson and Ms. Devine. Potential candidates are identified with the assistance of a paid outside search firm and evaluated according to the following qualification criteria as set forth in the Board’s Governance Guidelines:

•	high personal and professional ethics, integrity, practical wisdom and mature judgment;

•	board training and experience in business, government, education or technology;

•	expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of several years to develop knowledge about the Company and its operations;

•	willingness to represent the best interests of all stockholders and objectively appraise management’s performance; and

•	board diversity, and other relevant factors as the Board may determine.

Selection of candidates is on the bases of, first, the Company’s needs and, second, identification of persons responsive to those needs. The Nominating and Corporate Governance Committee may consider, giving such weight as it deems appropriate, ancillary attributes such as energy, terms served, change in employment status, and other directorships. Upon the recommendation and under the supervision of the Nominating and Corporate Governance Committee, the Board also establishes and maintains programs for initial and periodic orientation of each director. Each new director is provided with a package of material relevant to the Company and its operations and policies and is provided with periodic updates regarding external continuing education seminars and programs.

Stockholders may submit recommendations for director nominees in accordance with the provisions of the Company’s By-Laws and as further described under “Other Matters” in this Proxy Statement. Other than these submission requirements, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for director recommended by a stockholder from those selected by the Committee.

Audit Committee

In February 2006, the Board of Directors approved an Audit Committee charter, which was revised in February 2007 and which can be found on the Company’s corporate and investor website at www.timhortons-invest.com. This charter is attached as Appendix B to this Proxy Statement, and a copy of the charter will be provided (without charge) to any stockholder upon request in writing to the Secretary of the Company at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1.

The current members of the Audit Committee are Messrs. Lauer (Chair), Endres and Lees. Committee membership is expected to be considered by the Board at its next quarterly meeting. Each member of the Audit Committee is independent, as determined by the Board in the manner discussed above under “Independence and Other Considerations.” The Committee was formed in February 2006 and is required to meet at least four times a year, and otherwise as needed to fulfill its duties. The Committee met eight times during 2006, and each member of the Committee was present, in person or by telephone, at each meeting held during the time the director was a member of the Committee.

The Audit Committee’s functions include providing assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the Company’s system of internal controls, the internal audit function, and the Company’s Standards of Business Practices and Code of Conduct for Directors. The Audit Committee is also responsible for establishing procedures to receive and investigate, or direct the investigation of, complaints regarding accounting, internal controls, or auditing matters and for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters. The Audit Committee has done so with the establishment of the Company’s Ethics HelpLine.

The Audit Committee is also responsible for preparing the report required to be included in this Proxy Statement, retaining and, if appropriate, terminating the independent registered public accounting firm, and approving audit and non-audit services to be performed by the independent registered public accounting firm as well as the corresponding fees for such services. The Audit Committee will also periodically review with management, including the

Company’s General Counsel, and with the independent auditors, any correspondence with or inquiries by regulatory authorities and others regarding accounting or auditing matters. Furthermore, the Audit Committee is responsible for reviewing and reporting to the Board on the Company’s compliance program and for reviewing and approving, as appropriate, all related party transactions proposed to be entered into by the Company.

The Board of Directors has determined that all current Audit Committee members are financially literate and that David P. Lauer and Michael J. Endres is each an “audit committee financial expert” as such term is defined by applicable regulation.

Mr. Lauer currently serves on the audit committees of more than three public companies. The Board of Directors has determined that such service does not impair Mr. Lauer’s ability to effectively serve on the Company’s Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent registered public accounting firm are pre-approved. Under this policy, prior to the engagement of the independent registered public accounting firm for any audit or permissible non-audit services, the engagement must be approved pursuant to the Company’s pre-approval policies or specifically approved by the Audit Committee. The pre-approval policy provides that the annual audit, review or attestation engagement terms and fees are subject to the specific pre-approval of the Audit Committee, and Audit Committee approval is required for any necessary changes in terms, conditions, and fees resulting from audit scope, Company structure or other matters. The pre-approval policy also delineates the specific audit-related services, tax services and other services that have been or may be approved by the Audit Committee on the basis that the performance of such services would not impair the independence of the independent accounting firm. Any other permissible services not delineated in the pre-approval policy must be separately pre-approved by the Audit Committee. The Committee’s Pre-Approval Policy can be found on the Company’s corporate and investor website at www.timhortons-invest.com. No services were provided by the independent registered public accounting firm in 2006 that were approved by the Audit Committee under SEC Regulation S-X Section 2.01(c)(7)(i)(C) (which addresses certain services considered de minimis approved by the Committee after such services have been performed).

Audit and Other Service Fees

The following table sets forth the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for 2005 and 2006. The 2005 costs represent fees billed to the Company while it was wholly-owned by Wendy’s International, Inc., and therefore, may not accurately reflect the true cost of auditor professional services for 2005.

	2006 (in thousands)	2005 (in thousands)
Audit fees (1)	$1,412	$1,415
Audit-related fees (2)	$600	$488
Tax fees (3)	$17	$128
All other fees (4)	$3	$3

Total	$2,032	$2,034

(1)	Includes services rendered for the audit of the Company’s annual consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports on Form 10-Q in 2006 and other audit services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
(2)	Includes assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements not reported as “audit fees.” Audit-related fees also include accounting research and audit and accounting services provided to the Company’s advertising funds established to collect and administer funds contributed for use in advertising and promotional programs designed to increase sales and enhance the reputation of the Company and its franchise owners. In addition, these amounts include fees for the audit or review of the financial statements of the Company’s pension funds, consultations with management as to the accounting or disclosure treatment of certain transactions and/or events, and the actual or potential impact of final or proposed rules and standards. In 2006 and 2005, a significant portion of these fees reflect consultations with Company management related to the Company’s anticipated public offering.
(3)	Tax fees primarily include services rendered in connection with international and domestic tax audits.
(4)	This category includes use of PwC software for accounting research and financial reporting disclosure conducted by the Company’s employees.

Audit Committee Report

In performing its responsibilities, the Audit Committee, in addition to other activities, (i) reviewed and discussed the Company’s financial statements with management, (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards 61 (Communication with Audit Committees), as modified or supplemented, as adopted by the Public Company Accounting Oversight Board (PCAOB), and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, as adopted by the PCAOB and has discussed with PricewaterhouseCoopers LLP the firm’s independence. The Audit Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Based on these reviews, discussions and activities, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K for fiscal 2006 for filing with the Securities and Exchange Commission and Ontario Securities Commission.

Respectfully submitted,

Audit Committee

David P. Lauer, Chair

Michael Endres

David Lees

Human Resource and Compensation Committee

In July 2006, the Board approved a Human Resource and Compensation Committee charter, which was revised in February 2007 and which can be found at the Company’s corporate and investor website at www.timhortons-invest.com. This Charter is attached as Appendix C to this Proxy Statement, and a copy of the charter will be provided (without charge) to any stockholder upon request in writing to the Secretary of the Company at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1.

The current members of the Human Resource and Compensation Committee (the “Compensation Committee” or “Committee”) are Messrs. Lewis (Chair), Iacobucci, and Sales. Committee membership is expected to be considered by the Board at its next quarterly meeting. Each member of the Compensation Committee is independent, as determined by the Board in the manner discussed above under “Independence and Other Considerations.” The Committee was formed in July 2006 and is required to meet at least four times annually, and otherwise, as needed to fulfill its duties. The Committee met five times during 2006, and each member of the Committee was present for each meeting, either in person or by telephone.

The Compensation Committee’s duties include examining the levels and methods of compensation for the Company’s named executive officers; making recommendations to the Board, with input from the Chief Executive Officer, for compensation for named executive officers, other than the Chief Executive Officer; reviewing and approving the Chief Executive Officer’s goals and objectives; evaluating the Chief Executive Officer in light of these goals and objectives; and, either as a Committee or together with the other independent members of the Board, setting the Chief Executive Officer’s compensation package, and, if done solely by the Committee, recommending that package to the other independent members of the Board of Directors for approval. The Committee is also responsible for the annual Compensation Committee Report to be included in the Company’s Proxy Statement; making recommendations to the Board for the implementation of the Company’s incentive-compensation plans and equity-based plans; making administrative and compensation decisions for the named executive officers under equity-compensation plans that have been approved by the Board and/or the stockholders, as applicable, with input of the Chief Executive Officer for named executives other than the Chief Executive Officer; and, adopting one or more cash bonus plans, subject to applicable regulatory requirements. The Committee will also consider and report at least annually to the Board on Board compensation matters and will annually review the terms of and compliance with the Company’s stock ownership guidelines for directors and officers. Further, the Committee reviews and approves, where appropriate, and otherwise recommends to the Board, compensation and benefit policies, plans and programs, and amendments thereto, applicable to the Company’s named executive officers, determining, among other matters, the type, amount, and timing of compensation and benefits under such policies, plans and programs. Finally, the Committee is responsible for overseeing the Company’s management development programs and for reviewing management succession plans. A more detailed narrative of the Committee’s processes and procedures for the consideration and determination of executive and director compensation is set forth below under “Compensation Discussion and Analysis.”

The Committee regularly meets in executive session without management present to determine, among other matters, compensation levels for the Company’s executive officers, including the Chief Executive Officer. A description of the role that management plays in determining compensation is set forth under “Compensation Discussion and Analysis—Role of Executive Officers in Determining Compensation” in this Proxy Statement.

The Compensation Committee has the authority to delegate its responsibilities to subcommittees if the Committee determines such delegation would be in the best interests of the Company. The Committee did not delegate any such duties in 2006. Further, the Committee may retain, at the Company’s expense, and in the Committee’s sole discretion, independent counsel or other consultants or advisors necessary to assist the Committee. In July 2006, the Committee engaged Hewitt Associates to act as its consultant with respect to executive compensation and director compensation matters; specifically, Hewitt was engaged to review director compensation, performance metrics under the Company’s cash incentive plan, and change in control arrangements for the named executive officers. Hewitt has also undertaken some preliminary analysis for the Committee on compensation philosophy and design in connection with the Committee’s anticipated review of the Company’s compensation philosophy in 2007, as discussed below under “Compensation Discussion and Analysis.” In connection with these functions, Hewitt has reviewed and provided competitive data and market information, which has resulted in certain modifications to executive and director compensation, discussed below under “Compensation Discussion and Analysis.”

In early 2007, Hewitt was further engaged to update prior market information generated by Towers Perrin for Wendy’s relating to the base salaries and cash incentives of the named executive officers, to assist with a strategic review of the Company’s compensation programs, to complete a market-data study of executive compensation, and to provide input on the appropriate comparator group for executive compensation purposes. In performing services for the Compensation Committee, Hewitt receives instructions and directions from, and consults on a regular basis with, the Committee Chair, as well as with senior members of the Company’s Human Resources department.

Compensation Committee—Interlocks and Insider Participation

Mrs. Kerrii Anderson was a member of the Board until February 1, 2007, and served as a member of the Compensation Committee from July of 2006 until February 1, 2007. Mrs. Anderson also served as an officer of the Company until September 29, 2006. During her tenure as a director and officer of the Company, Mrs. Anderson was also an executive officer of Wendy’s, serving as the interim, and subsequently confirmed, President and Chief Executive Officer. Mr. Paul House served as a director of Wendy’s during this period and is (and was during 2006) Chief Executive Officer and President of the Company.

Mr. John Schuessler was the Chairman of the Company’s Board and an officer of the Company until April 17, 2006, during which time, because the Compensation Committee was not yet established, the entire Board set executive compensation for the Company. During his tenure as a director, Chairman, and an officer of the Company, Mr. Schuessler was also the Chairman, President and Chief Executive Officer of Wendy’s. Mr. Paul House served as a director of Wendy’s during this period and is (and was during 2006) Chief Executive Officer and President of the Company.

The Hon. Frank Iacobucci was elected to the Board in February 2006 and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. The Hon. Mr. Iacobucci is counsel for the law firm of Torys LLP, which has in the past and in 2006 was engaged by the Company for legal work. The Audit Committee considered this work under its related party transaction policy, and the Nominating and Corporate Governance Committee and the full Board also considered this work in connection with The Hon. Mr. Iacobucci’s independence. See also “Other Director Information, Committees of Directors and Corporate Governance Information—Independence and Other Considerations” and “Transactions Involving Related Parties—Review, Approval or Ratification of Transactions with Related Parties” in this Proxy Statement.

Human Resource and Compensation Committee Report

The Human Resource and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company and, based on such review and discussions, the Committee recommended to the Board of Directors that the information set forth under the heading “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 9, 2006.

Human Resource and Compensation Committee

J. Randolph Lewis (Chair)

The Hon. Frank Iacobucci

Wayne C. Sales

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) focuses on the Company’s “named executive officers” as required under the rules of the United States Securities and Exchange Commission (“SEC”). The SEC rules require disclosure for the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), regardless of compensation level, and the three most highly compensated executive officers other than the CEO and CFO. The Company has elected to include voluntary disclosure for its four most highly compensated executive officers, other than the CEO and CFO, as the compensation for these four executive officers is very similar, and, as discussed below, these four executive officers are largely treated equally under the Company’s compensation policies and programs. All of these executive officers, including the CEO and CFO, are sometimes referred to herein as the “named executive officers” or “executive officers.”

The Tim Hortons Human Resource and Compensation Committee (the “Compensation Committee” or the “Committee”) was established on July 24, 2006. Prior to that time, compensation matters were under the authority and supervision of the entire Board of Directors and the compensation committee of Wendy’s International, Inc. (“Wendy’s”). The Company was a wholly-owned subsidiary of Wendy’s until the Company’s initial public offering in March 2006 (“IPO”), and then was a majority-owned subsidiary (82.75%) of Wendy’s until September 29, 2006. Consequently, compensation for Tim Hortons executive officers for 2006 was largely approved and implemented by the Wendy’s compensation committee.

In 2007, the Compensation Committee will undertake a substantial review of the compensation programs, objectives, and philosophy inherited from Wendy’s and determine whether such programs, objectives, and philosophy are appropriate for the Company as a stand-alone public company. Any changes resulting from this review will take effect in 2008. Thus, it is expected that, except where otherwise noted in this CD&A, the current compensation programs and philosophy will be applied in determining 2007 executive compensation, although the Compensation Committee may adjust existing plans and programs as it considers appropriate. For example, the Compensation Committee has made certain changes to director compensation for 2007 and approved change in control agreements for the named executive officers in late 2006.

Objectives of Tim Hortons’ Compensation Programs

The key objectives of the Company’s executive compensation programs are (i) to attract, motivate, reward and retain qualified executive officers with the skills necessary to successfully manage the Company’s business, and (ii) to align the interests of the executive officers and the Company’s stockholders through incentive and long-term compensation programs. For the named executive officers in this CD&A, the Tim Hortons annual and long-term incentives are designed to accomplish these objectives by providing a significant financial correlation between the Company’s financial results and total compensation.

The Compensation Committee will determine annually whether the compensation programs have met the objectives outlined above by assessing (i) the retention level or level of attrition among key executive officers year-over-year, and (ii) the relationship between the Company’s financial performance year over year and increases or decreases in executive compensation.

Base salaries do not comprise a major portion of the named executive officers’ compensation. A significant portion of the compensation of the named executive officers is either equity compensation or cash incentive compensation contingent upon the achievement of financial performance metrics. These two elements of executive compensation are, therefore, aligned with the interests of the Company’s stockholders because the amount of compensation ultimately received will vary with stock price and/or financial performance. Equity compensation derives its value from the Company’s share price, which is likely to fluctuate based on the Company’s financial performance. Payment of the Company’s annual cash incentives under the Executive Annual Performance Plan (“EAPP”) is dependent on the Company’s achievement of pre-determined financial objectives.

What the Company’s Compensation Programs are Designed to Reward

A significant portion of the compensation paid to executive officers is designed to reward them based on the Company’s financial performance compared to previously-established objectives, the growth of the Company, and increased stockholder value, as reflected in increases in the Company’s share price. In 2006, the Company’s annual cash incentives were designed to reward executive officers for achievement of annual objectives tied to increased operating income performance in line with the Company’s budget, while the equity component of their compensation, in the form of restricted stock units (RSUs), was designed to reward relative total stockholder return, and corresponding stock price improvement over the grant-date stock price, over several years.

As discussed throughout this CD&A, the compensation policies applicable to the Company’s named executive officers in 2006 are reflective of the Company’s pay-for-performance philosophy, whereby a significant portion of compensation is contingent upon achievement of measurable operating income targets and enhanced equity value, as opposed to current cash compensation and perquisites not directly linked to objective financial performance. This compensation mix is consistent with the Company’s performance-based philosophy that the role of executive officers is to enhance stockholder value over the long term.

Role of Executive Officers in Determining Compensation

While the Compensation Committee is primarily responsible for reviewing and making recommendations and determinations with respect to executive compensation, the CEO does provide his input and views with respect to compensation for the other executive officers. Some of the ways in which the executive officers participate in the compensation process are as follows:

•

during the annual compensation review process, the CEO generally recommends to the Compensation Committee base salary increases and cash incentive compensation entitlements for the other executive officers;

•	the CEO provides input to the Compensation Committee with respect to the RSU or other equity grants to be made to the other executive officers of the Company;
•

the CEO comments on the analysis and recommendations of the consulting firm or firms hired by the Compensation Committee regarding program design and various other compensation matters, including recommendations made, or data and analysis presented, by such firms;

•

other executive officers may be asked from time to time by the Compensation Committee to provide data about past practices, awards, costs and participation in various plans, as well as information about the Company’s annual and long-term goals, as requested by the Committee or that may be needed by the compensation consultant to properly perform requested projects; and

•	the Committee seeks the advice of members of management to set the agenda for Compensation Committee meetings.

The Compensation Committee believes that the CEO’s views are critical in determining the compensation of other executive officers because the CEO has day-to-day involvement with these executive officers and is in the best position to assess their performance, abilities, and contribution to the success of the Company.

Elements of Compensation

The elements of the Company’s compensation program are:

•	Base salary
•	Annual cash incentives
•	Long-term incentives, which in 2006 were provided through the grant of RSUs
•	Retirement benefits
•	Certain additional executive benefits and perquisites

While the base salaries, cash incentives and long-term incentives of the named executive officers in 2006 were compared to the market separately when they were established, each element was also evaluated in terms of its contribution to each executive’s overall total compensation package for the year, and whether the total compensation was appropriate. Previously, every two years, the Wendy’s compensation committee engaged a nationally-recognized, independent consulting firm to conduct an analysis of each major element of compensation paid, as well as the aggregate total compensation, for the Company’s executive officers compared to relevant peer companies. The Wendy’s compensation committee most recently conducted this comprehensive study in late 2005 and early 2006 to establish 2006 compensation. This information was used by the Wendy’s compensation committee to establish the appropriate levels of the various elements of total compensation to ensure that they were set at the desired market position. In the years when the comprehensive study was not undertaken, the Wendy’s compensation committee conducted a more limited review of general market data and executive compensation trends for the purpose of making appropriate annual adjustments to base salaries.

Base Salary

The Compensation Committee makes a recommendation to the independent members of the full Board regarding the base salary for the CEO. The Compensation Committee will also make a recommendation, based, in part, on input received from the CEO, to the independent members of the full Board regarding base salary adjustments for the other named executive officers. See “Executive and Director Compensation – Summary Compensation Table for 2006” for the base salaries paid to the named executive officers in 2006.

Chief Executive Officer

The base salary of the CEO for 2006 was established based, in part, on market benchmarks for the position and adjusted for his particular skills, experience in the position and within the industry, as well as the achievement of or progression toward short and long-term performance objectives. The CEO’s base salary in 2006 increased 3% over his 2005 base salary as a result of a desire to maintain base salary increases for the CEO in line with increases for other employees of the Company and because improvements in the Company’s financial performance were reflected in his cash incentive payment.

Because the Company believes that the CEO should be largely rewarded based on the performance of the Company, the Company has historically, and in 2006, set the CEO’s base salary such that it is not a major component of his total compensation. For 2006, the Wendy’s compensation committee reviewed the base salaries of chief executive officers at three peer groups:

•

a spectrum of 65 Canadian general industry companies comprised of autonomous companies with revenues of between $500 million and $15 billion (excluding financial services companies) (the “General Industry Group”), with the data size adjusted to reflect estimated annual sales of $3.5 billion;

•

a group of 43 similar-sized companies comprised of autonomous companies in general industry with revenues of between $500 million and $6 billion (to achieve size regression, which is generally done by compensation consultants when other companies in the peer group or groups are not the same size as the company being reviewed); and

•	a specific group of 10 retail companies.

There was some overlap between these three groups. The Wendy’s compensation committee reviewed the CEO salaries at these three groups of companies in order to better understand the competitive landscape in the Canadian marketplace and, based on this review, set a base salary target for the CEO.

Based on the review described above, the Wendy’s compensation committee determined that the base salary of the CEO was low compared to his peers in the General Industry Group and, therefore, recommended an increase to his base salary, with the goal of setting the CEO’s base salary at the 50th percentile of the General Industry Group. However, as discussed above, the Company chose to increase the CEO’s base salary by 3% over 2005, with the result that the base salary of the CEO for 2006 remained below the level suggested by the Wendy’s compensation committee, but consistent with the Company’s philosophy of weighting executive compensation towards performance pay. The Wendy’s compensation committee had previously adopted a philosophy that total executive compensation for the Company’s executive officers should be at approximately the 60th percentile of the General Industry Group. Despite the fact that the CEO’s base salary was set below the level suggested by the Wendy’s compensation committee, the objective of providing total compensation at the 60th percentile could still be achieved through cash incentive payments (if the Company achieved the pre-determined financial performance objectives) and long-term equity grants because these two elements represent a significant portion of the CEO’s compensation.

Other Named Executive Officers

The Company has historically taken a team approach with respect to the total compensation, and each element of compensation, including base salaries, paid to named executive officers other than the CEO. This approach is based on the Company’s belief that, while the named executive officers have independent responsibilities for different areas, they share accountability for the Company’s success as a team and they are, therefore, expected to perform annually above expectations on all set goals within their respective business units and for the achievement of the Company’s general business objectives, and to be compensated as a team for their leadership within the organization. As a result, the named executive officers, other than the CEO, have received the same or very similar base salaries (as well as cash incentive compensation and long-term equity incentive compensation), in the last several years.

In order to determine the appropriate base salaries for the other named executive officers in 2006, the Wendy’s compensation committee engaged Towers Perrin to review the base salaries paid to similarly-situated executive officers at the companies in the General Industry Group and to advise on the level of base salaries for executive officers that would be equivalent to the 50th percentile of base salaries for the General Industry Group. All pay benchmarks were established using regression analysis to size the data to reflect the Company’s size and scope.

Based on the peer review described above, Towers Perrin provided data indicating the base salaries that would need to be paid to the Company’s executive officers so that their base salaries would be at the 50th percentile of the General Industry Group. However, consistent with the Company’s philosophy of weighting executive compensation towards performance pay, the base salaries of the named executive officers were set below the 50th percentile as identified by Towers Perrin. This resulted in some of the executive officers, due to their respective positions, being farther below the 50th percentile for comparable positions in the General Industry Group than others. However, when combined with potential annual cash incentive payments and long-term incentives, the executive officers as a group had the opportunity to be compensated in 2006 at approximately the 60th percentile of total compensation for the General Industry Group. As discussed above with respect to the CEO’s base salary, the Wendy’s compensation committee had adopted a philosophy that total executive compensation should be at the 60th percentile of the General Industry Group.

As a result of the foregoing, the base salaries of the other named executive officers in 2006 increased 3% over their 2005 base salaries. This adjustment maintained the base salary increases for the named executive officers in line with increases for other employees of the Company, and furthered the Company’s pay-for performance objective as improvements in the Company’s financial performance in 2006 were reflected in the executive officers’ cash incentive payments as opposed to base salary increases.

Although the executive officers are compensated as a team, those executive officers who make extraordinary contributions to the Company may be eligible for annual discretionary bonuses, as described under “Annual Incentives – Executive Annual Performance Plan,” or may receive special equity grants from time-to-time by the Compensation Committee.

Annual Incentives – Executive Annual Performance Plan

Incentive Payments based on Pre-Set Performance Objectives

The Company has established an Executive Annual Performance Plan (“EAPP”), to provide the CEO and other executive officers with cash incentive payments for achieving one or more annual performance objectives. At the beginning of each year, the Compensation Committee (previously the Wendy’s compensation committee) sets the performance objectives under the EAPP. The Committee may, at any time before its final determination of the cash incentive payments, provide for the manner in which performance will be measured against the performance objectives or may adjust the performance objectives to reflect the effect of specified corporate transactions, such as a stock split or stock dividend, special charges, accounting or tax law changes, and other extraordinary or nonrecurring events. The EAPP puts a significant portion of the executive officer’s annual pay at risk because, absent an adjustment by the Committee, the cash incentive available under the EAPP is paid only if the pre-established key performance objectives are achieved by the Company. The Company’s belief is that the EAPP and the emphasis on pay-for-performance strengthens the executive officers’ commitment to the success of the Company and better aligns the interests of the executive officers with those of the Company’s stockholders.

Each year, the Committee determines, with the independent members of the Board, whether the CEO will participate in the EAPP. The CEO determines (i) the employees that are eligible to participate in the plan, (ii) the award opportunities for the participants, and (iii) whether the awards will be based on the performance objectives for the Company, one or more operating units, or both. Notwithstanding the foregoing, the independent members of the Board, upon recommendation of the Committee, ultimately determine the named executive officers, including the CEO, eligible to participate in the EAPP, the performance objectives, including the specific economic results (e.g., the achievement of EBIT at a specified dollar amount) underlying each objective, that the Company must achieve for the executive officers to receive an incentive payment, and the amount of the cash incentive awards available to these executive officers upon achievement at or within specified levels.

In February 2006, the Wendy’s compensation committee determined the participation in the EAPP for the named executive officers and the level of awards available under the EAPP for 2006. Each executive officer was assigned the same cash incentive award amount, with the exception of the CEO, who had a higher award amount. Receipt of these amounts was dependent on the achievement of specified performance objectives, described below.

The performance objectives under the EAPP may include a variety of financial performance metrics for the Company as a whole or for an operating unit. Performance objectives for executive officers may be absolute or relative (to prior performance or to the performance of one or more other companies or external indices) and may be expressed as a progression within a specified range. For 2006, the Wendy’s compensation committee established operating income (or EBIT, which is earnings before interest and taxes), as the sole performance objective under the EAPP.

As part of the establishment of the 2006 performance objective, the Wendy’s compensation committee also established the following three key performance levels with varying payout amounts:

•

Threshold, which required Company performance to be equal to the prior year’s actual performance and would result in the executive officers receiving 50% of their target cash incentive amount, or $450,000 for the CEO and $237,500 for each of the other named executive officers;

•

Target, which required Company performance of the established objective at a “target” level specified in February 2006 (which was equal to the Company’s internal budget target for EBIT, adjusted as described below) and which would result in the executive officers receiving 100% of their target cash incentive, or $900,000 for the CEO and $475,000 for each of the other named executive officers; and

•

Maximum, which required Company performance at a maximum specified level and which would result in the executive officers receiving 150% of their “target” cash incentive, or $1,350,000 for the CEO and $712,500 for each of the other named executive officers. The maximum performance level for 2006 required an approximate 15% increase over the target EBIT for 2006, as adjusted as described below.

The Wendy’s compensation committee also approved incremental increases in cash incentive payouts for achievement of performance objectives between these three levels. For each pre-determined incremental increase in EBIT above the threshold or target level, an executive officer would receive an incremental cash incentive payment above that level, but in no event above the maximum payment.

The Wendy’s compensation committee set the “target” EBIT for 2006 at a level that would require an increase in EBIT of 10% from the prior year’s actual EBIT, calculated internally based on the Company’s results as a subsidiary of Wendy’s, at a time when the Company’s results were consolidated with the Wendy’s results. However, when the Wendy’s compensation committee reviewed the Company’s 2006 budgeted EBIT, it understood that the Company had not included in the projected 2006 budgeted EBIT all of the costs and charges that the Company would incur as a result of the Company’s IPO, the separation from Wendy’s, and establishment as a stand-alone public company, including, among other costs, shared service fees with Wendy’s, new hires required as a result of the IPO and separation, direct IPO costs (such as legal, accounting and printing), directors and officers insurance and restricted stock unit costs. As a result, the Wendy’s compensation committee agreed that “target,” “threshold” and “maximum” EBIT for 2006 would be adjusted to reflect the effect of these costs and charges after they were finally determined. In early 2007, the Company adjusted the 2006 “target” EBIT in a manner consistent with the original approval of the adjustments by the Wendy’s compensation committee, which resulted in “target” EBIT of approximately $373 million. Based on the actual financial results for 2006, compared to the adjusted EBIT performance target, cash incentives were paid under the EAPP at approximately 105% of the amounts payable for achievement at the adjusted “target” level. This means that the Company’s performance exceeded the adjusted “target,” but was below the adjusted “maximum” and, therefore, the executive officers received cash payments in excess of the “targeted” payout amounts based on the pre-established incremental increases discussed above. See the “Summary Compensation Table for 2006” for the actual cash incentives paid to the named executive officers for 2006. These payments equaled approximately 1.6 times and 1.7 times the base salary of the CEO and the other named executive officers, respectively.

The Wendy’s compensation committee intended that the EAPP cash incentive payments for 2006 would be at the 75th percentile of the General Industry Group, provided that the target performance objective was met. The 75th percentile was chosen following a review of how these cash incentive amounts would fit within the total executive compensation package and a desire to maintain a strong link between pay and performance. Meeting the target performance objective would result in total executive compensation for 2006 at the 60th percentile of the General Industry Group, which was the objective of the Wendy’s compensation committee discussed above under “Base Salaries.”

Discretionary Incentive Bonus Awards

Under the terms of the EAPP, the CEO, after consultation with the Committee, may make additional cash incentive awards to any employees selected by, and in amounts determined by, the CEO. Any such discretionary award paid to the CEO or any other named executive officer must be approved by the Committee and independent members of the Board. Discretionary bonuses are intended to reward extraordinary contributions to the Company. Recommendations for discretionary bonuses are made in December of every year for payout the following February at the same time as all other payouts under the EAPP. Generally, less than 10% of all employees receive discretionary bonuses, and participation by executive officers is infrequent. None of the named executive officers received discretionary bonuses for 2006.

Long-term incentives

The Company’s 2006 Stock Incentive Plan (the “2006 Plan”) is the primary tool through which executive officers are granted long-term incentives. The 2006 Plan is an omnibus plan, designed to allow for a broad range of equity-based compensation awards, intended to afford the Compensation Committee the flexibility to compensate executive officers, directors, and employees of the Company in a variety of ways.

The 2006 Plan, as well as the 2006 RSU grants, are intended to accomplish the following main objectives:

•	encourage the judgment, initiative and efforts of employees toward the Company’s continuing success;
•	increase stock ownership levels of key employees;
•	assist the Company in attracting, retaining and motivating key employees;
•	reward participants for demonstrated leadership and performance in relation to the creation of stockholder value;
•	ensure competitive levels of compensation in line with chosen peer groups; and
•	balance the interests of participants and stockholders.

A description of the various awards that can be made under the 2006 Plan, as well as a summary of the other material provisions of the 2006 Plan, can be found under “Amendment of the Company’s 2006 Stock Incentive Plan” in this Proxy Statement.

2006 Company RSU Grant

In 2006, the only equity-based awards that were granted under the 2006 Plan to the named executive officers were RSUs. The RSUs granted in 2006 will be settled at vesting either by issuing or delivering shares of common stock or, at the Company’s option, by delivering cash to a broker to purchase stock in the market. The 2006 RSU grant was approved by the Committee on July 24, 2006, with an effective date of August 1, 2006.

The RSUs have dividend equivalent rights, pursuant to which grantees will automatically accumulate additional RSUs upon settlement. One-third of the RSUs vest on each of May 1, 2007, May 1, 2008 and November 1, 2008. This is the same three-year vesting schedule of the Wendy’s RSUs previously granted to the Company’s employees under the Wendy’s 2003 Stock Incentive Plan (the “Wendy’s Plan”). The grant date and vesting schedule of the 2006 RSU grant are discussed in further detail below. See the “Grants of Plan-Based Awards in 2006” table for the number of RSUs granted to the named executive officers in 2006.

The Committee chose RSU grants as the Company’s form of equity compensation in 2006 because the Committee believes that RSUs are a good means to align the interests of the executive officers and the Company’s stockholders over the long term, and the Committee considered the benefit of continuing with RSUs to maintain consistency with the equity grants received by the named executive officers under the Wendy’s Plan before the Company’s separation from Wendy’s. The Committee considers RSUs to be incentive compensation because an increase in the value of the Company’s stock will result in an increase in the value of the RSUs. Similarly, a decrease in the value of the Company’s stock will result in a decrease in the value of the RSUs. Accordingly, the grant-date value of the RSUs is at risk because it may decline over the vesting period if the Company’s financial performance does not improve and there is a corresponding decrease in the stock price.

As mentioned above, the Compensation Committee determined to set the vesting schedule for the 2006 RSU grant as though it had been made on May 1, 2006, consistent with the timing of awards and vesting in prior years. The actual grant date was postponed to July 2006, however, due to competing priorities associated with the Company’s IPO, the Company’s preparations for the contemplated separation from Wendy’s, and the desire to have the Company’s Compensation Committee determine the 2006 RSU awards. The Compensation Committee determined that it was appropriate to maintain the consistency of the vesting schedule with prior awards to support the Company’s commitment that its employees and executive officers would not be penalized as a result of the delays, especially during a year in which, for many employees, additional responsibilities and labour hours were required in connection with the Company’s IPO and separation from Wendy’s.

The Company selected August 1, 2006 as the effective grant date of the 2006 RSU grants because the Compensation Committee meeting to approve the grants occurred in advance of the Company’s second quarter earnings release. The Company’s 2006 RSU grants were value-based, as opposed to a fixed number of units. That is, the grants consisted of specified dollar amounts for each participant, rather than a set number of RSUs. Under this approach, the actual number of RSUs granted is determined by dividing the target dollar value by the stock price on the date of grant. To avoid using a stock price for this determination on a date when the Company was arguably in possession of material undisclosed information (i.e., the content of the earnings release, which was not reflected in the market price of the shares of common stock and would thus not be reflective of the Committee’s intent to assign an appropriate value-based award), the Company made the grant effective on August 1, the third business day after the earnings release was published, by which time the share price presumably reflected the earnings and other information discussed in the release. This delay was also consistent with the requirements of the TSX, which prohibit the setting of option exercise prices or prices at which securities may otherwise be issued, on the basis of market prices that do not reflect material information of which management is aware but which has not been disclosed to the public.

The Compensation Committee believes that a value-based approach to RSU grants is more appropriate than a fixed-number grant approach because the initial dollar value of the RSUs is fixed on the date of grant and, therefore, the number of RSUs awarded is exactly equal to the amount of compensation the Committee has determined to award on the grant date. Any increase in stock price after the grant date of a value-based RSU aligns the interests of the executive officer and the Company’s stockholders by rewarding performance over time as the Company’s stock price increases.

The 2006 RSU grant was established based on a report prepared for the Compensation Committee by Chrysalis Group. In formulating its report to the Compensation Committee, the Chrysalis Group reviewed, among other things, two Towers Perrin reports prepared for the Wendy’s compensation committee relating to 2006 RSU grants and 2006 executive compensation for the Company’s executive officers. In conducting their review, the Chrysalis Group also removed from the Towers Perrin analysis certain Wendy’s performance criteria (earnings per share and total stockholder return) because the Company’s performance going forward would not be related to these criteria. Based on a review of the two Towers Perrin reports, the Chrysalis Group presented two value-based alternatives for the 2006 RSU grants.

The Compensation Committee decided to assign a value for each executive officer’s 2006 RSU grant equal to each person’s RSU grant value under the Wendy’s 2005 program, which value was determined as of May 1, 2005. The Compensation Committee decided that it would be best to maintain the 2005 values for the grant of RSUs in 2006 because Committee members believed that these levels provided a competitive level of long-term compensation and would accomplish the objectives for long-term incentive compensation set out above. Maintaining the consistency of the RSU grants also minimized changes in the compensation package of the named executive officers, allowing the Board and the Committee to focus on the transition to a public company.

Special RSU Grant

On February 6, 2007, the Compensation Committee approved a special grant of RSUs to the named executive officers to reward them for their extraordinary contributions to the Company in 2006 in connection with the Company’s IPO and separation from Wendy’s. The Compensation Committee approved a value-based award in the amount of $100,000 for each of Paul House, Cynthia Devine and Donald Schroeder, and $50,000 for each of David Clanachan, William Moir and Roland Walton.

The Compensation Committee also determined that the date of grant to determine the number of RSUs to be awarded based on these values would be February 19, 2007. This date was chosen for the following two reasons: (i) the named executive officers could receive notification of this grant (and corresponding number of RSUs) on the same date that they and all other employees of the Company received their cash incentive payment for 2006, which occurred on February 20, 2007; and (ii) the date of the Compensation Committee meeting to approve the grant was the day before the Company’s fourth quarter earnings release and, consistent with past practice, the Committee determined that the grant date should be, at a minimum, the third business day after the earnings announcement so as to avoid a grant of a number of units based on the stock price at a time when the Company was arguably in possession of material non-public information (i.e., the contents of the earnings release).

As a result, each of Mr. House, Ms. Devine and Mr. Schroeder received a grant of 2,729 RSUs and each of Mr. Clanachan, Mr. Moir and Mr. Walton received a grant of 1,364 RSUs. One-third of these RSUs vest on each of May 1, 2007, May 1, 2008 and November 1, 2008. Because this special grant of RSUs was intended to reward executive officers for their extraordinary contribution to the Company in 2006, the Committee set the vesting schedule for these RSUs to be the same as the 2006 RSU grant. Consistent with SEC requirements, because this grant was made in 2007, this RSU award does not appear in any of the 2006 compensation tables below under “Executive and Director Compensation.”

Conversion RSUs

Certain executive officers were previously granted RSUs under the Wendy’s Plan. One-third of these Wendy’s RSUs were scheduled to vest on May 1, 2006, and in accordance with the terms of the Wendy’s Plan, the vesting of the remaining two-thirds would have accelerated as a result of the change in control of the Company that occurred with the Company’s separation from Wendy’s on September 29, 2006. The RSUs are meant to deliver an equity incentive that is akin to stock ownership. Because change in control transactions typically result in an increase in stock price, accelerated vesting provides a mechanism for RSU participants to realize the increased value of the underlying stock at or near the time when shareholders realize this value.

To further align the interests of the executive officers and the Company’s stockholders, the Executive Committee of the Board of Directors authorized the conversion and substitution of the Company’s RSUs, issued under the 2006 Plan, for those outstanding Wendy’s RSUs held by Canadian executive officers and employees. This conversion was also approved by the Wendy’s compensation committee. As a result, one-third of the Wendy’s RSUs granted to the named executive officers were converted to Company RSUs at equivalent fair value on May 1, 2006, the scheduled vesting date for those RSUs, immediately vested and net settled in shares of common stock, after provision for the payment of minimum statutory tax withholding requirements.

The remaining two-thirds of the Wendy’s RSUs would otherwise have vested on the separation from Wendy’s on September 29, 2006, as stated above. These RSUs were converted to the Company’s RSUs on August 15, 2006, and immediately net-settled in shares of the Company’s common stock, after provision for the payment of the executive officers’ minimum statutory tax withholding requirements. The Executive Committee chose August 15, 2006 (instead of September 29, 2006) as the conversion date for these RSUs because the number of Company RSUs to be received on conversion was based on a conversion factor which was based on the market price of the shares of common stock of the Company. On September 29, 2006, the Company arguably would have been in possession of material undisclosed information (the results of the third quarter of fiscal 2006) and, accordingly, the Executive Committee determined that it would be more appropriate to have the second phase of the conversion occur at a time when the Company was not in possession of any material undisclosed information, namely August 15, 2006.

Retirement Benefits

The Company’s retirement plans, including the supplemental executive retirement plan (“SERP”) that covers the executive officers and certain other members of management, are designed to provide a competitive level of retirement income to executive officers and to reward them for continued service with the Company. The retirement program for executive officers consists of the Company’s defined contribution pension plan, which covers all full-time employees, and the SERP. Additional information with respect to these plans is provided below under “Pension Benefits” and “Nonqualified Deferred Compensation for 2006.”

Wendy’s implemented the SERP for the Company’s executive officers following its acquisition of the Company. The SERP was intended to provide retirement benefits to the Company’s executive officers that were similar to those provided to Wendy’s executives, adjusted for tax attributes and differences in other available retirement benefits between the two companies, including benefits payable under U.S. governmental programs not available to the Company’s Canadian executive officers. Consistent with the goal of compensating officers for longevity and continued service with the Company, contributions under the SERP increase steadily as the participants’ ages and years of service increase. The SERP is not a defined benefit plan, but rather, is a fully-funded defined contribution plan.

Executive Benefits and Perquisites

Executive benefits and perquisites are used to provide executive officers with a competitive total compensation package that allows them to focus on their daily responsibilities and the achievement of the Company’s objectives. The perquisites provided to the named executive officers consist of contributions to the retirement benefit plans described above, executive medical benefits paid for by the Company, life and accidental death and dismemberment insurance premiums, use of a Company car, and limited use of the Company plane (all of which are included as benefits on the executive officer’s tax return).

The Compensation Committee does not believe that perquisites and other benefits should represent a significant portion of the compensation package of the named executive officers. In 2006, perquisites and other benefits represented less than 5% of the total compensation of the named executive officers. See the “Summary Compensation Table for 2006” below.

Change in Control Agreements

The Company does not have individual employment agreements with any of its executive officers that guarantee continued employment or that establish payments upon termination of employment. However, effective December 5, 2006, the Company entered into a change in control agreement with each named executive officer.

The Compensation Committee requested that Hewitt Associates compare the form of change in control agreement that was in place between Wendy’s and each of the named executive officers before the separation to confirm whether it was consistent with market practice. In conducting its review, Hewitt reviewed market data and industry standards based on information it had collected over time from general industry precedents. Based on this data, Hewitt made several suggestions to bring the level of benefits conferred upon executive officers in the change in control agreements within the mid-range of market precedents. Hewitt Associates’ market review indicated that change in control agreements in the mid-range generally provide for (i) a double trigger before any benefits are paid, with the exception of acceleration of vesting of awards under stock incentive plans, (ii) severance equal to two times base salary and bonus for executive officers other than the CEO and three times base salary and bonus for the CEO, and (iii) employment protection for no more than two years following a change in control. Based on Hewitt’s review, the Committee, and subsequently the Board, approved change in control agreements for each of the named executive officers that are reflective of the types of terms contained in “mid-range” change in control agreements. The Committee is of the view that the mid-range of benefits is appropriate because it provides executive officers with a competitive level of change in control benefits and provides executive officers with benefits for a sufficient period of time following termination to examine and pursue other opportunities. The Committee is of the view that a “double trigger” is appropriate for change in control agreements because, unless an executive officer is terminated shortly after a change in control or his or her employment situation changes sufficiently to warrant a “good reason” departure following a change in control, there is arguably no financial detriment to the executive officer as a result of the change in control that would warrant additional payments being made. See “Executive and Director Compensation—Payments Following a Change in Control” in this Proxy Statement for a quantification of the payments and benefits under these agreements.

Other Payments Made in Connection with a Change in Control

Certain of the Company’s compensation plans contain provisions relating to the consequences of a change in control of the Company and, in certain cases, a termination of employment as a result thereof, as described below.

Under the 2006 Plan, all restrictions on the exercise or vesting of awards lapse upon a change in control of the Company whether or not the executive officer remains employed by the Company after the change in control (i.e., the 2006 Plan provides for a “single trigger”). Because these awards are intended to be similar to or tracking equity positions in the Company, the Compensation Committee believes that the executive officers and other holders of these types of awards should be treated similarly to the stockholders upon a change in control of the Company.

Under the EAPP, executive officers are guaranteed a minimum cash incentive payment in the year of the change in control. The EAPP is also a “single trigger” as these payments are guaranteed for the year in which the change in control occurs and are payable even if the executive officer remains employed by the Company. The Compensation Committee believes that a single trigger is appropriate because change in control transactions can result in increased costs to the Company in the year of the change in control. This may affect the Company’s financial results, upon which payments under the EAPP are based. The Committee is of the view that an extraordinary transaction, such as a change in control, should not adversely affect cash incentive payments to be paid in the year of the change in control.

In addition, executive officers will become 100% vested in benefits accrued to them under the Company’s SERP in the event of a change in control. Neither the EAPP nor the SERP provide for immediate benefits to be paid to executive officers on a change in control. The only automatic consequence of a change in control under these plans is the accelerated vesting of benefits (under the SERP) or guaranteed entitlement to a specified level of cash incentive payment (under the EAPP), as the case may be. Payment of the benefits or cash incentives, as applicable, would only occur either (i) on the usual cash incentive payment date (in the case of the EAPP), or (ii) following termination of employment (in the case of the SERP). Because payment under the SERP does not occur until after an executive officer’s termination of employment following a change in control, it is a “double trigger.”

Furthermore, under both the EAPP and the SERP, if a participant’s employment is terminated without cause prior to a change in control but the executive officer can reasonably demonstrate that the termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change of control, or (ii) otherwise arose in connection with, or in anticipation of, a change in control, the termination will be treated as if it occurred after a change in control, if a change in control actually occurs. The Compensation Committee believes that this provision is important because it prevents potential acquirers of the Company from attempting to avoid making certain payments that executive officers would otherwise be entitled to receive in connection with a change in control.

See also “Executive and Director Compensation – Payments Following a Change in Control” in this Proxy Statement for additional detail regarding payments made under these plans in connection with a change in control.

Rationale for Change in Control Payments

The change in control benefits under the Company’s compensation plans and under the individual change in control agreements with the named executive officers were established in order to ensure the stability of the Company’s leadership during the course of a change in control transaction, which is a time of heightened uncertainty for the Company’s executive officers and other employees. These benefits are intended to allow executive officers to make reasonable decisions about potential changes in the ownership of the Company that are in the best interests of the stockholders at a time when the executive officers may have potential conflicts of interest. Change in control transactions frequently result in job losses to executive officers and, therefore, the Compensation Committee believes that appropriate change in control benefits encourage the ongoing commitment of executive officers to the best interests of stockholders during these times. As mentioned above, these benefits also help to ensure stability and continuity of management as the change in control transaction is implemented and beyond. Furthermore, based on the general industry review conducted by Hewitt Associates, described above, the Compensation Committee believes that these types of change in control benefits are typical for large public companies, and the payments to be made by the Company in connection with a change in control are intended to provide terminated executive officers with competitive benefits that could be otherwise obtained at comparable companies.

Stock Ownership Policy for Executive Officers

The Board of Directors has approved stock ownership guidelines applicable to the named executive officers. The stock ownership guidelines for the Company’s executive officers, which exclude those within five years of retirement, were established because the Company and the Board believe that stock ownership further aligns the goals and interests of executive officers with those of the stockholders. The named executive officers are required to hold stock, vested RSUs that have not yet been settled in stock and vested in-the-money options equal to three times their annual base salaries. Due to the fact that, until September 2006, Tim Hortons was largely owned by Wendy’s, executive officers were given four years to comply with these stock ownership guidelines, and newly-hired or promoted executive officers will also be given four years from the hire or promotion date to comply. Achievement of the stock ownership guidelines for the Company’s executive officers is tested on an annual basis by multiplying the average stock price for the Company’s stock on the TSX or NYSE during the previous year by the number of shares of common stock owned or deemed owned by the executive officer on December 31. The average price used to determine compliance with the guidelines in 2006 was $30.57, the average daily closing price of the shares of the Company’s common stock on the TSX in 2006. Compliance with these stock ownership guidelines will be reviewed by the Compensation Committee on an annual basis. The required stock holdings and other provisions of the stock ownership guidelines themselves for executive officers are also reviewed annually by the Compensation Committee at the same time as all other annual compensation and long-term incentive awards are reviewed and approved. As of the end of 2006, all of the Company’s named executive officers were in compliance with these stock ownership guidelines.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table for 2006

The amount of executive compensation that was “at risk” in 2006, consisting of cash incentives and the full value of RSUs granted as long-term equity compensation, represented approximately 65% to 80% of the named executive officer’s total compensation. The base salary of the CEO in 2006 represented approximately 14% of his total compensation. For the other named executive officers, base salaries in 2006 represented between approximately 17% and 23% of total compensation.

The total compensation column in the table below includes the value of the Wendy’s RSUs which were converted into the Company’s RSUs in 2006. These RSUs were originally granted in 2005 and were reported by the Company as 2005 compensation and disclosed as such in the Company’s IPO prospectus. Under the SEC’s new executive compensation rules, absent the separation from Wendy’s and the immediate vesting of these RSUs, only the value of that portion of these RSUs that normally would have vested in 2006 would have been considered compensation to the named executive officers in 2006, as opposed to the full amounts that have been reflected. In addition, as described in footnote 1 to the following table, for Messrs. Schroeder and House, the value of the stock awards granted by the Company on August 1, 2006 includes the full grant date fair value of the awards because each of Messrs. House and Schroeder is retirement-eligible.

If the total compensation of the named executive officers was calculated excluding the value of that portion of the conversion RSUs that was accelerated in 2006, and if the value of the stock awards granted on August 1, 2006 were calculated in the same manner for all of the named executive officers (i.e., using the compensation cost of the award over the requisite service period, as described in footnote 1 to the table below), the base salaries of the named executive officers in 2006 represented approximately 25% to 30% of total compensation. “At risk” compensation represented approximately 55% to 65% of total compensation. This reflects the Company’s pay-for-performance philosophy, pursuant to which base salaries are not a major component of the named executive officers’ total compensation.

The following table summarizes compensation awarded or paid to, or earned by, each of the named executive officers, during 2006.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation (Annual Cash Incentives) ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other compensation ($)(3)	Total ($)
Paul D. House, Chief Executive Officer and President	2006	$582,496	$945,000	$2,445,426	–	$335,339	$4,308,261

Cynthia J. Devine, Executive Vice President and Chief Financial Officer	2006	$287,672	$498,750	$380,174	–	$76,993	$1,243,589

David F. Clanachan, Executive Vice President, Training, Operations, Standards and R&D	2006	$287,566	$498,750	$381,910	–	$119,399	$1,287,625

William A. Moir, Executive Vice President, Marketing	2006	$287,672	$498,750	$397,560	–	$180,442	$1,364,424

Donald B. Schroeder, Executive Vice President, Administration	2006	$287,672	$498,750	$716,763	–	$188,777	$1,691,962

Roland M. Walton, Executive Vice President, Operations	2006	$287,672	$498,750	$380,174	–	$107,317	$1,273,913

Notes:

(1)	Includes the compensation cost to the Company under SFAS 123R of the RSUs granted by the Company on August 1, 2006 as well as the compensation cost to the Company under SFAS 123R of the RSUs granted by the Company on May 1, 2006 and August 15, 2006 upon conversion of the Wendy’s RSUs. See the “Grants of Plan-Based Awards in 2006” table for the number of RSUs granted on each of these dates. The following is a breakdown of the compensation cost included in this column for each of the named executive officers:

	May 1 Conversion Grant ($)	August 1 Grant ($)	August 15 Conversion Grant ($)	Total Stock Awards ($)
Paul D. House	$188,377	$1,409,353	$847,696	$2,445,426
Cynthia J. Devine	$55,214	$76,497	$248,463	$380,174
David F. Clanachan	$55,214	$78,233	$248,463	$381,910
William A. Moir	$55,214	$93,883	$248,463	$397,560
Donald B. Schroeder	$55,214	$413,086	$248,463	$716,763
Roland M. Walton	$55,214	$76,497	$248,463	$380,174

The RSUs granted on August 1, 2006 vest over 27 months, with one-third of the RSUs vesting on each of May 1, 2007, May 1, 2008 and November 1, 2008. The RSUs granted on May 1, 2006 and August 15, 2006 on conversion of the Wendy’s RSUs vested immediately and were net-settled in shares of common stock of the Company, after provision for payment of minimum statutory tax withholding requirements. The value of the grant made on August 1, 2006 is based on the compensation cost of the awards over the requisite service period computed in accordance with SFAS 123R. See Note 17 to the Company’s 2006 consolidated financial statements for a description of any assumptions made in determining these amounts. The SFAS 123R value as of the grant date for RSUs is spread over the number of months of service required, after which the grant is no longer subject to forfeiture. For retirement-eligible grantees (Messrs. House and Schroeder), under SFAS 123R, the entire amount of the August 1, 2006 grant is expensed in the year of grant, regardless of the 27-month vesting period. For this reason, the amount reported above for Mr. Schroeder is higher than the amounts reported for the other named executive officers (other than the CEO). The amount reported above for Mr. House is also higher for this reason, and because Mr. House received a larger RSU grant than the other named executive officers. For Mr. Moir, the amount of the August 1, 2006 grant is expensed over 22 months instead of 27 months because Mr. Moir will become retirement-eligible in 2008, before the end of the vesting period.

For the Company RSUs that were granted on conversion of the Wendy’s RSUs on May 1, 2006 and August 15, 2006, the amount included in this column represents the compensation cost associated with these awards that was expensed by the Company in 2006. These awards, and the conversion of these awards, is more fully described in this Proxy Statement under “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentives.” These amounts were originally expressed in U.S. dollars because they were based on the Wendy’s stock price on the date the awards were originally granted. The amounts were converted into Canadian dollars in the above table at an exchange rate of 1.1343, being the average monthly noon buying rate for 2006 as reported by the Wall Street Journal. Because the vesting of a portion of these conversion RSUs was accelerated, a portion of the reported amounts represents compensation expense that was incurred in 2006, but that would have been incurred in 2007, absent the separation from Wendy’s. The Company did not have any compensation cost in 2006 with respect to Wendy’s options granted to the named executive officers as this cost was fully expensed in 2005. See Note 17 to the Company’s 2006 consolidated financial statements for a further discussion of the compensation costs associated with RSUs and with respect to Wendy’s options granted to Company employees.

(2)	No above-market or preferential earnings on non-qualified deferred contribution plans were paid or credited in 2006. The Company does not maintain or otherwise contribute to any defined benefit or other actuarial plans.

(3)	The amounts shown in this column are comprised of the items listed in the table below. The values for the Company car and personal use of Company aircraft were determined on the basis of aggregate incremental costs to the Company. Incremental costs for the Company car/car allowance are the actual costs to the Company of the lease payment, gas costs and maintenance costs for the vehicle used by the executive officer. Incremental costs for aircraft use was calculated based on average variable operating cost per flight hour multiplied by flight hours. The two executive officers who used the Company aircraft for personal use in 2006 were on the same flight. The total incremental cost for this flight was apportioned between the two executive officers based on the number of personal guests they had on the flight. The average variable operating cost per hour was calculated based on aggregate costs for the year, including fuel, engine reserves (engine reserves are an accrued expense for future maintenance on aircraft engines), repair and maintenance costs, travel expenses for flight crew and temporary pilot costs, hanger and parking ramp fees, landing fees, catering and miscellaneous handling charges, divided by aggregate hours flown. Fixed costs, such as flight crew salaries, wages and other employment costs, training, depreciation, hanger rent, utilities, insurance and taxes, are not included in incremental costs since these expenses are incurred by the Company irrespective of personal use of aircraft. Executive medical costs are the actual cost to the Company of executive medical assessments performed in 2006 and paid for by the Company. All of these items are treated as taxable benefits to the executive officer with the exception of the executive medical benefit.

	Company Car/ Car Allowance	Personal Use of Company Aircraft	Life Insurance Coverage	Executive Medical	Contributions to Defined Contribution Plan	SERP Contri- butions	Total
Paul D. House	$27,695	$–	$1,569	$1,195	$13,571	$291,309	$335,339
Cynthia J. Devine	$22,711	$–	$1,737	$–	$13,571	$38,974	$76,993
David F. Clanachan	$19,735	$15,213	$1,737	$1,195	$13,571	$67,948	$119,399
William A. Moir	$23,691	$–	$1,737	$1,195	$13,571	$140,248	$180,442
Donald B. Schroeder	$24,298	$7,493	$1,737	$1,430	$13,571	$140,248	$188,777
Roland M. Walton	$22,853	$–	$1,737	$1,195	$13,571	$67,961	$107,317

Grants of Plan-Based Awards for 2006

The following table summarizes grants of plan-based awards made to each of the named executive officers during 2006.

Name	Date of Compen- sation Committee Action(1)	Grant Date(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of RSUs (#)(4)	Grant Date Fair Value of RSU Awards ($) (5)
			Threshold ($)	Target ($)	Maximum ($)
Paul D. House,	NA	NA	$450,000	$900,000	$1,350,000	–
Chief Executive	April 25, 2006	May 1, 2006	–	–	–	22,265	$680,040
Officer and	July 24, 2006	Aug. 1, 2006	–	–	–	50,361	$1,409,353
President	Aug. 10, 2006	Aug. 15, 2006	–	–	–	47,768	$1,306,455

Cynthia J. Devine,	NA	NA	$237,500	$475,000	$712,500	–
Executive Vice President	April 25, 2006	May 1, 2006	–	–	–	6,526	$199,324
and Chief	July 24, 2006	Aug. 1, 2006	–	–	–	14,761	$413,087
Financial Officer	Aug. 10, 2006	Aug. 15, 2006	–	–	–	13,997	$382,818

David F. Clanachan,	NA	NA	$237,500	$475,000	$712,500	–
Executive Vice President,	April 25, 2006	May 1, 2006	–	–	–	6,526	$199,324
Training, Operations,	July 24, 2006	Aug. 1, 2006	–	–	–	15,096	$422,462
Standards and R&D (5)	Aug. 10, 2006	Aug. 15, 2006	–	–	–	13,997	$382,818
William A. Moir,	NA	NA	$237,500	$475,000	$712,500	–
Executive	April 25, 2006	May 1, 2006	–	–	–	6,526	$199,324
Vice President,	July 24, 2006	Aug. 1, 2006	–	–	–	14,761	$413,087
Marketing	Aug. 10, 2006	Aug. 15, 2006	–	–	–	13,997	$382,818

Donald B. Schroeder,	NA	NA	$237,500	$475,000	$712,500	–
Executive	April 25, 2006	May 1, 2006	–	–	–	6,526	$199,324
Vice President,	July 24, 2006	Aug. 1, 2006	–	–	–	14,761	$413,087
Administration	Aug. 10, 2006	Aug. 15, 2006	–	–	–	13,997	$382,818

Roland M. Walton,	NA	NA	$237,500	$475,000	$712,500	-
Executive	April 25, 2006	May 1, 2006	–	–	–	6,526	$199,324
Vice President,	July 24, 2006	Aug. 1, 2006	–	–	–	14,761	$413,087
Operations	Aug. 10, 2006	Aug. 15, 2006	–	–	–	13,997	$382,818

Notes:

(1)	For a discussion of the difference between the Grant Date and the Date of Compensation Committee Action in respect of the RSUs granted on August 1, 2006, see “Compensation Discussion and

Analysis—Elements of Compensation – Long-term Incentives” above. With respect to the grants made on May 1, 2006 and August 15, 2006, the “Date of Compensation Committee Action” noted in the table above is the date the Executive Committee of the Board approved the conversion of the Wendy’s RSUs as discussed under “Compensation Discussion and Analysis—Elements of Compensation – Long-term Incentives” above. The Wendy’s compensation committee originally approved the grant of the Wendy’s RSUs, into which these Company RSUs were converted, on April 25, 2005, with an effective date of May 1, 2005.

(2)	The grant of the conversion RSUs on May 1, 2006 and August 15, 2006 noted in the above table was described in the Company’s Form S-1 filed in connection with its IPO as a grant by Wendy’s in 2005 which would be converted into the Company’s RSUs in 2006. They are also reported as granted in 2006 for the Company in the above table because they were “converted” to RSUs of the Company and, therefore, a “grant” was made under the 2006 Plan in 2006 with respect to these converted Wendy’s RSUs; however, these are effectively the same awards that were granted under the Wendy’s plan in 2005 (i.e., they are a single award, not two separate awards) that were converted and net settled in the Company’s stock so that the Company’s executive officers would receive the Company’s stock as opposed to Wendy’s shares.

(3)	Represents threshold, target and maximum possible payouts for 2006 under the Company’s only non-equity incentive plan, which is the EAPP.

(4)	Amounts shown in this column are the number of RSUs awarded to each named executive officer, including the gross number of Company RSUs received upon the conversion of the Wendy’s RSUs granted in 2005 (which included the original number of Wendy’s RSUs granted to the executive officers plus any RSUs automatically granted as a result of dividend equivalent rights accompanying these RSUs up to the date of conversion). Awards of RSUs in 2006 were made under the Company’s 2006 Plan. In respect of the RSUs granted on August 1, 2006, this represents the full grant date fair value of awards computed in accordance with SFAS 123R. The RSUs granted on May 1, 2006 and August 15, 2006 represent the RSUs granted on conversion of the Wendy’s RSUs, as discussed in this Proxy Statement under “Compensation Discussion and Analysis—Elements of Compensation – Long-Term Incentives” and the value noted in the table above is the fair value of these awards on the grant date based on the number of Wendy’s RSUs being converted, multiplied by the Wendy’s stock price on that date, and converted into Canadian dollars at an exchange rate of 1.1343, being the average monthly noon buying rate for 2006 as reported by the Wall Street Journal. Because these awards were originally granted in 2005 (before SFAS 123R was adopted by the Company), and simply converted into the Company’s RSUs in 2006, without any change in the fair value of the awards before and after conversion, no incremental compensation cost under SFAS 123R was required for these awards. See note 17 to the Company’s 2006 consolidated financial statements.

(5)	Mr. Clanachan’s award of RSUs on August 1, 2006 was slightly higher than the other non-CEO named executive officers to correct an administrative error in a previous Wendy’s stock option grant to Mr. Clanachan.

With respect to the EAPP figures noted in the above table, the Wendy’s compensation committee determined that the incentive award opportunities to those participants under the EAPP would be based on the extent to which the Company met or exceeded specified adjusted EBIT goals for fiscal 2006. See the discussion under “Compensation Discussion and Analysis—Elements of Compensation – Annual Incentives – Executive Annual Performance Plan.” No grants of “equity incentive plan awards,” as such term is defined under SEC rules, were made to the named executive officers in 2006. Actual cash incentive payments made in 2006 to the named executive officers, which are set out in the Summary Compensation Table for 2006, were at 105% of the “target” amounts noted in the above table.

The exact number of RSUs granted to each executive officer is determined by dividing the dollar amount of compensation intended to be awarded by the fair market value of the Company’s common stock on the grant date. Under the 2006 Plan, “fair market value” is defined as the mean of the high and low prices of the Company’s common stock on the NYSE or the TSX, as designated by the Compensation Committee. On July 24, 2006, the Committee determined that “fair market value” under the 2006 Plan would be equal to the mean of the high and low prices at which shares of the Company’s common stock are traded on the TSX on the relevant date, unless the Committee subsequently determines otherwise.

The RSUs granted on August 1, 2006 noted in the above table also have dividend equivalent rights and, therefore, each named executive officer automatically accumulates additional RSUs each time a dividend is paid on the shares of common stock of the Company, which additional RSUs vest at the same time as the underlying RSUs on which they were granted. For example, on the first vesting date, one-third of the total RSUs for the respective grant vest, plus, RSUs obtained from the automatic settlement of dividend equivalent rights in additional RSUs for dividends paid prior to the vesting date, are included as part of this one-third.

The RSUs granted on August 1, 2006 can be settled, at the option of the Company, by issuing or delivering shares of common stock of the Company or by way of cash delivered to a broker to purchase shares of the Company’s common stock in the open market. One-third of these RSUs vest on each of May 1, 2007 and May 1, 2008 and the remaining one-third vest on November 1, 2008. The vesting dates would be accelerated if the Company was involved in certain change in control transactions as specified in the 2006 Plan.

The special RSU grant to the named executive officers made as of February 19, 2007 is not included in this table because these awards were granted in 2007. See “Compensation Discussion and Analysis—Elements of Compensation – Long-term Incentives” for a description of these special RSU awards.

Outstanding Equity Awards at Fiscal Year End for 2006

The following table provides information about outstanding equity awards at fiscal year end for each of the named executive officers. All year-end dollar values were calculated based on the fiscal year end closing price on the TSX on December 29, 2006 of $33.69.

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Paul D. House, Chief Executive Officer and President	50,587	$1,704,276

Cynthia J. Devine, Executive Vice President and Chief Financial Officer	14,827	$499,521

David F. Clanachan, Executive Vice President, Training, Operations, Standards and R&D	15,163	$510,841

William A. Moir, Executive Vice President, Marketing	14,827	$499,521

Donald B. Schroeder, Executive Vice President, Administration	14,827	$499,521

Roland M. Walton, Executive Vice President, Operations	14,827	$499,521

Notes:

(1)	Represents the number of unvested RSUs granted to the named executive officers on August 1, 2006, plus any additional RSUs that were automatically granted on settlement of the dividend equivalent rights accompanying these RSUs. One-third of these RSUs vest on each of May 1, 2007, May 1, 2008 and November 1, 2008. RSUs are settled on vesting, at the option of the Company, by issuing or delivering shares of common stock or by cash delivered to a broker to purchase shares, with one share of common stock being issued or purchased in respect of each RSU. A portion of the value of these RSUs (other than the RSUs automatically granted as a result of the dividend equivalent rights) is reported in the “Stock Awards” column of the Summary Compensation Table for 2006 in this Proxy Statement. For Messrs. House and Schroeder, the full value of these RSUs is reported in the Summary Compensation Table for 2006 because they are retirement-eligible, despite the fact that these RSUs vest over a 27-month period.

Option Exercises and Stock Vested in 2006

The following table summarizes options exercised and stock awards that vested during the last completed fiscal year.

	Option Awards (1)		Stock Awards
Name	Number of Wendy’s Shares Acquired on Exercise (#)	Value Realized on Exercise (US$)	Number of Stock Awards Vested (#)(2)	Value Realized on Vesting ($)(3)
Paul D. House, Chief Executive Officer and President	393,537	US$4,660,043	70,033	$1,996,042

Cynthia J. Devine, Executive Vice President and Chief Financial Officer	61,308	US$633,829	20,523	$584,939

David F. Clanachan, Executive Vice President, Training, Operations, Standards and R&D	—	—	20,523	$584,939

William A. Moir, Executive Vice President, Marketing	315,767	US$4,133,611	20,523	$584,939

Donald B. Schroeder, Executive Vice President, Administration	228,007	US$2,728,393	20,523	$584,939

Roland M. Walton, Executive Vice President, Operations	257,351	US$3,173,297	20,523	$584,939

Notes:

(1)	The information under Option Awards relates to options to acquire shares of Wendy’s common stock granted to the executive officers, in many cases over a number of years for prior service in those years, under various equity compensation plans sponsored by Wendy’s prior to the separation of the Company from Wendy’s. The named executive officers had until the earlier of the original expiry date of the options and 12 months after the Company’s separation from Wendy’s to exercise these options. None of the named executive officers hold any outstanding options to acquire Wendy’s shares.

(2)	Represents the number of RSUs of the Company granted on conversion of Wendy’s RSUs, as described under “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives”, which were vested in full on the date of grant.

(3)	Based on the closing prices of the Company’s shares of common stock on the TSX of $30.65 and $27.50 on May 1, 2006 and August 15, 2006, respectively, the dates on which such awards vested and were settled. For Paul House, 22,265 of such awards vested on May 1, 2006 and 47,768 vested on August 15, 2006. For all of the other named executive officers, 6,526 of the awards vested on May 1, 2006 and 13,997 vested on August 15, 2006. The Company has used the closing price on the TSX because that is the stock exchange used to determine fair market value under the 2006 Plan, under which these awards were granted, and the only awards that converted and were paid out under the 2006 Plan were those granted to Canadian employees.

The number of shares actually received by the named executive officers on vesting of their conversion RSUs is not the same as the number of awards that vested noted in the above table under the “Number of Stock Awards Vested” column. The named executive officers are responsible for any tax withholdings they are required to pay as a result of these awards and, accordingly, the named executive officers received a net number of shares on settlement of their RSUs, after provision for tax withholdings. The actual number of shares of common stock received by the named executive officers on settlement of the conversion RSUs was lower as a result, and is as follows:

Name	Number of Shares
Paul D. House	37,529
Cynthia J. Devine	10,997
David F. Clanachan	10,997
William A. Moir	10,997
Donald B. Schroeder	10,997
Roland M. Walton	10,997

Pension Benefits

The Company does not maintain or otherwise contribute to any defined benefit or other actuarial plans for its named executive officers.

The Company maintains a defined contribution plan which is open to all the Company’s employees. Employees are required to participate in the plan after they have completed 12 months of continuous service with the Company, which may be waived by the Company from time-to-time. Employees are required to contribute to the plan in an amount equal to 2% of monthly earnings (salary and cash incentive) and contributions are made by the Company in the amount of 5% of monthly earnings. Participants can also make voluntary additional contributions. The normal retirement age under the plan is 65 for non-executive officers and 60 for executive officers. The latest retirement age is 69 and all participants can elect to retire up to 10 years prior to specified thresholds for retirement.

Nonqualified Deferred Compensation for 2006

The table below describes contributions, earnings and balances under the Company’s SERP. As of December 31 of each plan year, the Company contributes to the SERP an amount (expressed as a percentage of a participant’s base salary and cash incentive compensation for that year) for each participant who is actively employed by the Company on December 31 and who has not attained age 69. Because contributions are made in December of every year, but cash incentive payments are only determined the following February, the annual SERP contribution is, in fact, based on a percentage of the current year’s base salary and the cash incentive received by the executive officer in the current year (in respect of the prior year’s performance).

The percentage of base salary and cash incentive compensation to be contributed for a participant increases as the participant’s age and length of service with the Company increases, with annual contributions beginning at 6% of base salary and cash incentive compensation for participants whose age plus years of service on December 31 are less than 40, and increasing in specified increments to a maximum of 22% of base salary and incentive compensation for participants whose age plus years of service are 60 or more, in each case less the contributions made by the Company for such executive officer in that year under the Company’s defined contribution plan. This design rewards executive officers who have longer service with the Company, but it may also result in an older executive officer with a shorter length of service receiving a higher percentage contribution than a younger executive officer who has served for a longer period of time. See “Compensation Discussion and Analysis— Elements of Compensation—Retirement Benefits” in this Proxy Statement for a description of the purpose of this plan. Participants in the Company’s SERP are neither required nor permitted to make contributions to the plan.

Distributions under the plan are made either (i) after the participant has attained age 60 and has completed at least ten years of service, or (ii) after the participant has attained age 65, in each case upon the employee’s retirement or other termination of service with the Company. However, unless employment is terminated due to death, total and permanent disability, a change in control or following the participant attaining the age of 65 (in which case the vested percentage will be 100%), the distributions payable to a participant following termination of employment will be based on the participant’s vested percentage of contributions, which range from 0% (for less than five years of completed service) to 100% (for nine or more years of completed service). All unvested amounts are forfeited on termination of employment.

Name	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul D. House, Chief Executive Officer and President	$291,309	$110,615	—	$2,667,374

Cynthia J. Devine, Executive Vice President and Chief Financial Officer	$38,974	$1,498	—	$71,160

David F. Clanachan, Executive Vice President, Training, Operations, Standards and R&D	$67,948	$16,343	—	$419,002

William A. Moir, Executive Vice President, Marketing	$140,428	$51,396	—	$1,244,444

Donald B. Schroeder, Executive Vice President, Administration	$140,428	$55,080	—	$1,323,568

Roland M. Walton, Executive Vice President, Operations	$67,961	$21,987	—	$540,258

Notes:

(1)	The SERP is a fully funded plan. Earnings represent actual earnings on the investments made with the plan assets for the named executive officer. The plan assets are managed by an external fund manager who chooses the actual investments made based on a set of investment parameters provided by the Company from time-to-time.

Payments Following Termination

As mentioned under “Compensation Discussion and Analysis – Elements of Compensation – Change in Control Agreements,” the Company does not have employment agreements with its named executive officers which provide for stipulated payments to be made to the executive officer following a termination of employment, other than following a change in control, and the Company does not have a formal severance policy for executive officers. Certain of the Company’s compensation plans and programs describe the consequences of a termination of employment, absent a change in control, as described below.

2006 Stock Incentive Plan

The 2006 Plan, under which the Company has granted RSUs and may grant other types of equity awards, contains provisions concerning the treatment of awards upon termination of employment, absent a change in control, which apply unless the Compensation Committee determines otherwise in a separate agreement with the executive officer. These provisions are as follows:

•

Termination due to death/disability: The grantee’s restricted stock and stock units will become immediately vested upon the death or disability of the grantee. The grantee’s options and stock appreciation rights, if any, will become immediately exercisable and may be exercised for a period of one year following death or disability (but in no event beyond the maximum term of the option or stock appreciation right). Finally, the grantee’s performance shares and performance units, if any, will remain outstanding, and the grantee will be entitled to a pro rata portion of the payment otherwise payable in respect of the performance shares or units on the date the performance shares or units would have been paid if the grantee had remained employed with the Company.

•

Retirement: If a grantee retires, the grantee’s restricted stock and stock units will become immediately vested. Any vested options or stock appreciation rights will remain exercisable and unvested options and stock appreciation rights will continue to vest as scheduled, in each case for 48 months following retirement or until the original expiry date, whichever is earlier. Finally, the grantee’s performance shares and performance units, if any, will remain outstanding, and the grantee will be entitled to a pro rata portion of the payment otherwise payable in respect of the performance shares or units on the date the performance shares or units would have been paid if the grantee had remained employed with the Company.

•

Termination without cause: If a grantee’s employment with the Company is terminated without cause in connection with a disposition of one or more restaurants or other assets by the Company, or in connection with a sale or other disposition of a subsidiary, the grantee’s restricted stock and stock units will become immediately vested. The grantee’s options and stock appreciation rights, if any, will remain outstanding for one year (but in no event beyond the maximum term of the option or stock appreciation right) and unvested options and stock appreciation rights will continue to vest in accordance with the applicable vesting schedule for up to one year. Finally, the grantee’s performance shares and performance units, if any, will remain outstanding, and the grantee will be entitled to a pro rata portion of the payment otherwise payable in respect of the performance shares or units on the date the performance shares or units would have been paid if the grantee had remained employed with the Company or a subsidiary.

•

Other Termination: If a grantee’s employment with the Company is terminated for any reason other than those described above, all unvested stock options, stock appreciation rights and other awards will terminate, any unvested portion of any restricted stock or RSUs will be forfeited and any outstanding performance shares and performance units will terminate, unless otherwise determined by the Compensation Committee at any time prior to or, with the consent of the grantee, after termination, provided, however, that any vested options or stock appreciation rights the grantee holds will remain exercisable for a period of 30 days following termination of employment (or 90 days if the amendment of the 2006 Plan described under “Amendment of the Company’s 2006 Stock Incentive Plan,” described in this Proxy Statement, are approved).

EAPP

Under the EAPP, absent a change in control, cash incentives are not payable unless the executive officer is employed by the Company on the date that the payment is made by the Company (usually in February of each year). However, if the executive officer’s employment is terminated by reason of his or her death, disability, or retirement after age 55 with 10 years of continuous service with the Company, the executive officer will be entitled to a pro-rata portion of the cash incentive otherwise payable in that year. If such termination occurs after the end of the fiscal year and prior to the payment date, the executive officer may receive up to 100% of the incentive payment, subject to the Committee’s discretion.

SERP

Under the SERP, absent a change in control, distributions under the plan are made either (i) after the participant has attained age 60 and has completed at least ten years of service, or (ii) after the participant has attained age 65. Participants are also entitled to receive distributions under the plan if their employment is terminated. However, unless employment is terminated due to death, total and permanent disability, a change in control, or following the participant attaining the age of 65 (in which case the vested percentage will be 100%), the distributions payable to a participant under the SERP following termination of employment will be based on the participant’s vested percentage of contributions, which range from 0% (for less than five years of completed service) to 100% (for nine or more years of completed service). All unvested amounts are forfeited on termination of employment.

Quantification of Payments

As discussed above, upon termination of employment, other than due to death, disability, retirement or without cause under certain circumstances, unvested RSUs are forfeited and no payments would be made under the EAPP. The only guaranteed payments, therefore, that the named executive officers would be entitled to receive on a termination of employment for any other reason, absent a change in control, would be their accumulated benefits under the SERP, based on their respective vested percentages, and payments under the Company’s defined contribution pension plan. See “Nonqualified Deferred Compensation for 2006” and “Pension Benefits” above. At December 31, 2006, these amounts would have been as follows:

SERP AND PENSION PAYMENTS FOLLOWING A TERMINATION OF EMPLOYMENT BASED ON CURRENT VESTED PERCENTAGES

	Paul D. House	Cynthia J. Devine	David F. Clanachan	William A. Moir	Donald F. Schroeder	Roland M. Walton
SERP Payment	$2,667,374	$—	$419,002	$1,244,444	$1,323,568	$540,258
Pension Plan	$460,696	$60,130	$183,840	$274,049	$378,292	$216,528

Total:	$3,128,070	$60,130	$602,842	$1,518,493	$1,701,860	$756,786

Payments Following a Change in Control

Change in Control Agreements

As discussed above under “Compensation Discussion and Analysis – Elements of Compensation – Change in Control Agreements,” the Board approved change in control agreements for each of the named executive officers in December 2006. The Company’s change in control agreements with its executive officers provide for a guaranteed employment term of two years following a change in control and further provide for the following payments and benefits for such executive officers if they are terminated during this guaranteed employment period “without cause” by the Company or for “good reason” by the executive officer:

•

a lump sum payment equal to accrued base salary and vacation pay through the termination date, plus a pro rata portion of any cash incentives that would have been paid under the EAPP assuming the performance targets had been met (less any payments the executive officer would be entitled to receive directly under the EAPP), plus any other benefits which have been earned prior to the date of termination;

•

a lump sum payment equal to the greater of (a) two times (three times in the case of the CEO) the current year’s base salary, and (b) two times (three times in the case of the CEO) the average base salary for the current year and two prior years;

•

a lump sum payment equal to the greater of (a) two times (three times in the case of the CEO) the current year’s target cash incentive payment, and (b) two times (three times in the case of the CEO) the average target cash incentive payment for the current years and the two prior years;

•

a lump sum payment equal to the present value of the employer contributions the executive officer would have accrued under the SERP and defined contribution plan for the next two years (three years in the case of the CEO);

•	continuation of life insurance and other medical and health insurance for the two years (three years in the case of the CEO) following termination; and
•

payment of a monthly car allowance for the two years (three years in the case of the CEO) following termination based on a pre-determined amount for the car, gas, maintenance and insurance for the grade level of the executive officer, as established by the Company from time to time.

The following table summarizes estimated benefits that would have been payable to each named executive officer if the employment of such executive officer had been terminated by the Company without cause or by the executive officer for “good reason” on December 31, 2006, following a change in control of the Company.

TERMINATION FOLLOWING CHANGE IN CONTROL

(OTHER THAN DUE TO DEATH OR FOR CAUSE)

	Paul D. House	Cynthia J. Devine	David F. Clanachan	William A. Moir	Donald F. Schroeder	Roland M. Walton
Severance (1)	$1,761,300	$579,890	$579,800	$579,890	$579,890	$579,890
Cash Incentive (2)	$2,835,000	$997,500	$997,500	$997,500	$997,500	$997,500
Equity (3)	$1,704,276	$499,521	$510,841	$499,521	$499,521	$499,521
Retirement Benefits (4)	$914,640	$105,090	$163,038	$307,998	$307,998	$163,064
Health and Welfare Benefits (5)	$16,468	$11,313	$11,313	$11,313	$11,783	$11,313
Car Allowance (6)	$86,400	$45,600	$45,600	$45,600	$45,600	$45,600

Total	$7,318,084	$2,238,914	$2,308,092	$2,441,822	$2,442,292	$2,296,888

Notes:

(1)	Based on the greater of (a) two times (three times in the case of Paul House) 2006 base salary, and (b) two times (three times in the case of Paul House) the average base salary for 2004 through 2006.

(2)	Based on the greater of (a) two times (three times in the case of Paul House) 2006 target cash incentive, and (b) two times (three times in the case of Paul House) the average target cash incentive for 2004 through 2006.

(3)	Based on the value of RSUs held by each executive officer at December 31, 2006, the vesting of which is accelerated upon a change in control. Unlike the other payments in this table, this amount vests and is settled even if the executive officer’s employment is not terminated following a change in control (i.e. it is a “single trigger”). Value is based on the closing price of the Company’s common stock on the TSX on December 29, 2006 of $33.69.

(4)	Based on the present day value as of December 31, 2006 of employer contributions that would have accrued over the next two years (three years in the case of Paul House) under the Company’s defined contribution plan and the SERP.

(5)	Unlike the amounts shown in the Severance, Cash Incentive, Equity, Retirement Benefits and Car Allowance rows, which are paid out in a lump sum within ten days of the termination date, this amount represents premiums that will be paid by the Company in respect of life insurance coverage, health insurance, and other medical benefits for the two years (three years in the case of Paul House) after termination of employment.

(6)	Based on the value, as of December 31, 2006, of the current pre-established car allowance that would be received by the executive officer, multiplied over two years (three years in the case of Paul House).

With the exception of the equity amount in the above table, which represents the value of RSUs held by each executive officer that would become immediately vested and payable on a change in control, all other payments would be made pursuant to the change in control agreements entered into with each of the named executive officers effective December 5, 2006. However, as discussed under “Compensation Discussion and Analysis—Elements of Compensation – Change in Control Agreements,” the cash incentive payments would also be payable pursuant to the EAPP, provided that no duplicative payments will be made to the executive officers. In addition, with the exception of the equity amount, all other payments in the above table would be paid only if the employment of the executive officer is terminated by the Company (other than for cause or due to the death of the executive officer) or by the executive officer for good reason, in the two years following a change in control of the Company.

Under these change in control agreements, a “change in control” is defined as the occurrence of:

•

An acquisition by any person or group of persons of shares representing more than 30% of the outstanding shares of the Company entitled to vote generally for the election of directors of the Company (excluding acquisitions made by the Company or a subsidiary thereof, an employee benefit plan or trust forming a part thereof established for the benefit of employees of the Company or its subsidiaries, or any person in connection with the foregoing);

•

The individuals who, as of December 5, 2006, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least 70% of the members of the Board (provided that if the election or nomination for election by stockholders of any new director was approved by at least two-thirds of the Incumbent Board, such new director shall be considered a member of the Incumbent Board and provided further that no individual will be considered a member of the Incumbent Board if he or she initially assumed office as a result of an actual or threatened proxy contest);

•

The consummation of a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such transaction is a “Non-Control Transaction.” A Non-Control Transaction is one where (i) stockholders of the Company before such transaction hold at least 70% of the voting power of the surviving company in substantially the same proportion as their ownership of voting power before the transaction, (ii) the individuals who were members of the Incumbent Board immediately before such transaction constitute at least two–thirds of the board of the surviving company, and (iii) no person other than the Company, a subsidiary of the Company, an employee benefit plan or trust for the benefit thereof, or any person who immediately before such transaction had beneficial ownership of at least 30% of the voting power of the Company, has beneficial ownership of more than 30% of the voting power of the surviving company;

•	The complete liquidation or dissolution of the Company; or
•	The sale or other disposition of all or substantially all of the assets of the Company to any person (other than to a subsidiary).

Under these change in control agreements, the executive officer will receive the benefits noted in the above table if the Company terminates the executive officer’s employment without cause or if the executive officer terminates his or her employment with the Company for “good reason.” “Good reason” means the occurrence of:

•

A change in the executive officer’s status, title, position or responsibilities which, in the executive officer’s reasonable judgment, does not represent a promotion from his or her status, title, position or responsibilities in effect immediately prior thereto;

•

The assignment to the executive officer of any duties and responsibilities which, in the executive officer’s reasonable judgment, are inconsistent with his or her status, title, position or responsibilities;

•

Any removal of the executive officer from or failure to reappoint or re-elect him or her to any such positions (except in connection with a termination for disability, cause, as a result of his or her death, or by the executive officer other than for good reason);

•	A reduction in the executive officer’s base salary;
•

The employer requiring the executive officer to be based at any place outside a 50 kilometer radius from the executive officer’s business office location immediately prior to the change in control (except for reasonably required business travel which is not materially greater than such travel requirements prior to the change in control);

•

The failure to provide the executive officer with compensation and benefits substantially similar to those provided prior to the change in control or the taking of any action by the employer which would directly or indirectly materially reduce any benefit or deprive the executive officer of any material fringe benefit enjoyed by him or her prior to the change in control; or

•	Any material breach by the Company or the executive officer’s employer of any provision of the change in control agreement.

On a termination for cause in the two years following a change in control, the executive officer will only receive his or her base salary and accrued vacation pay to the date of the termination of employment, plus any other benefits or compensation which have been earned or become payable prior to that date. On a termination of the employment of the executive officer due to death in the two years following a change in control, the executive officer’s beneficiaries will be entitled to receive the executive officer’s base salary and accrued vacation pay through the termination date, plus any other benefits or compensation which have been earned or become payable prior to that date. The executive officer’s beneficiaries would also be entitled to receive a pro rata portion of any cash incentive or other incentive awards the executive officer would have received if he or she had continued employment until the end of the calendar year, payable at the same time such cash incentives or awards are payable to other employees.

The change in control agreements also contain non-competition covenants in favour of the Company for a maximum of two years following a change in control and impose confidentiality obligations on the executive officer both during and after his or her termination of employment with the Company. The executive officer will also be required to pre-clear with the Company any trades in the Company’s securities for one year after his or her termination of employment to attempt to confirm that no trades are being made by the executive officer with knowledge of material undisclosed information.

Other Change in Control Benefits

As discussed above under “Compensation Discussion and Analysis – Elements of Compensation – Other Payments Made in Connection with a Change in Control,” certain of the Company’s compensation plans also contain provisions dealing with the consequences of a change in control of the Company, as described below.

2006 Stock Incentive Plan

Under the 2006 Plan, all restrictions on the exercise or vesting of awards lapse upon a change in control of the Company whether or not the executive officer remains employed by the Company after the change in control (i.e., the 2006 Plan provides for a “single trigger”).

EAPP and SERP

Under the EAPP, upon the occurrence of a change in control of the Company, the minimum cash incentive payable to each executive officer in the year of the change in control will be the greatest of (i) the cash incentive payment received by the executive officer in the fiscal year prior to the year in which the change in control occurs, (ii) the cash incentive that would be payable in the year of the change of control assuming that the target level of performance was obtained, and (iii) the cash incentive that would be payable in the year of the change of control based on the actual performance of the Company for that year through the date of the change of control. For executive officers whose employment is terminated by the Company without cause or by the officer for good reason in connection with a change in control, the cash incentives under the EAPP will be paid as if they had remained employed through the usual payment date under the EAPP. As noted above, any cash incentive payments made under the EAPP as a result of a change in control reduce the amount payable to the executive officer under his or her change in control agreement.

In addition, executive officers will become 100% vested in benefits accrued to them under the Company’s SERP in the event of a change in control. Neither the EAPP nor the SERP provide for immediate benefits to be paid to executive officers on a change in control. The only automatic consequence of a change in control under these plans is the accelerated vesting of benefits (under the SERP) or guaranteed entitlement to a specified level of cash incentive payment (under the EAPP), as the case may be. Payment of the benefits or cash incentives, as applicable, would only occur either (i) on the usual cash incentive payment date (in the case of the EAPP), or (ii) following termination of employment (in the case of the SERP). Because payment under the SERP does not occur until after an executive officer’s termination of employment following a change in control, it is a “double trigger.”

Director Compensation

The following table summarizes the compensation paid to directors of the Company in 2006. Two of the Company’s directors, Messrs. Craig S. Miller and John A. Lederer, were appointed to the Board on February 5, 2007. Ms. Shan Atkins was appointed to the Board on March 6, 2007. Consequently, none of these three directors received any compensation as directors in 2006. Mrs. Kerrii Anderson was a member of the Board until February 1, 2007. Mrs. Anderson also served as an officer of the Company until September 29, 2006, simultaneously serving as an executive officer of Wendy’s. Because she was also an officer of Wendy’s, Mrs. Anderson did not receive any additional compensation for acting as an officer or director of the Company, either before or after the separation of the Company from Wendy’s. Mr. John T. Schuessler served as Chairman of the Board of the Company until April 17, 2006. He also served as an officer of Wendy’s and Chairman of the Wendy’s board of directors during that time and, therefore, did not receive any additional compensation for serving as a director of the Company. Furthermore, Mr. Paul House and Ms. Cynthia Devine did not receive any compensation for serving as directors of the Company in 2006 because they are also executive officers of the Company.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
David P. Lauer	$67,500	$22,454	$89,954
James V. Pickett(3)	$64,500	$22,454	$86,954
David H. Lees	$58,500	$22,454	$80,954
The Hon. Frank Iacobucci	$57,000	$22,454	$79,454
Wayne C. Sales(3)	$46,500	$22,454	$68,954
Michael J. Endres(3)	$45,750	$22,454	$68,204
J. Randolph Lewis(3)	$48,000	$22,454	$70,454

Notes:

(1)	See the discussion below for a breakdown of the types of fees and retainers paid to directors. Directors who are not employees are also reimbursed for expenses related to attendance at director education seminars attended pursuant to the Board’s director education program.

(2)	Under the 2006 Plan, directors who are not employees received an award of 2,730 Formula RSUs (as defined under the 2006 Plan). This grant was made as of May 1, 2006, and one-third of this grant of Formula RSUs vests on each of May 1, 2007 and May 1, 2008, and the remaining one-third will vest on November 1, 2008. Only the above-described grant of RSUs has been made to the directors, and no additional RSUs will be awarded to non-employee directors under the 2006 Plan, other than pursuant to the automatic settlement of dividend equivalent rights in additional Formula RSUs, as the 2006 Plan was amended to remove Formula RSUs for non-employee directors. The value of the awards granted in 2006 is based on the compensation cost of awards over the requisite service period computed in accordance with SFAS 123R as set out in Note 17 to the Company’s 2006 consolidated financial statements. The full grant date fair value of the award for each director, computed in accordance with SFAS 123R, is $83,402. As of December 31, 2006, an additional 12 Formula RSUs had been automatically granted to each director pursuant to dividend equivalent rights and, thus, each director noted in the above table held a total of 2,742 Formula RSUs at December 31, 2006.

(3)	Each of Messrs. Sales, Endres and Lewis were appointed to the Board on April 24, 2006 and, therefore, did not receive any compensation from the Company in the first quarter of 2006. After the resignation of Mr. Pickett on February 1, 2007, his Formula RSUs were forfeited and terminated under the terms of the 2006 Plan, which requires three years of service before a director’s departure is considered a “retirement” under the 2006 Plan.

Under the Company’s director compensation program, directors receive an annual cash retainer of $30,000. They also receive an annual equity retainer which, in 2006, was paid in the form of Formula RSUs, as noted in the above table. Directors also receive $1,500 per Board or Committee meeting attended, a retainer of $3,000 per year for serving on a Committee and a retainer of $6,000 per year for serving as the Chair of a Committee ($12,000 per year for the Chair of the Audit Committee). Based on the changes to the Company’s Governance

Guidelines, approved in December 2006, directors are also required to maintain stock ownership with a value equal to three times their annual cash and equity retainers.

The Committee has approved certain changes to director compensation which will be effective in respect of the 2007 fiscal year. The Compensation Committee engaged Hewitt Associates to review the Company’s director compensation in 2006. In conducting this review, Hewitt Associates reviewed the current annual retainers being paid to directors, and chairs and members of the Board’s committees, as well as the equity compensation paid to directors in 2006. In conducting this review, Hewitt Associates also reviewed market data prepared by Towers Perrin for Wendy’s in 2005 as well as general industry data. After this review, Hewitt presented a number of alternatives for director compensation, and also confirmed that certain aspects of director compensation were sufficiently competitive in terms of the magnitude of pay and did not warrant adjustment at that time. Based on these alternatives, on November 27, 2006, the Committee approved certain modifications to director compensation. These changes were subsequently approved by the Board on December 5, 2006.

The annual Board and Committee retainers and meeting fees have not changed. However, given the relative workload for various Committees, and other relevant factors, the Committee has decided to review again in 2007 the Committee chair retainers to ascertain if adjustments should be made.

The Committee has approved a Non-Employee Director Deferred Stock Unit Plan (“DSU Plan”) pursuant to which non-employee directors will receive an annual $60,000 equity retainer in deferred share units (“DSUs”) until they have achieved the stock ownership guidelines. DSUs are notional shares which track the value of the Company’s common stock and are paid out in cash based on the value of the Company’s common stock on the TSX when a director leaves the Board and has no continuing employment relationship with the Company. Once the stock ownership guidelines have been achieved, directors can choose to take their annual equity retainer in cash instead of DSUs. Under the DSU Plan, directors can also defer all or a portion of other retainers and meeting fees into DSUs.

The Committee also implemented a new U.S. Non-Employee Directors’ Deferred Compensation Plan (the “Deferred Income Plan”). Under the Deferred Income Plan, U.S. directors can defer all or a portion of cash payments they receive as directors for up to ten years after they leave the Board.

The principal difference between the Formula RSUs, which directors received in 2006, and the DSUs that directors will receive going forward, is that the Formula RSUs vested in one-third increments over 30 months. If a director received a grant of Formula RSUs and resigned less than 30 months later, he or she would receive less than the full benefit of the grant. However, all DSUs vest when the director ceases serving on the Board and has no continuing employment relationship with the Company, thus providing the director with the full benefit of the award regardless of when he or she leaves the Board. The Compensation Committee decided to replace the annual grants of Formula RSUs to non-employee directors with annual grants of DSUs because DSUs allow the non-employee directors to defer their compensation, and the Committee’s intent was to deliver total annual compensation to directors for cash and equity retainers of $90,000, which the Committee determined should not be subject to forfeiture if a director resigns. In addition, unless a director resigns, he or she must hold DSUs for his or her full term of service with the Board, which is likely to be longer than the 30-month vesting period required for the RSUs. Furthermore, DSUs will continue to align the interests of directors and the stockholders because the payment received on settlement of the DSUs is based on the stock price at the settlement time. Because directors will receive DSUs under the new DSU Plan, the 2006 Plan was amended at the end of 2006 to eliminate the annual grant of Formula RSUs to directors.

The Compensation Committee believes that the director compensation package is appropriate because it rewards directors, through the cash retainers and meeting fees, for the time and effort they are expected to spend on Company matters. Additionally, it places a significant emphasis on aligning the interests of directors with the interests of the Company’s stockholders by providing for an equity retainer equal to two times that of the cash retainer and further requiring compliance with stock ownership guidelines. The Company’s stock ownership guidelines for directors are contained in the Company’s Governance Guidelines, which are available on the Company’s corporate and investor website at www.timhortons-invest.com

TRANSACTIONS INVOLVING RELATED PARTIES

With respect to conflicts of interest that may arise from time-to-time between the Company and any of the directors, the Governance Guidelines state that the Board, after consulting with counsel, determines whether conflicts of interest exist on a case-by-case basis, with the objective, among others, that the directors voting on an issue are not conflicted with respect to that issue. The directors expect that each of them will disclose actual or potential conflicts to further these objectives. In addition, not less than annually, each director affirms the existence or absence of actual or potential conflicts and that affirmation is reported to the Nominating and Corporate Governance Committee.

Certain Transactions Involving Officers and Directors

A trust for the benefit of Paul D. House, the Company’s President, Chief Executive Officer and Chairman of the Board, is the sole stockholder of a corporation that purchased a shopping center property in Tottenham, Ontario, Canada from an unrelated third party in 1998. As part of the shopping center purchase transaction, the corporation now leases a Tim Hortons restaurant to a subsidiary of the Company. The remaining term of the lease is seven years. The amount of rent paid to the corporation in fiscal 2005 and 2006 was $55,000 and $59,000, respectively. In the opinion of the Company, the terms of this lease are no less favorable than the Company and its subsidiaries could have obtained from an unrelated third party.

Certain Transactions Involving Wendy’s International, Inc.

Separation Agreements

In March, 2006, the Company entered into various agreements with Wendy’s that defined its relationship with Wendy’s in the interim period between the Company’s IPO and its separation from Wendy’s as well as with respect to various post-separation matters. These agreements included a master separation agreement, a shared services agreement, a tax sharing agreement and a registration rights agreement. These agreements are further described in the Company’s Form 10-K, under Part I, Item 1, “Business—Existing Relationship with Wendy’s.” See also Part I, Item 1A, “Risk Factors” in the Company’s Form 10-K.

The shared services agreement was designed to help the Company and Wendy’s transition to being two separate public companies, each with its own administrative resources. Under the shared services agreement, in 2006, Wendy’s provided the Company with services relating to corporate functions such as executive oversight, risk management, information technology, accounting, legal, investor relations, human resources, tax, employee benefits and incentives, and other services. The Company paid $10.1 million in fiscal 2006 under the shared services agreement. Consistent with the terms of the shared services agreement, the charges in fiscal 2006 were reduced to reflect the increasing independence of the Company, and therefore, the decreased level of services being provided by Wendy’s, primarily in the areas of executive oversight, investor relations, treasury and financial reporting.

Presently, the only services Wendy’s continues to provide under the shared services agreement are certain information technology services, primarily related to the Company’s general ledger and U.S. fixed asset subledger. Under the terms of the shared services agreement, these services are terminable on twelve months notice. Although the underlying license agreement with the third-party software vendor extends for 18 months following the Company’s separation from Wendy’s, and the Company expected that Wendy’s would continue to provide the hosting services for this entire period, the Company received a twelve-month termination notice from Wendy’s on December 27, 2006. The Company is currently negotiating with Wendy’s regarding an extension of these information technology services until March 2008; however, the Company is also taking steps to implement a new general ledger system and U.S. fixed asset subledger prior to the Wendy’s termination date (December 28, 2007). Although the Company will be simultaneously implementing its own systems, the Company considers it advisable to maintain the Wendy’s systems as systems of record for the information technology services provided by Wendy’s for year-end 2007. The Company is aware of risks associated with bringing systems online in the last quarter of a reporting period, including with respect to Sarbanes-Oxley Section 404 compliance. Wendy’s and the Company have agreed to ongoing indemnification and limitation of liability covenants with respect to the services performed under the shared services agreement, and may agree to a modification of such terms in connection with an extension of the services until March 2008. See Note 3 of the Consolidated Financial Statements in the Company’s Form 10-K for additional detail regarding the expenses incurred by the Company under the shared services agreement with Wendy’s

The Company’s U.S. income tax provision and related deferred income tax amounts are determined as if the Company filed tax returns on a standalone basis. However, in accordance with the terms of the tax sharing agreement with Wendy’s, the Company’s U.S. entities will be included in the filing of a consolidated U.S. tax return with Wendy’s and its other U.S. subsidiaries for the periods prior to September 29, 2006. The Company’s U.S. entities will file a separate consolidated U.S. tax return for the period of September 30, 2006 to December 31, 2006.

Under the tax sharing agreement, the Company generally will pay to or receive from Wendy’s the amount of U.S. federal, state and local income taxes that the Company would be required to pay to or entitled to receive from the relevant taxing authorities if the Company and its subsidiaries filed combined, consolidated or unitary tax returns and were not included in the consolidated, combined or unitary tax returns of Wendy’s. In addition, in accordance with certain provisions of the tax sharing agreement, Wendy’s will control all of the Company’s U.S. and Canadian tax decisions for that portion of the 2006 tax year that Wendy’s was the Company’s controlling stockholder prior to September 29, 2006 (“2006 Tax Year”). The tax sharing agreement provides that Wendy’s will have sole authority to respond to and conduct all tax proceedings (including tax audits) relating to the Company and to file all income tax returns on the Company’s behalf for the 2006 Tax Year and to determine the amount of liability to (or entitlement to payment from) Wendy’s under the tax sharing agreement. This arrangement may result in conflicts of interest between Wendy’s and the Company. Moreover, notwithstanding the tax sharing agreement, U.S. federal law provides that each member of a consolidated group is liable for the group’s entire tax obligation. Thus, to the extent Wendy’s or other members of the group fail to make any U.S. federal income tax payments required by law for the 2006 Tax Year and for prior years, the Company would be liable for the shortfall. Similar principles may apply for foreign, state and local income tax purposes where the Company files combined, consolidated or unitary returns with Wendy’s for federal, foreign, state and local income tax purposes for the 2006 Tax Year and prior years. See Note 6 to the Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-K for additional details regarding the actual and anticipated financial impact to the Company in connection with the tax sharing agreement with Wendy’s.

The master separation agreement contains key provisions related to the Company’s separation from Wendy’s, the IPO and the spin-off transaction. Many of the provisions of the master separation agreement are no longer relevant as a result of the completion of the spin-off. However, the covenants of the Company and Wendy’s under the master separation agreement extend indefinitely, and those that are significant cover such matters as ownership of assets and indemnification. See Part I, Item 1 “Business—Existing Relationship with Wendy’s” in the Company’s Form 10-K for additional details regarding these provisions.

The registration rights agreement provided Wendy’s with the right to require the Company to register shares of the Company’s common stock which Wendy’s owned in the event Wendy’s did not complete the spin-off to allow Wendy’s to sell the Company’s stock it owned. With the completion of the spin-off, there are no significant rights or obligations of Wendy’s or the Company that remain relevant.

Other Transactions with Wendy’s

In addition to the functions historically provided by Wendy’s to the Company as described above under the shared services agreement description, certain Tim Hortons restaurants are located on sites on which a Wendy’s restaurant is also located (the “Combo Stores”). In Canada, the real estate for approximately 100 Combo Stores is owned or leased by a 50-50 joint venture between the Company and Wendy’s. In 2006, the joint venture with Wendy’s distributed $13.5 million, of which the Company received 50%. In the U.S., the Company controls approximately 30 Combo Stores, either through ownership or lease, and leases the Wendy’s portion of the Combo Store to Wendy’s or a Wendy’s franchisee at a rate of 8.5% of the Wendy’s restaurant sales, and leases the Tim Hortons concept to a Tim Hortons franchisee or to a subsidiary of the Company.

As at December 31, 2006, the Company had a net amount receivable from Wendy’s of $0.4 million, primarily related to the net allocation of tax expenses between the two companies that was offset, in part, by amounts owing to Wendy’s from the Company under the shared services agreement.

On July 17, 2006, the Company purchased four restaurant sites from Wendy’s Old Fashioned Hamburgers of New York, Inc., a wholly-owned subsidiary of Wendy’s, which were formerly Wendy’s restaurants, for US$1 million.

In September 2005, the Company distributed, by way of a non-cash dividend, a note to Wendy’s in the amount of US$960.0 million. The outstanding principal of the note had an annual interest rate of 3.0%. Both the outstanding principal and accrued interest were due within 30 days of a demand for payment by Wendy’s and could be prepaid by the Company at any time. On March 3, 2006, the Company repaid US$427.4 million principal on the US$960.0 million note plus accrued interest of US$12.7 million. On April 26, 2006 the Company repaid the remaining principal of US$532.6 million and accrued interest of US$2.0 million using proceeds from the Company’s IPO.

In addition, on the Company’s behalf, Wendy’s previously provided certain guarantees to third parties for liabilities of the Company. As of December 31, 2006, Wendy’s received releases for all such guarantees provided by them except for guarantees of certain insignificant surety bonds and letters of credit which are scheduled to expire. Corresponding releases will be sought for these surety bonds and letters of credit as they terminate to reduce the level of Wendy’s guaranteed obligations.

For greater detail regarding transactions involving Wendy’s for fiscal year 2006, see Notes 3, 6, 11, 16, and 22 to the Consolidated Financial Statements, and the Management Discussion and Analysis of Financial Condition and Results of Operations contained in the Company’s Form 10-K.

Review, Approval or Ratification of Transactions with Related Parties

The Board has delegated to the Audit Committee responsibility for reviewing related party transactions. In February 2006, as amended in February 2007, the Audit Committee adopted a written policy pursuant to which all transactions, regardless of dollar amount, between the Company or any of its direct or indirect subsidiaries and (i) any director or officer thereof or nominee for director thereof, (ii) any family member of a director or officer thereof or nominee for director or officer thereof, or (iii) any entity (A) in which any of the foregoing individuals has a direct or indirect legal or beneficial ownership interest (other than an interest that arises solely as a result of such individual’s ownership of publicly traded securities of the entity), or (B) which employs any of the foregoing individuals, shall be submitted to the Audit Committee for consideration prior to the consummation of the transaction. The Audit Committee reports to the Board on all related party transactions reviewed.

The Hon. Mr. Iacobucci is a director of the Company and an employee of the law firm, Torys LLP, which provided legal work to the Company prior to The Hon. Mr. Iacobucci’s election to the Board and continued to do so after The Hon. Mr. Iacobucci joined the Board. In the Summer and Fall of 2006, Torys was engaged to perform additional legal work on isolated projects. The aggregate fees billed by Torys for this work for 2006, and approved through the date of this Proxy Statement, do not exceed $120,000. The Torys legal work was not reviewed under the Audit Committee’s related party transaction policy until October of 2006, at which time all work performed by Torys was reviewed and discussed by the Audit Committee. The Company believes that the rates the Company receives from Torys are reasonable for the services performed and not affected by The Hon. Mr. Iacobucci’s service on the Board. On October 23, 2006, the Audit Committee ratified the engagement of Torys for legal work performed prior to October 23, 2006, and approved under the related party transactions policy the Company’s continued engagement of Torys to perform environmental legal work for the Company. The Audit Committee agreed that there may be other projects where the Company would like to engage Torys in the future. In such cases, the additional work will be reviewed by the Audit Committee in advance under its related party transactions policy.

PROPOSAL NUMBER 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Appointment of PricewaterhouseCoopers LLP

The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2007 fiscal year. Management expects that representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the selection of the Company’s independent registered public accounting firm.

Even if the selection of PricewaterhouseCoopers LLP is ratified by stockholders, the Audit Committee in its discretion could decide to terminate the engagement of

PricewaterhouseCoopers LLP and to engage another firm if the Committee determines such action to be necessary or desirable.

Required Vote

The affirmative vote of a majority of the votes cast at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accounting firm for year ending December 30, 2007. For the purpose of this vote, votes to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the vote on such proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT YEAR. Unless otherwise indicated, the persons named in the proxy will vote all proxies “FOR” ratification of the selection of PricewaterhouseCoopers as independent auditor for 2007.

PROPOSAL NUMBER 3—AMENDMENT OF THE COMPANY’S 2006 STOCK INCENTIVE PLAN

At the meeting, the stockholders will be asked to approve a resolution authorizing amendments to the Company’s 2006 Stock Incentive Plan (the “2006 Plan”). The 2006 Plan is the only plan under which equity securities of the Company are authorized for issuance. As described in more detail below under “Proposed Amendments,” the proposed amendments to the 2006 Plan consist of (i) changes to the amendment procedure for the 2006 Plan, (ii) the extension of the exercise period of awards following termination of employment, and (iii) the extension of exercise periods of awards that would otherwise expire outside of trading windows for the Company’s securities.

Summary of the 2006 Plan

The following is a summary of the principal provisions of the 2006 Plan, as amended as proposed. This summary is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached as Appendix D to this Proxy Statement.

Administration

The 2006 Plan is currently administered by the Compensation Committee. The Committee has the authority to determine the individuals to whom, and the times at which, awards will be granted, the number of shares of common stock to be subject to each grant, the terms and conditions of each award, and the duration of leaves of absence that may be granted to participants without constituting a termination of their employment for purposes of the 2006 Plan.

Eligibility

Awards under the 2006 Plan may be granted to executive officers, as well as other officers, directors, and employees of the Company and its subsidiaries who contribute significantly to the Company’s success and growth. Non-employee directors do not currently participate in the 2006 Plan, other than with respect to the grant of Formula RSUs made to them in 2006. As discussed under “Executive and Director Compensation—Director Compensation” in this Proxy Statement, the Board approved a Non-Employee Director Deferred Stock Unit Plan in 2006 under which non-employee directors will receive their annual equity retainer in DSUs, which are paid out in cash upon settlement based on the value of the shares of the Company’s common stock at that time.

Shares of Common Stock Authorized for Issuance

The 2006 Plan authorizes up to 2,900,000 shares of common stock to be used for grants of awards. The common stock offered under the 2006 Plan may be authorized but unissued shares, issued shares which have been reacquired by the Company and held by it as treasury shares, shares which have been otherwise acquired by or on behalf of the Company, a subsidiary, or a trust established by either of the Company or a subsidiary and held for future delivery, or shares acquired by delivery of cash to a broker to acquire shares in the open market on behalf of employees and/or directors, or any combination thereof. On November 17, 2006, The TDL Group Corp., a Canadian subsidiary of Tim Hortons Inc. (“TDL”), established, as settlor, the TDL RSU Plan Trust, a trust under the laws of Nova Scotia, of which Computershare Trust Company of Canada is the Trustee. This trust has been established to acquire in the open market, hold and distribute the Company’s shares of common stock to most Canadian employees in satisfaction of the Company’s obligations to settle restricted stock units, or RSUs, that vest under the 2006 Plan.

To the extent that any award based on common stock expires or terminates without having been exercised in full, is forfeited or is settled in cash, the common stock subject to that award will be available for other awards. Also, to the extent that an option is exercised by tendering common stock as payment of the exercise price and/or required tax withholding, the maximum number of shares of common stock available under the 2006 Plan will be increased by the number of shares so tendered. The 2006 Plan provides that the maximum number of shares of common stock for which awards may be granted to any single participant in any calendar year may not exceed 250,000 for performance shares (which does not include RSUs) and 250,000 for options and stock appreciation rights, collectively. The dollar amount of cash or the fair market value of common stock that any single participant may receive in any calendar year for performance units (which does not include RSUs) denominated in dollars may not exceed US$4,000,000. There are no comparable limits applicable to RSU grants. The 2006 Plan provides that the number of shares of common stock issuable to insiders (as defined under Canadian securities laws), at any time, under all security-based compensation arrangements may not exceed 10% of the issued and outstanding shares of the Company’s common stock and that the number of shares of common stock issued to insiders, within any one year period, under all security-based compensation arrangements may not exceed 10% of the issued and outstanding shares of common stock.

Fair Market Value

Under the 2006 Plan, “fair market value” is defined as the mean of the high and low prices of the Company’s common stock on the NYSE or the TSX, as designated by the Compensation Committee. On July 24, 2006, the Committee established “fair market value” under the 2006 Plan as being equal to the mean of the high and low prices at which shares of the Company’s common stock are traded on the TSX on the relevant date, unless the Committee subsequently determines otherwise.

Adjustments to Outstanding Awards

The Compensation Committee also has the authority to determine any adjustments to outstanding awards and the shares issuable thereunder in connection with certain changes in capitalization of the Company, including mergers, consolidations, reorganizations and stock splits. The Committee cannot make adjustments (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the 2006 Plan) or amendments where the adjustment or amendment would reduce or have the effect of reducing the exercise price of an option or stock appreciation right previously granted under the 2006 Plan, whether through amendment, cancellation, replacement grants or other means, unless the stockholders have approved the adjustment or amendment.

Types of Awards

The following types of awards have been granted under the 2006 Plan:

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Formula RSUs: In 2006, each director was granted 2,730 Formula RSUs, which will be settled in the Company’s shares of common stock on vesting. A description of the terms of such Formula RSUs is contained under “Executive and Director Compensation—Director Compensation” in this Proxy Statement; however, as discussed in that section, beginning in 2007, incentive compensation for directors will consist of DSUs under the Non-Employee Director Deferred Stock Unit Plan. The 2006 Plan was amended in December of 2006 to eliminate the automatic award of Formula RSUs to outside directors.

•

Stock Units: The Compensation Committee may make awards of stock units under the 2006 Plan, which represent the right of the grantee to receive a payment in shares of the Company’s common stock or cash upon vesting or on any later date specified by the Committee, equal to the fair market value of the common stock as of the date the stock unit was granted, the vesting date or any other date as determined by the Committee. The Compensation Committee may place a limitation on the amount payable in respect of each stock unit at the time of grant and may provide for the settlement of stock units in cash or in shares of common stock. See the discussion under the “Grants of Plan-Based Awards for 2006” table under “Executive and Director Compensation” in this Proxy Statement for a description of the terms of outstanding RSUs.

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Dividend Equivalent Rights: Dividend equivalent rights may be granted in conjunction with another award or as a separate award. Grantees of dividend equivalent rights are entitled to receive payments in single or multiple installments, as determined by the Compensation Committee, equivalent to all or some portion of the cash dividends payable with respect to shares of common stock (as specified in the applicable award agreement). Payments may be made in cash, common stock or a combination thereof. Amounts payable in respect of dividend equivalent rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on the dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the award to which the dividend equivalent rights relate. If the amounts payable are deferred, the Committee will determine whether the deferred amounts are to be held in cash, reinvested shares, or deemed notionally to be reinvested in shares of common stock. The Formula RSUs granted to the Company’s directors and the RSUs granted to the Company’s executive officers carry dividend equivalent rights, which automatically settle in additional RSUs on the payment of dividends by the Company.

In addition to the foregoing, the Committee may also grant the following types of awards under the 2006 Plan:

•	Restricted Stock, which are shares of the Company’s common stock that contain such restrictions, terms and conditions as the Committee determines;
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Stock Options, which allow a grantee to acquire a share of the Company after paying an exercise price. Options under the 2006 Plan may be incentive stock options as defined under Section 424 of the Internal Revenue Code and non-qualified stock options. The 2006 Plan states that the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. The 2006 Plan also contains other requirements relating to the terms of options;

•

Stock Appreciation Rights, which may be related to or unrelated to an option. On exercise of a stock appreciation right, the grantee receives cash or stock equal in value to the difference between the fair market value of the common stock on the date of grant and the date of exercise;

•	Performance Shares, which are shares of common stock which vest once certain pre-determined performance objectives have been met; and
•

Performance Units, which may have a value based on the fair market value of the Company’s shares of common stock or may have a specified dollar value, and which generally vest once pre-determined performance objectives are met.

Refer to the full text of the 2006 Plan, revised to reflect the proposed amendments described below, which is attached hereto as Appendix D, for a complete description of the awards that may be granted under the 2006 Plan. See also “Compensation Discussion and Analysis – Elements of Compensation – Other Payments Made in Connection with a Change in Control” in this Proxy Statement for a description of the effect of a grantee’s termination of employment on his or her outstanding awards.

Limited Transferability

Under the 2006 Plan, awards that are subject to vesting or performance conditions are not transferable until they have vested or until the performance conditions have been satisfied, as applicable. Furthermore, options and stock appreciation rights are not transferable and are only exercisable by the optionee or grantee during his or her lifetime or by his or her estate or legal representative following the death or disability of the optionee or grantee, as applicable.

Previous Amendments to the 2006 Plan

The 2006 Plan was amended, effective December 5, 2006, to (i) add references to the TDL RSU Plan Trust, (ii) terminate the annual automatic award of Formula RSUs to non-employee directors because, as discussed above, directors will now receive an annual grant of deferred stock units, or DSUs, under a separate Non-Employee Director Deferred Stock Unit Plan, (iii) clarify that the 2006 Plan will be administered by the Compensation Committee, and (iv) make certain clerical amendments. These amendments were not presented to the stockholders for approval because they were administrative in nature and did not have the effect of enhancing or increasing the benefits available to any insiders of the Company.

Canadian and United States Tax Consequences and Tax Withholding

See the discussion below under “Certain U.S. Federal Income Tax Consequences” and “Certain Canadian Income Tax Consequences” for a discussion of the tax consequences associated with awards of restricted stock units and options.

If a grantee recognizes taxable income in connection with the receipt of common stock or cash under the 2006 Plan, the grantee will pay the federal, state, provincial and local income taxes and other amounts required by law to be withheld by the Company in connection with the receipt prior to the issuance or delivery of the shares of common stock or payment of the cash. Under the 2006 Plan, the grantee may elect to have the Company withhold a portion of the shares of common stock issuable or deliverable with a fair market value equal to the amount of withholding taxes in satisfaction of the obligation to pay the withholding taxes, and the award agreements for the RSUs granted by the Company in 2006 entitle the Company to make this withholding without the consent of the grantee.

Proposed Amendments

The Board is asking stockholders to approve amendments to the 2006 Plan to (i) specify the types of amendments to the provisions of, or awards granted under, the 2006 Plan that must be approved by stockholders, (ii) permit any award granted under the 2006 Plan that would expire outside of a trading window to be exercised by the end of the tenth trading day of the immediately succeeding trading window during which the grantee would be permitted to trade, and (iii) provide that holders of options and stock appreciation rights will have 90 days (instead of 30 days) following a termination of employment (other than due to death, disability, retirement or in connection with certain dispositions by the Company) to exercise such options and stock appreciation rights, provided that in no event will this result in options or stock appreciation rights being exercisable beyond the maximum term of the option or stock appreciation right (the “Amendments”). The Board has previously made certain administrative changes to the 2006 Plan, including stipulating that the 2006 Plan will terminate and no awards will be granted thereunder after the tenth anniversary of the date the 2006 Plan was originally adopted. These amendments do not require stockholder approval.

Amendment Procedure

The 2006 Plan currently contains a general amendment procedure which allows the Board to amend the Plan at any time, subject to applicable regulatory requirements, without the consent of the grantee of any awards thereunder, provided that such amendment will not impair the rights of the grantee therein.

Effective January 1, 2005, the TSX introduced new rules regarding the procedure for amending an employee share option plan, which would include the 2006 Plan. Subsection 613(d) of the TSX Company Manual provides that in order for an issuer to amend an employee share option plan, the plan must specify whether stockholder approval is required for that type of amendment. A general amendment procedure, such as the one currently contained in the 2006 Plan, will no longer be permitted, and the TSX has advised issuers that they have until June 30, 2007 to adopt a proper amendment procedure. Issuers who fail to adopt a proper amendment procedure prior to June 30, 2007 will no longer be able to make any amendments to their plans without stockholder approval, including amendments considered to be of a “housekeeping” nature. The amendment procedure must be approved by stockholders.

The Board has resolved to amend “Section 22 – Amendment or Termination; Duration” of the 2006 Plan to adopt a proper amendment procedure. The new amendment procedure provides that, except as provided below and except as may otherwise be provided by applicable tax and regulatory requirements, the Board may, from time to time, make any amendments or changes to the 2006 Plan or outstanding awards that the Board shall determine, in its sole discretion, without stockholder approval. Under Section 22, as proposed to be amended, the following amendments to the 2006 Plan or outstanding awards will require the approval of both the Board and the Company’s stockholders:

•	an increase in the maximum number of shares of common stock that may be made the subject of awards or options under the Plan;
•

any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the 2006 Plan) or amendment that reduces or would have the effect of reducing the exercise price of an option or stock appreciation right previously granted under the 2006 Plan, whether through amendment, cancellation or replacement grants, or other means;

•	an increase in the limits on awards that may be granted to any eligible individual under Sections 3.1 or 31 of the 2006 Plan; and
•

an extension of the term of an outstanding option or stock appreciation right beyond the expiry date thereof, except as set forth in Sections 6.2(v) and 7.3(i) of the 2006 Plan as they relate to options that expire outside of a trading window.

Furthermore, no change to an outstanding award that will impair the rights of the optionee or grantee may be made without the consent of the optionee or grantee.

The following types of amendments are examples of the changes the Board may make without stockholder approval:

•	amendments of a “housekeeping” nature;
•	changing the terms and conditions governing awards under the Plan, including with respect to the vesting period, exercise method and frequency and assignability of an award;
•

a change to the termination provisions of an award or the Plan which does not entail an extension beyond the original expiry date, including determining that any of the provisions of the Plan concerning the effect of termination of the grantee’s employment shall not apply for any reason acceptable to the Board;

•	the addition of any form of financial assistance;
•	any amendment to a financial assistance provision which is more favourable to eligible participants; and
•	a change to the vesting provisions of an award or the Plan.

Extension of Exercise Period Following Termination of Employment

Under the 2006 Plan, holders of options and stock appreciation rights currently have 30 days following a termination of employment (other than due to death, disability, retirement or in connection with certain dispositions by the Company) to exercise such options and stock appreciation rights (but in no event beyond the maximum term of the option or stock appreciation right). The Company proposes to amend Section 11.1 of the Plan to extend the period within which executives may exercise options and stock appreciation rights following termination of employment to 90 days. Because directors and officers are only permitted to buy or sell the Company’s securities within certain trading windows, as discussed below under “Trading Windows,” the current 30-day period within which options and stock appreciation rights could be exercised would not necessarily bring the executive into a trading window. Executives could have material non-public information concerning the Company for prolonged periods after leaving the Company’s employ and, therefore, it would not be appropriate for them to trade outside of a trading window. The proposed amendment would ensure that former executives would have sufficient time to exercise their options within a trading window (provided that in no event will this amendment to the 2006 Plan result in options or stock appreciation rights being exercisable beyond the maximum term of the option or stock appreciation right). There are currently no options or stock appreciation rights outstanding.

Trading Windows

Under the current terms of the Company’s insider trading and window trading policy, all employees who have access to material, non-public information are designated as either “Insiders A” or “Insiders B” and cannot engage in a transaction involving the Company’s securities except by pre-clearing the trade with the Company’s legal department and in no event while such employee is in possession of material, non-public information. In addition to the pre-clearance requirement, “Insiders A,” which include the Company’s directors, officers, and certain other employees, are restricted to engaging in trades in the Company’s securities only during specified “window periods”, which generally begin three business days after the release of the Company’s quarterly financial results and continue for 10 to 15 business days thereafter. As stated above, all trades during the window period must also be approved in advance by the Company’s legal department.

In the June 2006 TSX notice discussed above, the TSX recognized the appropriateness of public companies establishing such trading windows. They also recognized that such trading windows may not permit option exercises outside of the window (even if there is no legal restriction on doing so), which may result in the options or other equity compensation awards expiring outside of these windows. The TSX notice provides that the TSX is prepared, subject to stockholder approval, to permit amendments to option plans and other share compensation arrangements if such plans or arrangements, or options or other awards issued thereunder, would otherwise expire outside of a trading window. The Company believes that an amendment to the 2006 Plan that would provide for an extension of awards in such circumstances is appropriate, as it will enable an award to be exercised after material information known to the grantee has been disclosed to the public, thereby avoiding any loss of the benefit of the award resulting from the timing of its termination (i.e., outside of a window period). Accordingly, the Company is proposing an amendment to the 2006 Plan that would (i) permit any award granted under the 2006 Plan that would expire by its terms outside of a trading window to be exercised by the end of the tenth trading day of the immediately succeeding trading window during which the grantee would be able to engage in a transaction involving the Company’s securities, and (ii) add certain defined terms to the 2006 Plan that are required as a consequence of this amendment.

Stockholder Approval

Required Vote

The affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy is required in order for the proposed Amendments to be approved by the stockholders. For purposes of this vote, votes to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the vote on the proposal. The independent members of the Board have previously approved the proposed Amendments.

Recommendation

THE BOARD HEREBY RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION TO APPROVE THE AMENDMENTS TO THE 2006 PLAN. Unless otherwise indicated, the persons named in the proxy will vote all proxies “FOR” the approval of the following resolution regarding the proposed Amendments.

“RESOLVED THAT:

1.	the amendment to Section 22 of the Company’s 2006 Stock Incentive Plan, whereby only the following amendments to the plan or outstanding awards will require stockholder approval, be hereby adopted and approved:
a.	an increase in the maximum number of shares of common stock that may be made the subject of awards or options under the Plan;
b.	any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the 2006 Plan) or amendment that reduces or would have the effect of reducing the exercise price of an option or stock appreciation right previously granted under the 2006 Plan, whether through amendment, cancellation or replacement grants, or other means;
c.	an increase in the limits on awards that may be granted to any eligible individual under Sections 3.1 or 31 of the 2006 Plan; and
d.	an extension of the term of an outstanding option or stock appreciation right beyond the expiry date thereof, except as set forth in Sections 6.2(v) and 7.3(i) of the 2006 Plan as they relate to options that expire outside of a trading window;
2.	the amendment of Section 11.1 of the Company’s 2006 Stock Incentive Plan whereby an amendment to provide holders of options and stock appreciation rights with 90 days (instead of 30 days) following a termination of employment (other than due to death, disability, retirement or in connection with certain dispositions by the Company) to exercise such options and stock appreciation rights (provided that in no event will this result in options or stock appreciation rights being exercisable beyond the maximum term of the option or stock appreciation right), be hereby adopted and approved;
3.	the amendment of Sections 6.2(v) and 7.3(i) of the Company’s 2006 Stock Incentive Plan, whereby the term of awards that expire outside of the Company’s trading windows shall be the later of the original term of the award and the tenth trading day of the immediately succeeding trading window during which the Company would allow the grantee to trade in the Company’s securities, be hereby adopted and approved;
4.	the 2006 Plan, as amended in the manner described in this Proxy Statement, is hereby approved, ratified and confirmed; and
5.	any one or more of the directors or senior officers of the Company are hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company, or otherwise, all such documents and writings as may be required to give effect to the true intent of these resolutions.”

A copy of the 2006 Plan, as amended to reflect the changes described above, is attached as Appendix D to this Proxy Statement.

New 2006 Plan Benefits

The amount and timing of awards granted under the 2006 Plan are determined in the sole discretion of the Compensation Committee and, therefore, cannot be determined in advance. Consequently, the future benefits or amounts that would be received under the 2006 Plan by executive officers, directors, and other employees are discretionary and cannot be definitely determined at this time.

Certain U.S. Federal Income Tax Consequences

Based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and the existing regulations thereunder, the anticipated U.S. federal income tax consequences in respect of options and restricted stock units granted under the Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based on the U.S. federal income tax laws as in effect as of March 16, 2007. In particular, the U.S. federal income tax consequences to a grantee resulting from the award of anything other than restricted stock units and options are not described herein. Accordingly, grantees under the 2006 Plan should consult their own tax advisors with respect to their particular circumstances, including the application and effect of the income and other tax laws of any other country, province, territory, state or local tax authority.

Restricted Stock Units

A grantee who receives a restricted stock unit will not realize taxable income at the time of the grant, and the Company will not be entitled to a corresponding U.S. federal income tax deduction at the time of grant. The grantee will have compensation income at the time the restricted stock unit has vested equal to the amount of cash or the fair market value of the shares of common stock received upon settlement of the grant. The Company will be entitled to a corresponding U.S. federal income tax deduction at that time if the Company complies with the applicable withholding requirement.

Incentive Stock Options (“ISOs”)

An optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise.

Upon disposition of the shares of common stock acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the shares within two years of the date of grant or within one year of the date of the transfer of the shares to the optionee (a “Disqualifying Disposition”), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares have been held. The Company is not entitled to a U.S. federal income tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to the exercise of an ISO, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

If an optionee pays the exercise price, in whole or in part, with previously acquired shares of common stock, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired shares to the Company as payment of the exercise price. The shares received by the optionee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously-acquired shares. The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Shares received by the optionee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are transferred to the optionee upon exercise of the ISO. If the exercise of any ISO is effected using shares previously acquired through the exercise of an ISO, the exchange of the previously acquired shares will be considered a disposition of the shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Upon the exercise of an ISO, the difference between the fair market value of the shares of the Company’s common stock issued and the option price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the shares, generally only the difference between the fair market value of the shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

Non-Qualified Stock Options

An optionee receiving a Non-Qualified Option does not recognize taxable income on the date of grant of the Non-Qualified Option, provided that the Non-Qualified Option does not have a readily ascertainable fair market value on the date of grant. In general, the optionee must recognize ordinary income at the time of exercise of the Non-Qualified Option in the amount of the difference between the fair market value of the shares of common stock of the Company on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an optionee will be deductible by the Company in the year that the optionee recognizes the income if the Company complies with the applicable withholding requirement.

Shares acquired upon the exercise of a Non-Qualified Option will have a tax basis equal to their fair market value on the exercise date, and the holding period for the shares generally will begin on the date of exercise. Upon subsequent disposition of the shares, the optionee will recognize long-term capital gain or loss if the optionee has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the optionee has held the shares for one year or less.

If an optionee pays the exercise price, in whole or in part, with previously acquired shares, the optionee will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering the previously acquired shares to the Company. Shares received by an optionee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. Shares received by an optionee in excess of the number of such previously acquired shares will have a basis equal to the fair market value of the additional shares as of the date ordinary income is recognized. The holding period for the additional shares will commence as of the date of exercise or such other relevant date.

Tax Treatment Upon a Change in Control

If awards under the 2006 Plan vest or are paid on an accelerated basis upon a change in control, some or all of the value of that acceleration may be considered a “parachute payment” under 280G of the Code. If the value of all parachute payments exceeds three times the grantee’s average income over the prior five years, part of such amount may be an “excess parachute payment.” The amount which is more than twice the average salary would be subject to a 20% U.S. federal excise tax on the recipients of the excess parachute payments and a loss of the Company’s deduction for the excess parachute payments.

Section 409A of the Code

Section 409A of the Code generally imposes an additional 20% income tax, as well as interest and penalties, on recipients of deferred compensation that does not comply with Section 409A. “Deferred compensation” for this purpose consists of compensation to which an individual has a legally binding right in a taxable year and which is to be paid in a later taxable year. In addition to the taxes, interest and penalties, deferred compensation that does not comply with Section 409A may be required to be taken into income earlier than is intended. Awards under the 2006 Plan are intended either not to be subject to Section 409A or to comply with Section 409A. If awards under the 2006 Plan are subject to Section 409A and do not comply with Section 409A, participants may be liable for the tax, interest and penalties imposed by the statute.

Certain Canadian Federal Income Tax Consequences

The following is a general summary of the Canadian federal income tax consequences under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to a grantee under the 2006 Plan who is: (i) an employee for purposes of the Tax Act of the Company or a corporation that does not deal at arm’s length (within the meaning of the Tax Act) with the Company at the time an award is granted; (ii) an employee who deals at arm’s length with the Company and his or her employer; (iii) an employee who receives the award by virtue of his or her employment; (iv) an employee who, for purposes of the Tax Act and any applicable income tax treaty and at all relevant times, is resident or is deemed to be resident in Canada; and (v) an employee who holds his or her shares of common stock as capital property (defined in this section as a “Canadian employee Grantee”). This summary does not deal with the consequences that may arise if a Canadian employee Grantee ceases to be resident in Canada for purposes of the Tax Act.

This summary is based on the current provisions of the Tax Act and the Regulations, and the Company’s understanding of the current administrative practices of the Canada Revenue Agency. This summary takes into account all specific proposals to amend the Tax Act or the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to March 16, 2007. It does not discuss provincial or territorial income tax considerations or the foreign income tax consequences to a Canadian employee Grantee who is subject to the laws of any other jurisdiction, including, without limitation, the United States.

For Canadian federal income tax purposes, all amounts, including the value of shares of common stock, the exercise price per share under an option and any resulting benefit, must be computed in Canadian dollars. The Company and its Subsidiaries intend that awards granted under the 2006 Plan to Canadian employee Grantees will be denominated in Canadian dollars; however, awards may be denominated in U.S. dollars. To the extent that an award is denominated in U.S. dollars, currency fluctuations will affect the amount of any benefit.

This summary is not exhaustive of all Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular grantee under the 2006 Plan. In particular, the Canadian federal income tax consequences to a grantee resulting from the award of anything other than restricted stock units and stock options are not described herein. Accordingly, Grantees under the 2006 Plan should consult their own tax advisors with respect to their particular circumstances, including the application and effect of the income and other tax laws of any other country, province, territory, state or local tax authority.

Restricted Stock Units

The following section of the summary applies to a Canadian employee Grantee whose entitlements in respect of restricted stock units are satisfied by the TDL RSU Plan Trust, a trust established by The TDL Group Corp. and Computershare Trust Company of Canada (the “Trust”). The Trust is resident and taxable in Canada. The Trust has been established to satisfy the obligations that certain subsidiaries of the Company have assumed in respect of awards of restricted stock units to their employees. Each subsidiary will contribute money into the Trust, and the Trust will acquire, through a broker, shares of common stock to satisfy that subsidiary’s future obligations to settle awards of restricted stock units to its employees. The Canadian federal income tax consequences for restricted stock units granted to a Canadian employee Grantee that are not satisfied by the Trust may differ from those described below. Accordingly, Canadian employee Grantees whose entitlements in respect of restricted stock units are not or are not expected to be satisfied by the Trust should consult their own tax advisors with respect to their particular circumstances.

Tax Consequences on the Award and Settlement of Stock Units

A Canadian employee Grantee is not required to include any amount in his or her income for Canadian federal income tax purposes upon the grant of restricted stock units, on the contribution of money by the Canadian employee Grantee’s employer to the Trust, on the purchase by the Trust of shares of common stock, upon receipt of additional RSUs pursuant to automatic settlement of dividend equivalent right when dividends are paid, or on the receipt by the Trust of dividends paid on the shares of common stock held by it.

A Canadian employee Grantee who receives shares of common stock from the Trust in satisfaction of his or her award of restricted stock units in a taxation year will be required to include in his or her income for that taxation year, as a taxable benefit from employment, the fair market value of the shares, as determined on the day the shares are received from the Trust.

Adjusted Cost Base of Shares of Common Stock

The amount included in the Canadian employee Grantee’s employment income in respect of a share received from the Trust will be the adjusted cost base of the share. If the Canadian employee Grantee owns other shares immediately before the receipt of shares from the Trust that are held as capital property and treated as “identical property” for purposes of the Tax Act, the cost of the share acquired pursuant to the receipt from the Trust will be averaged with the adjusted cost base of such other shares.

Withholding of Source Deductions

The payment of shares of common stock from the Trust to a Canadian employee Grantee may be subject to withholding of source deductions as required under the Tax Act.

Tax Consequences to the Subsidiaries and the Trust

The contributing subsidiaries will not be entitled to a deduction from their incomes for a taxation year for any amount contributed to the Trust in that taxation year. A contributing subsidiary will generally be entitled to a deduction from its income in respect of its contribution to the Trust in taxation years in which amounts are paid out of the Trust to its employees.

The Trust will include in its taxable income for any taxation year the amount of income, including dividends paid on shares held by it, earned by it in that taxation year that is not paid out to Canadian employee Grantees on satisfaction of their awards. The Trust may be entitled to a foreign tax credit or deduction to offset or partially offset the cost of any U.S. non-resident tax withheld on dividends paid to the Trust.

Other Considerations

The Canadian federal income tax consequences of the receipt of dividends on shares received in respect of a restricted stock unit are identical to those described below in “Incentive Stocks Options and Non-Qualified Stock Options – Dividends on Common Stock.” The Canadian federal tax consequences on disposition of stock received in respect of a restricted stock unit will be identical to described in below in “Incentive Stocks Options and Non-Qualified Stock Options – Dispositions of Common Stock.”

Incentive Stock Options and Non-Qualified Stock Options

Tax Consequences of the Award and Exercise of Options

For purposes of this summary, it is assumed that the shares of common stock will be prescribed shares (as described in Regulation 6204) at the time they are issued to an exercising Canadian employee Grantee and that no amount was paid to acquire the options.

A Canadian employee Grantee is not required to include any amount in his or her income for Canadian federal income tax purposes upon the grant of an option.

Subject to a Canadian employee Grantee’s ability in certain circumstances to defer recognition of the taxable benefit arising on the exercise of an option as discussed in the next paragraph, a Canadian employee Grantee who exercises an option to acquire a share will be required to include in income, as a taxable benefit from employment in the year of acquisition, the amount by which the fair market value of the share, at the time of acquisition, exceeds the exercise price (the “Stock Option Benefit”). The Canadian employee Grantee will concurrently be entitled to a deduction equal to one-half of the Stock Option Benefit, provided that the exercise price per share under the option is not less than the fair market value of a share at the time the option was granted (the “One-Half Deduction”).

A Canadian employee Grantee may elect to defer the recognition of the Stock Option Benefit arising from the acquisition of a share pursuant to the exercise of an option (and any corresponding One-Half Deduction) from the year the option is exercised to the year of disposition of the share where the exercise of the option is a “qualifying acquisition” (a “Deferral Election”). In order for the exercise of an option to be a “qualifying acquisition” certain requirements must be satisfied, including:

•	the shares must be listed on a prescribed stock exchange at the time the share is acquired (which currently includes the TSX and the NYSE);
•	the Canadian employee Grantee must be resident in Canada at the time the share is acquired;
•

at the time the option is exercised, the Canadian employee Grantee must be entitled to claim the One-Half Deduction in respect of the Stock Option Benefit arising on the option’s exercise (but for making the Deferral Election); and

•

immediately after the option was granted the Canadian employee Grantee must not have been a “specified shareholder” (as defined in the Tax Act) of the Company, or of his or her employer where that is a corporation other than the Company.

A Deferral Election may not be made in respect of the exercise of an option to acquire a share where the total of the fair market value of the share at the time the option was granted and the aggregate valuation amount of other relevant securities exceeds Cdn.$100,000. Other relevant securities include all other securities acquired by the Canadian employee Grantee in respect of which a Deferral Election has been made at or before the time of the proposed Deferral Election in respect of the share, where the right to acquire such securities first became exercisable in the year in which the particular option first became exercisable. The valuation amount of each such other security is its fair market value at the time at which the Canadian employee Grantee’s right to acquire the security was granted. In order to make a Deferral Election, the Canadian employee Grantee must file the election before January 16 of the year following the year in which the relevant shares are acquired. A Canadian employee Grantee is required to file prescribed information with his or her tax return for each taxation year during which he or she holds shares acquired pursuant to an option exercise in respect of which a Deferral Election was made. If the Canadian employee Grantee makes a Deferral Election in respect of a share acquired on the exercise of an option, the Canadian employee Grantee may deduct any deferred One-Half Deduction in respect of such share in computing his or her taxable income in the subsequent year in which the Stock Option Benefit is included in income. Canadian employee Grantees should consult their own tax advisors with respect to the potential application of these deferral rules to their particular circumstances and the associated election procedures and tax filing requirements.

Dispositions of Common Stock

Upon a disposition (or a deemed disposition) of shares of common stock, a Canadian employee Grantee generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such shares to the Canadian employee Grantee. One-half of the amount of any capital gain (a “taxable capital gain”) realized by a Canadian employee Grantee in a taxation year generally must be included in income in that year and one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year must be deducted from taxable capital gains realized by the Canadian employee Grantee in that year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

Adjusted Cost Base of Common Stock

The adjusted cost base to a Canadian employee Grantee of a share of common stock acquired pursuant to the exercise of an option will be the amount paid for the share under the option, plus the full amount of the Stock Option Benefit included (or to be included, if the benefit is deferred by the Deferral Election) in the Canadian employee Grantee’s income. If the Canadian employee Grantee owns other shares of common stock immediately before the exercise of the option that are held as capital property and treated as “identical property” for purposes of the Tax Act, the cost of the share acquired pursuant to the exercise of the option (other than a share to which a Deferral Election applies) will be averaged with the adjusted cost base of such other shares. Shares in respect of which a Deferral Election is made are not identical property for purposes of the adjusted cost base averaging rules and, therefore, any such shares will have their own separate adjusted cost base. In addition, a Canadian employee Grantee who disposes of shares within 30 days of acquiring shares pursuant to the exercise of an option may, in the Canadian employee Grantee’s tax return for the year, identify the shares disposed of as being those acquired on exercise of the option provided there have been no other acquisitions or dispositions of shares between the exercise of the option and the disposition of the shares (the “30 Day Rule”). In that circumstance, the adjusted cost base of the particular shares disposed of by the Canadian employee Grantee generally will be equal to their fair market value at the time the option is exercised, rather than being determined in accordance with the averaging rules described above.

Generally, shares acquired under options and other shares that are “identical property” will be deemed to have been disposed of in the order in which they were acquired. However, this rule does not apply where the 30-Day Rule applies, and shares in respect of which no Deferral Election has been made are considered to have been disposed of before shares in respect of which such an election has been made.

Withholding of Source Deductions

Stock Option Benefits may be subject to withholding of source deductions as required under the Tax Act. Any Stock Option Benefits that are deferred by the Deferral Election will not be subject to withholding of source deductions.

Dividends on Common Stock

Any dividends received or deemed to be received on stock must be included in the Canadian employee Grantee’s income. These dividends will not be subject to the gross-up and dividend tax credit rules normally applicable to dividends received from taxable Canadian corporations. To the extent that U.S. withholding tax is paid on these dividends or deemed dividends, a Canadian employee Grantee may be entitled for a foreign tax credit or deduction to offset or partially offset any U.S. non-resident withholding tax paid on dividends he or she receives.

Tax Consequences to the Company

The Company will not be entitled to any deduction in computing income for purposes of the Canadian Tax Act in respect of the issuance of stock to Canadian employee Grantees pursuant to the exercise of options.

Foreign Property Information Reporting

A Canadian employee Grantee that is a “specified Canadian entity” for a taxation year and whose total cost amount of “specified foreign property” at any time in the year exceeds $100,000 (as such terms are defined in the Tax Act) will be required to file an information return for the year to disclose certain prescribed information. Subject to certain exceptions, a taxpayer resident in Canada will generally be a specified Canadian entity. The Company’s common stock comes within the definition of “specified foreign property.” Canadian employee Grantees should consult their own tax advisors as to whether they must comply with these reporting requirements.

Information Concerning Outstanding Awards

The following table sets forth information, as of December 31, 2006, with respect to the Company’s compensation plans under which its equity securities are authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	345,294	$28.13	(2)	2,360,981
Equity compensation plans not approved by security holders	N/A	$0.00		N/A
Total	345,294	$28.13		2,360,981

(1)	The Company’s 2006 Stock Incentive Plan (the “2006 Plan”) authorizes the issuance of up to 2,900,000 shares of common stock pursuant to awards of restricted stock, stock units, stock options, stock appreciation rights, performance shares, performance units, dividend equivalent rights, and share awards. Only restricted stock units were issued under the 2006 Plan in 2006. A total of 539,099 awards were made under the 2006 Plan, in the form of restricted stock units, as of December 31, 2006, of which 19,100 were granted to external directors of the Company and 519,989 granted to officers and certain employees. A total of 193,805 of the awards under the 2006 Plan were immediately vested and settled, net of withholding tax, in the Company’s shares of common stock. A total of 2,730 unvested restricted stock units were forfeited by Mr. Pickett after Mr. Pickett’s resignation from the Company’s Board of Directors on February 1, 2007. No awards were made under the 2006 Plan in 2005. The number of remaining shares of common stock authorized under the Company’s 2006 Plan totals approximately 2.4 million.

(2)	Represents the weighted average fair market value of the outstanding restricted stock units as of December 31, 2006

OTHER MATTERS

Stockholder Proposals Pursuant to Rule 14a-8

Under SEC Rule 14a-8, in order to be considered for inclusion in the Company’s Proxy Statement for the annual meeting of stockholders in 2008, proposals from stockholders must be received by the Company no later than November 24, 2007 and must otherwise comply with the rule. Stockholder proposals should be addressed, in writing, to: Secretary, 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1. It is suggested that stockholder proposals be sent by certified mail, return receipt requested. While the Board of Directors will consider stockholder proposals under Rule 14a-8, the Board reserves the right to omit from the Company’s proxy statement stockholder proposals that the Company is not required to include under the SEC’s rules.

Stockholder Proposals other than Pursuant to Rule 14a-8

Section 3.2 of the Company’s By-laws contains requirements for stockholder proposals regarding director nominees to be considered by the Board, including requiring information about the person being nominated as well as the stockholder making the proposal. See “Other Director Information, Committees of Directors and Other Corporate Governance Information – Nominating and Corporate Governance Committee” in this Proxy Statement for a description of qualifications of directors and other considerations. In addition to the requirements set forth in Section 3.2 of the By-Laws, the proposal describing the nominee must be accompanied by a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.

Section 2.7 of the Company’s By-Laws sets forth specific notice requirements for stockholder proposals, other than those submitted for the nomination of directors, for inclusion in the Proxy Statement. These requirements include a description of the proposed business and information about the stockholder making the proposal.

Proposals under the By-Laws must be received by the Company not earlier than October 25, 2007 and not later than November 24, 2007 for the 2008 shareholders meeting for consideration for inclusion in the 2008 proxy statement; provided, however, that if the annual meeting is called for a date that is not within 45 days before or after May 4, 2008, the notice must be received by the Company not earlier than 150 days before the meeting and not later than the later of (i) 120 days before the meeting or (ii) 10 days following the day on which public announcement of the annual meeting date is first made by the Company. However, if the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire at the annual meeting, and there is no announcement by the Company naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to May 4, 2008, then the shareholder proposals for director nominees must be received by the Company no later than 10 days following the date on which public announcement of the annual meeting is first made by the Company.

Communications to the Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors or one or more directors by sending a writing addressed to the Board or to any one or more directors in care of Secretary, 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1, in an envelope clearly marked “Stockholder communication—Direct to Board of Directors” or by indicating instead the name of the specific director. The Secretary’s office will forward all such correspondence unopened to either The Hon. Mr. Iacobucci, the Lead Director of the Board, or to another independent director as the Board of Directors may specify from time to time, or to the director specifically named on the outside of the envelope, if applicable.

General Information

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SEC, IS ENCLOSED HEREIN; PROVIDED THAT THE COMPANY HAS NOT ATTACHED ALL OF THE EXHIBITS ATTACHED TO AND FILED WITH THE FORM 10-K TO THE ENCLOSED COPY. YOU MAY REVIEW AND PRINT ALL OF THESE EXHIBITS FROM THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE COMPANY WILL SEND A COMPLETE COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING ALL EXHIBITS, TO ANY STOCKHOLDER (WITHOUT CHARGE) UPON WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, 847 SINCLAIR ROAD, OAKVILLE, ONTARIO, CANADA, L6K 2Y1.

Management knows of no other business to be brought before the annual meeting of stockholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed proxy to vote such proxies in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE, OR TO VOTE ELECTRONICALLY AS DESCRIBED ON PAGE 1 OF THIS PROXY STATEMENT.

By order of the Board of Directors.

/s/ Donald B. Schroeder

Donald B. Schroeder

Secretary

TIM HORTONS INC.

ANNUAL MEETING OF STOCKHOLDERS

May 4, 2007

Theatre Aquarius, 190 King William Street, Hamilton, Ontario

Phone: 905-522-7815. Meeting begins at 10:00 a.m.    Doors open at 9:00 a.m.

Stockholders are invited to attend the Annual Meeting of Stockholders. Please note the following admission requirements:

•	Stockholders of record should be prepared to present a government-issued picture identification in order to be admitted into the meeting.
•

Stockholders owning shares of common stock through a broker, bank or other record holder should be prepared to present evidence of ownership as of March 14, 2007, such as an account statement, proxy issued by the record holder or other acceptable document in addition to a government-issued picture identification.

•

A representative of a corporation, limited liability company, partnership or other legal entity that is a stockholder should also be prepared to present acceptable evidence of authority to represent such entity at the meeting. Only one representative of an entity will be admitted.

•	SEATING AT THE MEETING IS LIMITED AND ADMISSION IS ON A FIRST-COME, FIRST-SERVED BASIS. CAMERAS, CELL PHONES, RECORDING EQUIPMENT AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

The meeting will be broadcast live over the internet beginning at 10:00 a.m. EDT at www.timhortons-invest.com and will be archived on the site. For further information, contact Tim Hortons Investor Relations Department at 905-339-6186.

Appendix A

CHARTER OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

OF TIM HORTONS INC.

Adopted July 2006

(Revised February 2007)

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Tim Hortons Inc., a Delaware corporation (the “Company”), pursuant to the Board’s Principles of Governance, its Governance Guidelines (“Governance Guidelines”) and other applicable requirements.

I.	PURPOSE

The Committee is responsible for: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying highly qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements; (d) reviewing candidates nominated by shareholders for election to the Board; (e) developing plans regarding the size and composition of the Board and its committees; (f) reviewing Board succession plans; (g) continuing to review and develop the Principles of Governance and Governance Guidelines adopted by the Board and monitoring and making recommendations to the Board with respect to other corporate governance principles applicable to the Company; (h) lead the Board in its annual evaluation of the Board, other Board Committees (if requested by the Board), and management; (i) conducting an annual performance evaluation of the Committee; and (j) such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

II.	COMPOSITION

The Committee shall be composed of at least three members (including a Chairperson1). The composition of the Committee shall satisfy the independence requirements established for Committee membership in the Governance Guidelines, which requirements are consistent with the listing standards of the New York Stock Exchange and the Toronto Stock Exchange, to the extent applicable, both of the foregoing as may be amended from time to time. The Board shall affirmatively determine that the Committee (and any individual members, as applicable) satisfies such requirements whenever any director is appointed to or resigns or is removed from the Committee. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee, provided that the independence requirements set forth in the Governance Guidelines are satisfied. No person may be made a member of the Committee if his or her service on the Committee would violate any

[1]	The Chairperson of the Committee will also serve as the lead Director of the Board if the Chair of the Board is not an independent Director, as set forth in the Board’s Governance Guidelines.

restriction on service imposed by any rule or regulation of the United States Securities and Exchange Commission, the Ontario Securities Commission, or any securities exchange or market on which shares of the common stock of the Company are traded.

A Committee member may resign at any time by giving written notice to the Board. A Committee member may resign from the Committee without resigning from the Board, but a Committee member shall tender his or her resignation from the Committee upon ceasing to be a member of the Board or ceasing to satisfy applicable independence requirements set forth in the Governance Guidelines, as noted above.

The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interests of the Company.

III.	MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of the Chairman of the Board, the President or by any two committee members, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The Committee may also adopt rules of governance, not inconsistent with this Charter, to assist the Committee in the discharge of its responsibilities. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes upon request.

The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least quarterly) as requested by the Board.

The Chairperson, with the assistance of management, shall also set the agenda for Committee meetings.

IV.	COMMITTEE RESPONSIBILITIES

The Committee members, as directors and as articulated in the Governance Guidelines, will exercise their business judgment in a manner they reasonably believe to be in the best interests of the Company and its shareholders. Committee members are entitled to rely on the honesty and integrity of the Company’s executives and its outside advisors and auditors to the fullest extent permitted by law. In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.	Board Candidates and Nominees

1.	To propose to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements;

2.	Not less than six months prior to the date on which the Company’s nominations to the shareholders for the election and reelection of directors are due, the Committee will review the performance of each person potentially standing for election or reelection and make appropriate recommendations to the Board concerning that person’s candidacy;

3.	To review and monitor criteria for the selection of new directors and nominees for vacancies on the Board, including procedures for reviewing potential nominees proposed by shareholders;

4.	To review with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board;

5.	To conduct candidate searches, interview prospective candidates and conduct programs to introduce candidates to the Company, its management and operations, and confirm the appropriate level of interest of such candidates;

6.	To recommend to the Board, with the input of the Chief Executive Officer, qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen and increase the diversity and other attributes of the Board;

7.	To conduct appropriate inquiries into the background and qualifications of potential nominees;

8.	To review the suitability for continued service as a director of each Board member whose continued service as a director is potentially affected by specific provisions of the Governance Guidelines; and

9.	To oversee and review the orientation and continuing education programs for directors.

Notwithstanding the provisions set forth in this Section IV, if the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors (e.g., preferred stock rights to elect directors upon a dividend default, shareholder agreements and management agreements), the selection and nomination of such directors need not be subject to the Committee’s nominating process.

B.	Board and Committees

1.	To review periodically the size of the Board and recommend to the Board changes as appropriate;

2.	To recommend to the Board policies pertaining to the roles, responsibilities, retirement age, tenure and removal of directors;

3.	To assist the Board in determining and monitoring whether or not current directors and prospective directors satisfy the independence requirements set forth in the Governance Guidelines, and otherwise within the meaning of any rules and laws applicable to the Company to ensure that a substantial majority of the directors are independent directors;

4.	To review and consider, with Company counsel and with the Audit Committee where appropriate, possible conflicts of interests that may arise between the Company and any director that may impair a director’s independence;

5.	To establish, monitor and recommend to the Board any changes to the purpose, structure, operations and responsibilities of the various committees of the Board and the qualifications and criteria for membership on each such committee;

6.	To make recommendations to the Board with respect to Board committee membership assignments and changes thereto, taking into account any criteria for service set forth in the Company’s Governance Guidelines and in the applicable committee charter, as well as the Company’s needs, individual attributes, service rotation and other relevant factors; and

7.	To recommend that the Board establish such special committees as may be necessary or appropriate to address ethical, legal or other matters that may arise.

C.	Evaluations

1.	To oversee the process for and, if requested, to assist the Board with conducting, not less frequently than annually, an evaluation of the effectiveness of the Board as a whole; and

2.	To report annually to the Board on director orientation and the Board performance evaluation.

D.	Corporate Governance

1.	To review periodically (but not less frequently than annually) and monitor the Board’s Principles of Governance and Governance Guidelines to assure that they reflect best practices and are appropriate for the Company and to assist the Board in achieving such best practices, and, recommend any changes to the Principles of Governance and Governance Guidelines that are necessary or advisable;

2.	To annually review the Company’s compliance with the listing requirements of each of the New York Stock Exchange and the Toronto Stock Exchange; and

3.	To periodically review and recommend changes to the Company’s Certificate of Incorporation and Bylaws as they relate to corporate governance issues.

V.	ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) the frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate. In addition, if requested by the Board, the Committee shall lead the Board in its annual evaluation of the other Board Committees, with assistance from and input of such other Committees.

VI.	INVESTIGATIONS AND STUDIES

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants or advisors necessary to assist the Committee in any such investigations or studies, if authorized by the Board. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to negotiate and approve the fees and retention terms of such search firm.

VII.	MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter is intended to be consistent with and supplemented by the Board’s Principles of Governance and Governance Guidelines. This Charter is, and any amendments thereto will be, displayed on the Company’s website and a printed copy will be made available to any shareholder of the Company who requests such.

Appendix B

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF TIM HORTONS INC.

Adopted February 2006 (Revised February 2007)

This Charter identifies the purpose, composition, authority, meeting requirements, responsibilities, and annual evaluation procedures of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Tim Hortons Inc., a Delaware corporation (the “Company”), pursuant to the Board’s Principles of Governance, its Governance Guidelines (“Governance Guidelines”) and other applicable requirements.

I.	PURPOSE

The Committee shall (a) provide assistance to the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent public accountants, (iv) the Company’s system of internal controls and the performance of the Company’s internal audit function, and (v) the Company’s code of ethical conduct as articulated in its Standards of Business Practices; (b) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; (c) prepare the report required by the SEC for inclusion in the Company’s annual proxy statement; (d) retain and terminate the Company’s independent public accountants; (e) approve audit and non-audit services to be performed by the independent public accountants; and (f) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent public accountants, the internal auditors and management of the Company.

II.	COMPOSITION

The Board shall appoint the Committee, which shall be comprised of not less than three directors. The membership of the Committee shall comply with the independence requirements of the United States Securities and Exchange Commission (the “SEC”), the Ontario Securities Commission, the New York Stock Exchange and the Toronto Stock Exchange (collectively, the “Regulators”), and as determined by the Board in its business judgment. Each member of the Committee shall be financially literate; as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise and must otherwise meet the qualifications of an “audit committee financial expert” as such term is defined in the rules and regulations of the SEC. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the Regulators. One of the members shall be appointed chair of the Committee by the Board. The Board shall affirmatively determine that the Committee (and any individual member, if applicable) satisfies such requirements whenever any director is appointed to or resigns or is removed from the Committee.

Except for Board and Committee fees, a member of the Committee shall not be permitted to accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any other fees prohibited by the rules of the SEC or any other Regulator. In addition, no member of the Committee may be an affiliated person (as such term is defined in rules and regulations of the SEC) of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock, options, restricted stock units or other in-kind consideration as determined by the Board, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee if such director simultaneously serves on the audit committee of more than three public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and such determination is properly disclosed in the Company’s proxy statement.

Each member of the Committee shall serve at the discretion of the Board and until his or her successor is appointed. A Committee member (including the chair) may be removed at any time, with or without cause, by the Board. A Committee member may resign at any time by giving written notice to the Board. A Committee member may resign from the Committee without resigning from the Board, but a Committee member shall tender his or her resignation from the Committee upon ceasing to be a member of the Board or ceasing to be “independent” as noted above.

The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interests of the Company.

III. AUTHORITY

The Committee is authorized by, and responsible to, the Board to investigate any activity of the Company which it deems relevant to the fulfillment of its responsibilities. This authority shall include full access to all books, records and employees of the Company and the right to initiate special or additional audits or investigations as it deems necessary. The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise the Committee. The Committee shall have sole authority to select, evaluate, compensate, oversee the work of, and discharge any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting). The independent auditor will report directly to the Committee. The Committee shall have sole authority to negotiate and approve all audit engagement fees and the terms of the engagement and the Committee must pre-approve any audit or non-audit service provided to the Company by the independent auditor in accordance with the Audit Committee’s Pre-Approval Policy. The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its discretion. The Committee shall be provided with adequate resources, as determined by the Committee, to discharge its responsibilities, including the payment of compensation to any advisors retained by the Committee as well as ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may ask members of management, employees, outside counsel, the independent public accountants or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request. All executives and employees are directed to cooperate as requested by the Committee.

The Committee may adopt rules of governance, not inconsistent with this Charter, to assist the Committee in the discharge of its responsibilities.

IV.	MEETINGS

The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of the Chairman of the Board, the Chief Executive Officer, the President or by any two committee members, preferably in conjunction with regular Director meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s By-Laws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures and shall have a secretary. The secretary need not be a member of the Committee and shall attend

Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The chair of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least quarterly) as requested by the Board.

The Committee shall meet periodically with management, the internal auditors and the independent public accountants of the Company in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. The Committee may also meet periodically with the General Counsel in separate executive session to discuss any matters that the Committee or the General Counsel believe should be discussed privately. In addition, the Committee should meet with the independent public accountants and management quarterly to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section V. The Committee may also meet from time to time with the Company’s investment bankers, investor relations professionals and financial analysts who follow the Company.

V.	RESPONSIBILITIES

The Committee members, as directors and as articulated in the Governance Guidelines, will exercise their business judgment in a manner they reasonably believe to be in the best interests of the Company and its shareholders. Committee members are entitled to rely on the honesty and integrity of the Company’s executives and its outside advisors and auditors to the fullest extent permitted by law. In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements.

A.	In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

1.	The Committee shall annually approve, and will disclose to the Board and to the shareholders, the independent public accountants to be engaged for the examination of the consolidated financial statements of the Company and its subsidiaries for the next fiscal year. On an annual basis, the Committee shall evaluate the independent public accountants’ qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent public accountants to submit a report (which report shall be reviewed by the Committee) describing (a) the independent public accountants’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent public accountants, and any steps taken to resolve any such issues and (c) all relationships the independent public accountants have with the Company and relevant third parties to determine the independent public accountants’ independence. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent public accountants, but also consulting, legal, information technology services and other professional services rendered by the independent public accountants and their affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and of the Independence Standards Board. The Committee shall present its conclusions with respect to the independent auditor to the Board.

2.

The Committee shall review the independent public accountants’ proposed audit scope and approach, the fees therefor, and discuss the results of the audit for each fiscal year with the independent public accountants and appropriate management representatives. The Committee shall establish and maintain guidelines for the retention of the independent auditors for any non-audit service and the fee for such service and shall determine procedures for the approval of the audit and non-audit services in advance. The Committee shall, in accordance with such procedures, approve in advance any audit or non-audit service provided to the Company by the independent auditors, all as required by applicable law or listing standards. The Committee has adopted and may amend, from time to time, its pre-approval policy with respect to the pre-approval of audit and non-audit services to be performed by the independent public accountants.

3.	The Committee shall review and discuss with management and the independent public accountants (i) the Company’s consolidated annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), (ii) any financial information of the Company, including financial statements, contained or incorporated by reference in any prospectus, proxy circular or statement, offering memoranda or government or regulatory filing of the Company, and (iii) any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent public accountants of the Company, in each case considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent public accountants and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by generally accepted auditing standards.

4.	The Committee shall discuss with management policies with respect to risk assessment and risk management. Although it is management’s duty to assess and manage the Company’s exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company’s risk exposure.

5.	The Committee shall have oversight responsibility for the Company’s internal audit functions.

6.	The Committee shall discuss with management and the internal auditors the quality and adequacy of the Company’s system of internal controls over financial reporting and its disclosure controls and procedures. The Committee shall discuss with the independent public accountants any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit.

7.	The Committee shall review any request by Company management for a second opinion on a significant accounting issue, any changes in accounting or financial reporting practices and any other significant unusual events which impact the financial statements of the Company.

8.	The Committee shall review on an annual basis the experience and qualifications of the senior members of the audit engagement team and discuss the knowledge and experience of the independent public accountants and the senior members of the audit engagement team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent public accountants. In addition, the Committee shall establish and periodically review hiring policies for employees or former employees of the independent public accountants.

9.	The Committee shall review with the independent public accountants any problems or difficulties the auditor may have encountered and any “management” or “internal control” letter provided by the independent public accountants and the Company’s response to that letter. Such review should include:

i.	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management;

ii.	any accounting adjustments that were proposed by the independent public accountants that were not agreed to by the Company;

iii.	communications between the independent public accountants and its national office regarding any significant issues or matters that otherwise are required to be disclosed to the Committee on which it was consulted by the audit team and matters of audit quality and consistency;

iv.	any changes required in the planned scope of the internal audit; and

v.	the responsibilities, budget and staffing of the Company’s internal audit function.

10.	The Committee shall communicate with the independent public accountants regarding (a) alternative treatments of financial information within the parameters of U.S. generally accepted accounting principles, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the Regulators may direct by rule or regulation.

11.	The Committee shall periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company’s internal controls. In addition, the Committee shall undertake to inquire of the independent public accountants whether any officer or director of the Company, or any person acting under their direction, has sought to fraudulently influence, coerce, manipulate or mislead the independent public accountants for purposes of rendering the Company’s financial statements materially misleading.

12.	The Committee shall review and discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance. In addition, the Committee shall review the regular internal reports to management prepared by the internal auditors and management’s response thereto.

13.	The Committee shall review with management and the independent public accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements. The Committee shall also consider the independent public accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and consider alternative accounting principles and estimates.

14.	The Committee shall periodically review with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies, and any employee complaints in published reports, that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Standards of Business Practices. The Committee shall also meet periodically, and may request to meet separately, with the General Counsel and other appropriate legal staff of the Company and, if appropriate, the Company’s outside counsel, to review material legal affairs and litigation involving the Company.

15.	The Committee shall annually review major issues regarding the Company’s auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies. In addition, the Committee shall review all analyses prepared by management and/or the independent public accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative generally accepted accounting principle methods on the Company’s financial statements.

16.	The Committee shall establish procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal controls or auditing matters from employees and others and the confidential, anonymous submission from employees regarding questionable accounting or auditing matters.

17.	The Committee shall establish procedures for the receipt, retention and treatment of complaints (and any waivers required) regarding a breach of the Standards of Business Practices by the CEO and other executive officers. The Committee will also oversee any required disclosure of waivers under the Standards of Business Practices.

18.	The Committee shall annually review and report to the Board on the adequacy of the Standards of Business Practices and the Company’s Compliance Program.

19.	The Committee shall periodically review and, where appropriate, approve related party transactions proposed to be entered into by the Company.

20.	The Committee shall review management’s annual assessment of the effectiveness of the Company’s internal control over financial reporting and the independent public accountant’s attestation report regarding such assessment.

21.	The Committee shall review with the internal auditors, the Vice President of Financial Reporting and other appropriate management the effectiveness of controls relating to officer expenses and perquisites.

B.	To the extent the Board determines to seek shareholder ratification of the Committee’s selection of the Company’s independent public accountants, the Committee will consider such ratification or failure to ratify as a factor in discharging its mandated duty in connection with selection and engagement of the Company’s independent public accountants.

C.	The independent public accountants shall be ultimately accountable to the Committee. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent public accountants.

VI.	ANNUAL EVALUATION

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) the frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VII.	MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter is intended to be consistent with and supplemented by the Board’s Principles of Governance and Governance Guidelines. This Charter is, and any amendments thereto will be, displayed on the Company’s website and a printed copy will be made available to any shareholder of the Company who requests such.

Adopted by the Board of Directors on February 1, 2006.

Appendix C

CHARTER OF THE

HUMAN RESOURCE AND COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

OF TIM HORTONS INC.

Adopted July 2006

(Revised February 2007)

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and studies of the Human Resource and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tim Hortons Inc., a Delaware corporation (the “Company”), pursuant to the Board’s Principles of Governance, its Governance Guidelines (“Governance Guidelines”) and other applicable requirements.

I.	PURPOSE

The Committee has been established to: (a) examine the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and the Company’s non-CEO executive officers (which shall be the Company’s “named executive officers” for the purposes of compensation disclosure under Canadian and U.S. securities law requirements); (b) make recommendations to the Board with respect to non-CEO executive officer compensation; (c) review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer in light of those goals and either as a Committee or together with the independent directors of the Board (as determined by the Board) determine his or her compensation package based on this evaluation, including approving any severance arrangements or an employment agreement; (d) prepare an annual Compensation Committee report for inclusion in the Company’s annual proxy statement; (e) make recommendations to the Board with respect to the implementation and amendment of incentive-compensation plans and equity-based plans and with respect to compensation decisions under incentive-compensation plans; (f) make administrative and compensation decisions under equity compensation plans approved by the Board (and shareholders where necessary or appropriate) with respect to the Chief Executive Officer and the non-CEO executive officers, and further, approve a remaining maximum additional dollar amount for equity awards, as recommended by the CEO, to be granted to other officers and employees in such respective amounts as determined by the CEO; (g) adopt one or more cash bonus plans, subject to shareholder approval, and to the extent applicable, with a view to qualification of the compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, as such Section may be amended or superceded from time to time, and to implement and administer such plans; (h) consider and report, not less frequently than annually, to the Board on Board compensation matters; and (i) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

II.	COMPOSITION

The Committee shall be composed of at least three members (including a Chairperson). The composition of the Committee shall satisfy the independence requirements established for Committee membership in the Governance Guidelines, which requirements are consistent with the listing standards of the New York Stock Exchange, and the Toronto Stock Exchange, to the extent applicable, both of the foregoing as may be amended from time to time. The Board shall affirmatively determine that the Committee (and any individual member, if applicable) satisfies such requirements whenever any director is appointed to or resigns or is removed from the Committee. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee, provided that the independence requirements set forth in the Governance Guidelines are satisfied. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by law, including any rule or regulation of the United States Securities and Exchange Commission, the Ontario Securities Commission, or any securities exchange or market on which shares of the common stock of the Company are traded. A Committee member may resign at any time by giving written notice to the Board. A Committee member may resign from the Committee without resigning from the Board, but a Committee member shall tender his or her resignation from the Committee upon ceasing to be a member of the Board or ceasing to satisfy applicable independence requirements set forth in the Governance Guidelines, as noted above.

The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interests of the Company.

III.	MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of the Chairman of the Board, the President or by any two committee members, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The Committee may also adopt rules of governance, not inconsistent with this Charter, to assist the Committee in the discharge of its responsibilities. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes upon request.

The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least quarterly) as requested by the Board. The Chairperson, with the assistance of management, shall also set the agenda for Committee meetings.

IV.	COMMITTEE RESPONSIBILITIES

The Committee members, as directors and as articulated in the Governance Guidelines, will exercise their business judgment in a manner they reasonably believe to be in the best interests of the Company and its shareholders. Committee members are entitled to rely on the honesty and integrity of the Company’s executives and its outside advisors and auditors to the fullest extent permitted by law. In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to allow the Company to comply with applicable legal and regulatory requirements.

The Committee shall have duties and responsibilities for those compensation matters listed above under its statement of purpose. Such duties and responsibilities include the following:

A.	Chief Executive Officer Compensation and Evaluation

1.	To (a) review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation package, (b) establish a procedure for evaluating the Chief Executive Officer’s performance and (c) review, after completion of the annual evaluation, with the Chief Executive Officer the results of the Committee’s evaluation of the Chief Executive Officer’s performance (this review may be performed by the Chairperson if so decided by the Committee); and

2.	To annually review and evaluate the Chief Executive Officer’s performance in light of the goals and objectives established and either as a Committee or together with the other independent directors of the Board (as directed by the Board), set the base salary and annual and long-term incentive compensation of the Chief Executive Officer, including approving any severance arrangements or an employment agreement with the Chief Executive Officer. Nothing in the foregoing provision should be construed as precluding discussion of the Chief Executive Officer’s compensation with the Board generally.

In discharging the responsibilities set forth under this Section IV.A, the Committee may consider (as appropriate and as contemplated by Company policies, plans and programs) individual, team, business unit, regional and Company-wide performance and results against applicable pre-established annual and long-term performance goals, taking into account shareholder return, economic and business conditions, remuneration given to the Chief Executive Officer in the past and comparative and competitive compensation and benefit performance levels. The Committee shall not be precluded from approving compensation awards (with or without the Board’s ratification) as may be required to comply with applicable tax laws (e.g., Section 162(m) of the Internal Revenue Code).

B.	Non-CEO Executive Officer Compensation

1.	To review and to make recommendations to the Board at least annually, with input from the CEO, with respect to all elements of the compensation of non-CEO officers and any other officers or employees whose compensation the Chief Executive Officer requests the Committee review; provided that decisions with respect to equity-based compensation to the non-CEO executive officers shall be under the authority of the Committee and will not require the approval of the full Board.

2.	Any offer to be extended to a prospective officer of the Company who will report directly to the Chief Executive Officer shall be issued subject to final approval of this Committee.

C.	Incentive-Compensation and Equity-Based Plans

1.	To review and to make periodic recommendations to the Board as to the general compensation and benefits philosophies, policies and practices of the Company, including the implementation and amendment of incentive-compensation plans and equity-based plans;

2.	To review and adopt, where appropriate under law or by applicable exchange requirements, and otherwise to recommend to the Board (and for shareholder approval where required by applicable law, exchange requirements, or the Company’s Certificate of Incorporation or Bylaws), compensation and benefits policies, plans and programs and amendments thereto applicable to the Company’s executives and other members of senior management, determining eligible employees and the type, amount and timing of such compensation and benefits;

3.	To oversee the administration of such policies, plans and programs and, on an ongoing basis to monitor them to assure that they are legally compliant and remain competitive and within the Board’s compensation objectives for executive officers and other members of senior management; and

4.	To make administrative and compensation decisions under equity compensation plans approved by the Board (and shareholders where necessary or appropriate) with respect to equity grants to be made to the CEO and the non-CEO executive officers. With respect to non-CEO executive officers, the CEO shall provide recommendations to the Committee. The Committee will also approve, on an annual basis, a total dollar amount to be used for equity grants to individuals other than the CEO and the non-CEO executive officers, with specific grants within such total dollar amount to be approved by the CEO. The CEO shall provide the Committee with documentation describing the allocation of this pool.

D.	Succession Planning

1.	To oversee the process for and, if requested, to assist the Board with conducting not less frequently than annually, an evaluation of the Company’s management development programs; and

2.	To develop and annually review the Company’s management succession plans to help assure proper management planning, and to report annually to the Board on the Company’s succession plans; provided, that the implementation of the succession plan for the non-CEO executive officers will be the responsibility of the CEO (further described below), and the implementation of the succession plan for the CEO will be the responsibility of the full Board. The CEO shall have the authority to implement the approved succession planning process and select suitable executive officers that are his direct reports, with oversight provided by the Committee, as requested by the CEO. Provided, however, that the appointment of any executive officer (both CEO and non-CEO executive officers) is subject to full Board approval, and, as set forth in Section IV. B. 2. hereof, any offer extended to any executive officer (both CEO and non-CEO executive officers) shall be issued subject to final approval of this Committee.

E.	Other Duties

1.	To review and discuss with management the Compensation Discussion and Analysis (CD&A) to be included in the Company’s annual proxy statement and determine whether to recommend to the Board that the CD&A be included in the proxy statement;

2.	To prepare the annual Compensation Committee report for inclusion in the Company’s annual proxy statement in accordance with the rules and regulations of the United States Securities and Exchange Commission, and, to the extent applicable, the Ontario Securities Commission;

3.	To review and consider, not less frequently than annually, the compensation of directors who are not employees of the Company and to recommend any changes to the Board that the Committee deems appropriate;

4.	To annually review the terms of the stock ownership guidelines applicable to directors and officers of the Company, including compliance therewith, and report to the Board on such review; and

5.	To perform such other duties as the Board may assign to the Committee.

V.	ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) the frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.	STUDIES

The Committee may conduct or authorize studies of matters within the Committee’s scope of responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants or advisors necessary to assist the Committee in any such studies, if authorized by the Board. The Committee shall have sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including the sole authority to negotiate and approve the fees and retention terms of any compensation consultant retained for purposes of evaluating the compensation of those persons.

VII.	MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter is intended to be consistent with the Board’s Principles of Governance and Governance Guidelines. This Charter is, and any amendments thereto will be, displayed on the Company’s website and a printed copy will be made available to any shareholder of the Company who requests such.

Appendix D

TIM HORTONS INC.

2006 STOCK INCENTIVE PLAN

As Amended and Restated, May 4, 2007

Section 1.        Purpose.  The purpose of this Tim Hortons Inc. 2006 Stock Incentive Plan (the “Plan”) is to strengthen Tim Hortons Inc. (the “Company”) by providing an incentive to the employees and directors of the Company and its subsidiaries (the “Subsidiaries”) and thereby encouraging them to devote their abilities and industry to the success of the Company’s and that of its Subsidiaries’ business enterprises. It is intended that this purpose be achieved by extending to Eligible Individuals (as defined herein) an added long-term incentive for high levels of performance and unusual efforts through the grant of Restricted Stock, Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards, Share Awards, Formula Restricted Stock Units and Stock Units (as each term is herein defined).

Section 2.        Administration of the Plan.

2.1.     Committee Composition; Powers.  The Plan shall be administered by the Human Resource and Compensation Committee (“Committee”) of the Board. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. Each member of the Committee shall be a Nonemployee Director and shall satisfy any applicable stock exchange requirements. The Committee shall construe and interpret the Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the Eligible Individuals to whom and the time or times at which Awards and Options shall be granted, the number of Shares to be subject to each Award and Option, the terms and conditions of each Award and Option and the duration of leaves of absence which may be granted to Grantees and Optionees without constituting a termination of their employment, or status as a director for purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be final, binding and conclusive on all interested parties, including without limitation the Company and all Grantees and Optionees. With respect to Options and other Awards that are intended to be Performance-Based Compensation, the Committee shall be comprised of individuals who qualify as “outside directors” within the meaning of Section 162, of the Code and the regulations promulgated thereunder.

2.2.     Committee Action.  Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Option granted under it.

Section 3.        Maximum Number of Shares Subject to Plan.

3.1.     Number of Shares Authorized for Issuance.  Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares, issued Shares which shall have been reacquired by the Company and held by it as treasury shares, Shares which have been otherwise acquired by or on behalf of the Company, a Subsidiary, or a Trust established by either of the Company or a Subsidiary and held for future delivery, or Shares acquired by delivery of cash to a broker to acquire Shares on behalf of employees and/or directors. The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not exceed 2,900,000, and not more than 1,000,000 Shares may be made the subject of Incentive Stock Option Awards under the Plan. The number of Shares that may be the subject of Options and Stock Appreciation Rights granted to an Eligible Individual in any calendar year may not exceed 250,000 Shares. The number of Shares that may be the subject of Performance Shares granted to an Eligible Individual in any calendar year may not exceed 250,000 Shares. The dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive in any calendar year in respect of Performance Units denominated in dollars may not exceed U.S. $4,000,000.

3.2.     Calculating Shares Available.

(i)        Upon the granting of an Award or an Option, the number of Shares available under this Section 3 for the granting of further Awards and Options shall be reduced as follows:

(a)        In connection with the granting of an Award or an Option (other than the granting of a Performance Unit denominated in dollars or Dividend Equivalent Rights), the number of Shares available under this Section 3 for the granting of further Options and Awards shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the Option Price, the maximum number of Shares available under this Section 3 shall be increased by the number of Shares so tendered.

(b)        In connection with the granting of a Performance Unit denominated in dollars, the number of Shares available under this Section 3 for the granting of further Options and Awards initially shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted, with a corresponding adjustment if the Performance Unit is ultimately settled in whole or in part with a different number of Shares.

(c)        In connection with the granting of a Dividend Equivalent Right, the number of Shares available under this Section 3 shall not be reduced; provided, however, that if Shares are issued in settlement of a Dividend Equivalent Right, the number of Shares available for the granting of further Options and Awards under this Section 3 shall be reduced by the number of Shares so issued.

(ii)        Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder. In addition, upon settlement of a Stock Appreciation Right in Shares, the excess of the number of Shares covered by the Stock Appreciation Right over the number of Shares issued in settlement of the Stock Appreciation Right may again be the subject of Options or Awards granted hereunder.

Section 4.        Restricted Stock; Stock Units.

4.1.     Restricted Stock.  The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Restricted Stock, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 4.1.

(i)    Rights of Grantee.  Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed any and all documents which the Committee may require as a condition to the issuance of such Shares, which may include an Agreement evidencing the Award, the appropriate blank stock powers and an escrow agreement. If a Grantee shall fail to execute any documents which the Committee may require within the time period prescribed by the Committee at the time the Award of Restricted Stock is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise as set forth in the Agreement, upon delivery of the Shares to the escrow agent (which may be in the form of book entry Shares), the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(ii)    Non-Transferability.  Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 4.1(iii), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii)    Lapse of Restrictions.

(a)    Generally.  Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

(b)        Effect of Change in Control.  Upon a Change in Control, the restrictions upon Shares of Restricted Stock shall lapse.

(iv)    Treatment of Dividends.  At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(v)    Delivery of Shares.  Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Grantee with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

4.2.     Stock Unit Awards.

(i)    Grant.  The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Stock Units, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine.

(ii)    Payment of Awards.  Each Stock Unit shall represent the right of the Grantee to receive a payment upon vesting of the Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Stock Unit was granted. The Committee may, at the time a Stock Unit is granted, provide a limitation on the amount payable in respect of each Stock Unit. The Committee may provide for the settlement of Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled, or a combination thereof.

(iii)    Effect of Change in Control.  Upon a Change in Control, Stock Units shall become fully vested.

Section 5.        Non-Employee Director Restricted Stock Unit Grants.

5.1.     Formula Restricted Stock Unit Grants.  In 2006, each Eligible Director shall be granted 2,730 Formula Restricted Stock Units. Each Formula Restricted Stock Unit shall be accompanied by one (1) related Dividend Equivalent Right. Such Formula Restricted Stock Units and related Dividend Equivalent Rights shall be granted on May 1.

5.2.     Formula Restricted Stock Unit and Dividend Equivalent Right Agreements.  All Formula Restricted Stock Units and related Dividend Equivalent Rights shall be evidenced by an Agreement, which shall include the following terms and conditions:

(i)    Grantee and Number of Units.  Each Agreement shall state the name of the Eligible Director to whom the Formula Restricted Stock Units have been granted and shall state the number of Formula Restricted Stock Units and Dividend Equivalent Rights granted.

(ii)    Dividend Equivalent Units Accompanying Formula Restricted Stock Units.  Each Dividend Equivalent Right shall provide that any dividends or distributions that are paid with respect to Shares subject to the Formula Restricted Stock Units to which the Dividend Equivalent Right relates shall be automatically converted into additional Formula Restricted Stock Units based on the Fair Market Value of a Share on the date such dividend is paid (provided that no fractional Formula Restricted Stock Units shall be granted). The amount of any cash dividends or distributions remaining in respect of a fractional Share shall be added to any subsequent cash dividends or distributions paid in respect of Shares subject to Formula Restricted Stock Units and converted into additional Formula Restricted Stock Units or, if earlier, paid to the Eligible Director upon the vesting of the Formula Restricted Stock Unit in respect of which such dividend or distribution was paid, in accordance with Section 5.2(iv) below.

(iii)    Non-Transferability.  Until the Formula Restricted Stock Units awarded to the Grantee have vested in the manner set forth in Section 5.2(iv), such units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iv)    Vesting; Issuance of Shares.

(a)        General Vesting.  One-third of the Formula Restricted Stock Units shall vest on each of the first two anniversaries of the grant date of such Formula Restricted Stock Units, and the remainder shall vest on November 1 following the second anniversary of the grant date of such Formula Restricted Stock Units.

(b)        Vesting Upon Certain Terminations of Service.  In the event a Grantee’s services as a director of the Company is terminated by reason of the Grantee’s death, the Grantee’s becoming Disabled, or by reason of the Grantee’s Retirement, then all Formula Restricted Stock Units (including all Dividend Equivalent Rights granted in respect of such units) held by the Grantee shall become immediately vested as of the date of such termination.

(c)        Effect of Change in Control.  Upon a Change in Control, the restrictions upon Formula Restricted Stock Units shall lapse.

(d)        Issuance of Shares.  Upon vesting of Formula Restricted Stock Units pursuant to Section 5.2(iv), (A) the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Grantee with respect to the Shares subject to the vested Formula Restricted Stock Units, free of all restrictions hereunder and (B) the Dividend Equivalent Rights related to the vested Formula Restricted Stock Units shall terminate.

(v)    Termination of Services by Grantee.  Except as otherwise set forth in Section 5.2(iv), upon the termination of a Grantee’s services as a director, for any reason whatsoever, the unvested Formula Restricted Stock Units (including any Dividend Equivalent Rights granted in respect of such units) shall be forfeited as of the date of such termination.

(vi)    Amendment of Section 5.  No Formula Restricted Stock Units shall be granted under this Section 5 for 2007 or any year thereafter. Notwithstanding the foregoing sentence, the provisions of this Section 5 will govern all outstanding grants of Formula Restricted Stock Units that were made in 2006. Subject to the other terms of this Plan, the amendment of this Section 5 shall not preclude grants of any other Awards under this Plan to Eligible Directors.

Section 6.        Option Grants to Eligible Individuals.

6.1.     Selection of Optionees.  The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Options to any Eligible Individual. In determining the persons to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the success and growth of the Company and its Subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant. Any Eligible Individual who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

6.2.     Option Requirements.  The Options granted pursuant to this Section 6 shall be authorized by the Committee and shall be evidenced by an Agreement, which Agreement shall include the following terms and conditions:

(i)    Optionee.  Each Agreement shall state the name of the Optionee to whom the Option has been granted.

(ii)    Number of Shares.  Each Agreement shall state the number of Shares to which that Option pertains.

(iii)    Purchase Price.  Each Agreement shall state the Option Price, which shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares covered by such Option on the date of grant of such Option.

(iv)    Length of Option.  Each Option granted pursuant to this Section 6 shall be granted for a period to be determined by the Committee but in no event to exceed more than ten (10) years. However, each Option shall be exercisable only during such portion of its term as the Committee shall determine and, subject to Section 11, only if the Optionee is employed by the Company or a Subsidiary at the time of such exercise. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the first sentence of this Section 6.2(iv).

(v)    Exercise of Option.  Each Optionee shall have the right to exercise his or her Option at the time or times and in the manner specified in the Plan or in the Agreement evidencing such Option. The Committee may accelerate the exercisability of any Option granted to an Eligible Individual or any portion thereof at any time. Notwithstanding anything to the contrary contained in this Plan, other than Section 11, unless otherwise specified in the Agreement evidencing the Option, if an Option (other than an Incentive Stock Option) expires outside of a Trading Window, then the expiration of the term of such Option shall be the later of the original term of the Option and the end of the tenth trading day of the immediately succeeding Trading Window during which the Company would allow the Optionee to trade in its securities.

6.3.     Types of Stock Options.  The Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or its “parent corporation” or a “subsidiary corporation” (as such terms are defined in Section 424 of the Code). Notwithstanding anything to the contrary contained in this Section 6, no Incentive Stock Option shall be granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of the Company, or its parent corporation or subsidiary corporations unless (i) the Option Price at the time such Option is granted is equal to at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. Further, the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all such plans of the Company and its Subsidiaries) shall not exceed one hundred thousand dollars (U.S. $100,000.00).

6.4.     Method of Exercise of Options.  Each Option shall be exercised pursuant to the terms of such Option as set forth in the applicable Agreement and pursuant to the terms of the Plan by giving notice to the Company at its principal place of business or other address designated by the Company or in such other manner as is acceptable to the Committee. Payment of the Option Price for the number of Shares specified in the notice of exercise in the form of cash, certified check, bank draft or other property acceptable to the Committee shall accompany the notice of exercise. From time to time the Committee may establish procedures relating to the exercise of Options, including procedures for cashless exercises, including through a registered broker-dealer. No fractional Shares (or cash in lieu thereof) shall be issued as a result of exercising an Option. The Company shall make delivery of such Shares as soon as possible; provided, however, that if any law or regulation or securities exchange rule requires the Company to take action with respect to the Shares specified in such notice before issuance thereof, the date of delivery of such Shares shall then be extended for the period necessary to take such action.

6.5.     Non-Transferability of Options.  Except to the extent that, pursuant to the terms of the Plan or an Agreement, an Optionee’s legal representative or estate is permitted to exercise an Option, an Option is exercisable during an Optionee’s lifetime only by the Optionee. The Options shall not be transferable except by will or the laws of descent and distribution.

6.6.     Change in Control.  In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

6.7.     Buy Out of Option Gains.  At any time after any Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and pay to the Optionee the excess of the Fair Market Value of the Shares covered by such Option over the Option Price of such Option at the date the Committee provides written notice (the “Buy Out Notice”) of the intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in Shares, or partly in cash and partly in Shares, as the Committee deems advisable. To the extent payment is made in Shares, the number of Shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a Share at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional Share in satisfaction of this buy out provision. For greater certainty, the Company may only deliver a Buy Out Notice in respect of Options that have not already been exercised by the Optionee.

Section 7.        Stock Appreciation Rights.

7.1.     Grant.  The Committee, from time to time, subject to the terms and provisions of the Plan, may, either alone or in connection with the grant of an Option, grant to any Eligible Individual Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

7.2.     Stock Appreciation Right Related to an Option.  If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

(i)    Exercise.  A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement.

(ii)    Amount Payable.  Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last trading date immediately preceding the date of exercise of such Stock Appreciation Right over the Option Price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(iii)    Treatment of Related Options and Stock Appreciation Rights Upon Exercise.  Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.3.     Stock Appreciation Right Unrelated to an Option.  A Stock Appreciation Right unrelated to an Option shall cover such number of Shares as the Committee shall determine.

(i)    Terms; Duration.  Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. However, each Stock Appreciation Right shall be exercisable only during such portion of its term as the Committee shall determine and, subject to Section 11, only if the Grantee is employed by the Company or a Subsidiary at the time of such exercise. Notwithstanding anything to the contrary contained in this Plan, other than Section 11, unless otherwise specified in the Agreement evidencing the Stock Appreciation Rights unrelated to Options, if a Stock Appreciation Right unrelated to an Option expires outside of a Trading Window, then the expiration of the term of such Stock Appreciation Right shall be the later of the original term of the Stock Appreciation Right and the end of the tenth trading day of the immediately succeeding Trading Window during which the Company would allow the Grantee to trade in its securities.

(ii)    Amount Payable.  Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(iii)    Non-Transferability.  No Stock Appreciation Right unrelated to an Option shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative.

7.4.     Method of Exercise.  Stock Appreciation Rights shall be exercised by a Grantee only by giving written notice to the Company at its principal place of business or other address designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

7.5.     Form of Payment.  Payment of the amount determined under Section 7.2(ii) or 7.3(ii) may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

7.6.     Effect of Change in Control.  In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable.

Section 8.        Dividend Equivalent Rights.  The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Dividend Equivalent Rights to any Eligible Individual in tandem with an Option or Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Except as provided in Section 5, amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amounts payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee. Notwithstanding the foregoing, a Dividend Equivalent Right granted in connection with or related to an Option or a Stock Appreciation Right shall be granted in a manner and on such terms as will not result in the related Option or Stock Appreciation Right as being treated as providing for deferred compensation under Section 409A of the Code and the regulations promulgated thereunder.

Section 9.        Performance Awards.

9.1.     Performance Units.  The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Performance Units, the terms and conditions of which shall be set forth in an Agreement. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Unit represents the right to receive payment as provided in Sections 9.1(i) and (ii) of (a) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (b) in the case of dollar-denominated Performance Units, the specified dollar amount or (c) a percentage (which may be more than 100%) of the amount described in clause (a) or (b) depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(i)    Vesting and Forfeiture.  Subject to Sections 9.3(iii) and 9.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

(ii)    Payment of Awards.  Subject to Section 9.3(iii) and 9.4, payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

9.2.     Performance Shares.  The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Performance Shares, the terms and conditions of which shall be set forth in an Agreement. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(i)    Rights of Grantee.  Performance Shares shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, or on such other date as the Committee may determine, provided that the Grantee has executed all documents which the Committee may require as a condition to the issuance of such Performance Shares, which may include an Agreement evidencing the Award, the appropriate blank stock powers and an escrow agreement. If a Grantee shall fail to execute any documents which the Committee may require within the time period prescribed by the Committee at the time the Award of Performance Shares is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise as set forth in the Agreement, upon delivery of the Shares to the escrow agent (which may be in the form of book entry Shares), the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(ii)    Non-Transferability.  Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Section 9.2(iii) or 9.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii)    Lapse of Restrictions.  Subject to Sections 9.3(iii) and 9.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted. Performance Shares with respect to which Performance Objectives have been attained may also be subject to additional vesting conditions based on continued service or such other conditions as may be established by the Committee at the time the Award is granted.

(iv)    Treatment of Dividends.  At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(v)    Delivery of Shares.  Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Grantee with respect to such Performance Shares, free of all restrictions hereunder.

9.3.     Performance Objectives

(i)        Establishment.  Performance Objectives for Performance Awards may be expressed in terms of earnings per share, earnings (which may be expressed as earnings before specified items), return on assets, return on invested capital, revenue, operating income, cash flow, total shareholder return or any combination thereof. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Operating Units or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(ii)        Effect of Certain Events.  At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting any Performance Award that is intended to constitute Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, accounting or tax law changes and other extraordinary or nonrecurring events.

(iii)        Determination of Performance.  Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

9.4.     Effect of Change in Control.  Unless the Committee determines otherwise at the time of grant of a Performance Award, in the event of a Change in Control:

(i)    With respect to Performance Units, the Grantee shall (i) become vested in all outstanding Performance Units as if all Performance Objectives had been satisfied at the highest level by the

Company and the Grantee and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control.

(ii)    With respect to Performance Shares, all restrictions shall lapse immediately on all outstanding Performance Shares as if all Performance Objectives had been satisfied at the highest level by the Company and the Grantee.

9.5.     Non-Transferability.  Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

9.6.     Performance-Based Compensation Treatment.  At the time of grant of any Performance Award intended to constitute Performance-Based Compensation, the Committee shall so designate such Award.

Section 10.        Share Awards. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual a Share Award on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Section 11.        Effect of a Termination of Employment on Options and Awards.

11.1.     Earlier Termination of Employment.  Upon the termination of an Optionee’s or Grantee’s employment with the Company and its Subsidiaries, for any reason whatsoever, except as otherwise set forth in this Section 11, in an Agreement or, with the consent of such individual, as determined by the Committee at any time prior to or after such termination, Options and Awards granted to such individual will be treated as follows:

(i)    Any Options and Stock Appreciation Rights will (A) to the extent not vested and exercisable as of the date of such termination of employment, terminate on the date of such termination of employment and (B) to the extent vested and exercisable as of the date of such termination of employment, remain exercisable for a period of ninety (90) days following the date of such termination of employment or, in the event of such Optionee’s or Grantee’s death during such ninety (90) day period, remain exercisable by the estate of the deceased individual until the end of the period of one year following the date of such termination of employment (but in no event beyond the maximum term of the Option or Stock Appreciation Right).

(ii)    Any unvested portion of any Restricted Stock or Stock Units will be immediately forfeited.

(iii)    Any Performance Shares or Performance Units will terminate.

(iv)    Any other Awards to the extent not vested will terminate.

11.2.     Upon Death or Disability.  Except as otherwise provided in an Agreement, in the event an Optionee’s or Grantee’s employment is terminated with the Company and its Subsidiaries as a result of such individual’s death or such individual becoming Disabled, Options and Awards granted to such individual will be treated as follows:

(i)    Any Options or Stock Appreciation Rights shall become immediately exercisable as of the date of such termination of employment, and the Optionee or Grantee, or in the event the Optionee or Grantee is incapacitated and unable to exercise the rights granted hereunder, the individual’s legal guardian or legal representative, or in the event the Optionee or Grantee dies, the estate of the deceased individual, shall have the right to exercise any rights the Optionee or Grantee would otherwise have had under the Plan for a period of one year after the date of such termination (but in no event beyond the maximum term of the Option or Stock Appreciation Right).

(ii)    Any unvested portion of any Restricted Stock or Stock Units will become immediately vested.

(iii)    Any Performance Shares or Performance Units will remain outstanding and the Grantee or the Grantee’s estate will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on the number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

11.3.     Upon Retirement.  Except as otherwise provided in an Agreement, in the event an Optionee’s or Grantee’s employment with the Company and its Subsidiaries is terminated by reason of such individual’s Retirement, Options and Awards granted to such individual will be treated as follows:

(i)    With respect to any Options and Stock Appreciation Rights, for a period of 48 months following the date of such Retirement (but in no event beyond the maximum term of the Option or Stock Appreciation Right), the Options or Stock Appreciation Rights shall remain outstanding and (i) to the extent not then fully vested, will continue to vest in accordance with the applicable vesting schedule, and (ii) the Optionee or Grantee shall have the right to exercise any rights the individual would otherwise have had under the Plan. Notwithstanding the foregoing, in the event that an Optionee does not exercise an Incentive Stock Option prior to the expiration of the three-month period after the date of the Optionee’s Retirement, such Option shall be treated as a Nonqualified Stock Option upon exercise.

(ii)    Any unvested portion of any Restricted Stock or Stock Units will become immediately vested.

(iii)    Any Performance Shares or Performance Units will remain outstanding and the Grantee will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on the number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

11.4.     Upon Termination of Employment in Connection with Certain Dispositions.  Except as otherwise provided in an Agreement, in the event an Optionee’s or Grantee’s employment with the Company and its Subsidiaries is terminated without Cause in connection with a disposition of one or more restaurants or other assets by the Company or its Subsidiaries, or in connection with a sale or other disposition of a Subsidiary, the Options and Awards granted to such individual will be treated as follows:

(i)    With respect to Options and Stock Appreciation Rights, such Award will remain outstanding and (i) to the extent not then fully vested, will continue to vest in accordance with the applicable vesting schedule, and (ii) the Optionee or Grantee will have the right to exercise any rights the individual would otherwise have had under the Plan for a period of one year following the date of such termination of employment (but in no event beyond the maximum term of the Option or Stock Appreciation Right).

(ii)    Any unvested portion of any Restricted Stock or Stock Units will become immediately vested.

(iii)    Any Performance Shares or Performance Units will remain outstanding and the Grantee will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

Section 12.        Effect of Change in Common Shares Subject to the Plan.

12.1.     In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any calendar year, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, (iv) the number and class of Shares or other securities in respect of which Formula Restricted Stock Units are to be granted under Section 5 and (v) the Performance Objectives.

12.2.     Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

12.3.     If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

Section 13.        Effect of Certain Transactions.  Subject to Sections 4.1(iii)(b), 4.2(iii), 6.6, 7.6 and 9.4 or as otherwise provided in an Agreement, following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. The treatment of any Option or Award as provided in this Section 13 shall be conclusively presumed to be appropriate for purposes of Section 12.

Section 14.        Listing and Registration of Common Shares.  If at any time the Board shall determine that listing, registration or qualification of the Shares covered by an Option or Award upon any securities exchange or under any state, provincial or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of Shares under the Option, the Option may not be exercised in whole or in part, and Shares shall not be delivered in connection with any other Award, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

Section 15.        Misconduct.  In the event that an Optionee or Grantee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company or its Subsidiaries, or (ii) breached any contract with or violated any fiduciary obligation to the Company or its Subsidiaries, or (iii) engaged in unlawful trading in the securities of the Company or its Subsidiaries or of another company based on information gained as a result of that Optionee’s or Grantee’s employment with, or status as a director to, the Company or its Subsidiaries, then that Optionee or Grantee shall forfeit all rights under any outstanding Option or Award granted under the Plan and all of that Optionee’s or Grantee’s outstanding Options or Awards shall automatically terminate, unless the Committee shall determine otherwise.

Section 16.        Payment Following Death or Incapacity.  In the event any amounts or Shares become payable or issuable pursuant to an Award or Option after the Grantee or Optionee dies or becomes incapacitated, such amounts or Shares shall be paid or issued, in the case of death, to the decedent’s estate or, in the case of incapacity, to the Grantee’s or Optionee’s legal guardian or legal representative.

Section 17.        Foreign Employees.  Without amending the Plan, the Committee may grant Options or Awards to Eligible Individuals who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries in which the Company or its Subsidiaries operate or have employees.

Section 18.        Deferral of Payments or Vesting.  Notwithstanding anything to the contrary contained herein, the Committee may provide for the deferral of the issuance or vesting of Shares or the payment of cash in respect of an Option or Award granted under the Plan; provided that such deferral shall be provided at the time of grant of an Option or Award. The terms and conditions of any such deferral shall be set forth in the Agreement evidencing such Option or Award.

Section 19.        No Rights to Options, Awards or Employment.  No individual shall have any claim or right to be granted an Option or Award under the Plan. Having received an Option or Award under the Plan shall not give an individual any right to receive any other grant under the Plan. No Optionee or Grantee shall have any rights to or interest in any Option or Award except as set forth herein. Neither the Plan nor any action taken herein shall be construed as giving any individual any right to be retained in the employ of the Company or its Subsidiaries, or as a member of the Board.

Section 20.        Multiple Agreements.  The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

Section 21.        Withholding of Taxes.

21.1.     At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company, a Subsidiary, or a Trust established by the Company or a Subsidiary to deliver Shares under an Award, as applicable, an amount equal to the federal, state, provincial and local income taxes and other amounts as may be required by law to be withheld by the Company, Subsidiary or Trust, as applicable, in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company, Subsidiary or Trust, as the case may be, shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, Subsidiary or Trust, as the case may be, an Optionee or Grantee may elect to have withheld a portion of the

Shares then issuable or deliverable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

21.2.     If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

Section 22.        Amendment or Termination; Duration.  Except as provided below and except as may otherwise be provided by applicable tax and regulatory requirements, including stock exchange requirements, the Board may from time to time make any amendments or changes to the Plan or outstanding Awards that the Board sees fit in its sole discretion without shareholder approval. The following amendments to the Plan or outstanding Awards will require the approval of both the Board and the Company’s shareholders:

(i)    an increase in the maximum number of Shares that may be made the subject of Awards or Options under the Plan;

(ii)    any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means;

(iii)    an increase in the limits on Awards that may be granted to any Eligible Individual under Sections 3.1 and 31 of the Plan; and

(iv)    an extension of the term of an outstanding Option or Stock Appreciation Right beyond the expiry date thereof, except as set forth in Sections 6.2(v) and 7.3(i) of the Plan as they relate to Options or Stock Appreciation Rights that expire outside of a Trading Window.

Furthermore, no change to an outstanding Award that will impair the rights of the Optionee or Grantee may be made without the consent of the Optionee or Grantee. This Plan shall terminate and no Option or Award may be granted or made after the tenth (10th) anniversary of the date the Plan was originally adopted.

Section 23.        Other Actions.  The Plan shall not restrict the authority of the Committee, the Board or of the Company or its Subsidiaries for proper corporate purposes to grant or assume stock options, other than under the Plan, to or with respect to any employee, director or other person. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

Section 24.        Costs and Expenses.  Except as provided in Section 21 hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by the Company, or by one or more of its Subsidiaries and shall not be charged to any grant nor to any Employee receiving a grant.

Section 25.        Plan Unfunded.  Except with respect to Shares which have been acquired by or on behalf of the Company, a Subsidiary, or a Trust established by either of the Company or a Subsidiary and held for future delivery as described in Section 3.1, the Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

Section 26.        Laws Governing Plan.  The Plan shall be construed under and governed by the laws of the State of Delaware.

Section 27.        Captions.  The captions to the several sections hereof are not a part of the Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

Section 28.        Effective Date.  The effective date of the Plan, as determined by the Board, shall be the date the Company’s initial public offering of its common stock.

Section 29.        Definitions.  Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the respective meanings set forth below:

29.1.      “Agreement”  means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

29.2.     “Award”  means a grant of Restricted Stock, a Stock Unit, a Formula Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

29.3.     “Board”  means the Board of Directors of the Company.

29.4.     “Cause”  means:

(i)    in the case of an Eligible Director, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Subsidiaries; and

(ii)    in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Cause,” the term “Cause” as used in the Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect following a Change in Control; and

(iii)    in all other cases, (a) intentional failure to perform reasonably assigned duties, (b) dishonesty or willful misconduct in the performance of duties, (c) intentional violation of Company or applicable Subsidiary policy, (d) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (e) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, however, that following a Change in Control clause (a) of this Section 29.4(iii) shall not constitute “Cause.”

29.5.     “Change in Capitalization”  means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

29.6.     “Change in Control”  shall mean the occurrence of:

(i)    An acquisition (other than directly from the Company) of any common stock or other voting securities of the Company entitled to vote generally for the election of directors (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, as “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii)    The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason (other than directors resigning and transitioning in connection with a complete spin-off of Shares owned by Wendy’s to its shareholders) to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii)    The consummation of:

(a)        A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

(1)        the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(2)        the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Company, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Company, and

(3)        no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Company’s then outstanding voting securities or its common stock;

(b)        A complete liquidation or dissolution of the Company; or

(c)        The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If an Eligible Individual’s employment is terminated by the Company without Cause prior to the date of a Change in Control but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of the Plan provided a Change in Control shall actually have occurred.

29.7.     “Code”  means the U.S. Internal Revenue Code of 1986, as amended.

29.8.     “Disabled,”  with regard to any particular Optionee or Grantee, shall have the meaning (i) set forth in Section 22(e)(3) of the Code, in the context of determining the period during which Incentive Stock Options granted to an Optionee may be exercised and (ii) set forth in the Company’s long term disability program applicable to such Optionee or Grantee in all other contexts or, if no long term disability program is applicable to such Optionee or Grantee, as set forth in the Company’s long term disability program generally applicable to officers of the Company.

29.9.     “Dividend Equivalent Right”  means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

29.10.     “Eligible Director”  means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

29.11.     “Eligible Individual”  means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any Eligible Director, (b) any employee of the Company or a Subsidiary, or (c) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment.

29.12.     “Exchange Act”  means the U.S. Securities Exchange Act of 1934, as amended.

29.13.     “Fair Market Value”  on any date shall be equal to the mean of the high and low prices at which Shares are traded on the Toronto Stock Exchange on such date or the mean of the high and low prices at which the Shares are traded on the New York Stock Exchange, as designated by the Committee.

29.14.     “Formula Restricted Stock Units”  means Formula Restricted Stock Units granted pursuant to Section 5.

29.15.     “Grantee”  means a person to whom an Award has been granted under the Plan.

29.16.     “Incentive Stock Option”  means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

29.17.     “Nonemployee Director”  means a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

29.18.     “Nonqualified Stock Option”  means an Option which is not an Incentive Stock Option.

29.19.     “Operating Unit”  means any operating unit or division of the Company designated as a Operating Unit by the Committee.

29.20.     “Option”  means a Nonqualified Stock Option or an Incentive Stock Option or either of them.

29.21.     “Optionee”  means a person to whom an Option has been granted under the Plan.

29.22.     “Option Price”  means the price at which a Share covered by an Option granted hereunder may be purchased.

29.23.     “Performance Awards”  means Performance Units, Performance Shares or either or both of them.

29.24.     “Performance-Based Compensation”  means any Option or Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

29.25.     “Performance Cycle”  means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Operating Unit will be measured.

29.26.     “Performance Objectives”  has the meaning set forth in Section 9.3.

29.27.     “Performance Shares”  means Shares issued or transferred to an Eligible Individual under Section 9.2.

29.28.     “Performance Units”  means Performance Units granted to an Eligible Individual under Section 9.1.

29.29.     “Plan”  means this Tim Hortons Inc. 2006 Stock Incentive Plan, as amended and restated from time to time.

29.30.     “Restricted Stock”  means Shares issued or transferred to an Eligible Individual pursuant to Section 4.1.

29.31.     “Retirement”  means (i) in the case of an employee of the Company or a Subsidiary, the definition provided for such term in an Agreement and (ii) in the case of a member of the Board, termination of membership on the Board at or after attaining age 55 with at least three (3) years of service as a member of the Board, other than by reason of death, Disability or for Cause.

29.32.     “Share Award”  means an Award of Shares granted pursuant to Section 10.

29.33.     “Shares”  means shares of the common stock, par value U.S.$.001 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

29.34.     “Stock Appreciation Right”  means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

29.35.     “Stock Unit”  means a right granted to an Eligible Individual under Section 4.2 representing a number of hypothetical Shares.

29.36.     “Trading Window”  means the periods of time within which, if opened, directors, officers and certain employees of the Company and its Subsidiaries are permitted to trade in the Company’s securities, as set out in the Company’s Insider Trading and Window Trading Policies.

Section 30.        Toronto Stock Exchange Definitions.  For the purposes of Sections 30 and 31, “insider”, “security based compensation arrangements” and “service provider” have the following meanings:

30.1     “Insider”  means,

(i)        every director or senior officer of the Company;

(ii)        every director or senior officer of a company that is itself an insider or subsidiary of the Company;

(iii)        any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Company for the time being outstanding other than voting securities held by the person or company as underwriter in the course of a distribution; and

(iv)        the Company where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

30.2     “Security Based Compensation Arrangements”  include:

(i)        stock option plans for the benefit of employees, insiders, service providers or any one of such groups;

(ii)        individual stock options granted to employees, service providers or insiders if not granted pursuant to a plan previously approved by the Company’s securityholders;

(iii)        stock purchase plans where the Company provides financial assistance or where the Company matches the whole or a portion of the securities being purchased;

(iv)        stock appreciation rights involving issuances of securities from treasury;

(v)        any other compensation or incentive mechanism involving the issuance or potential issuances of securities of the Company; and

(vi)        security purchases from treasury by an employee, insider or service provider which is financially assisted by the Company by any means whatsoever.

For greater certainty, arrangements which do not involve the issuance from treasury or potential issuance from treasury of securities of the Company do not constitute security based compensation arrangements.

30.3     “Service provider”  is a person or company engaged by the Company to provide services for an initial, renewable or extended period of twelve months or more.

Section 31.        Toronto Stock Exchange Requirements.  The number of shares of common stock issuable to Insiders, at any time, under all Security Based Compensation Arrangements of the Company, may not exceed 10% of the Company’s issued and outstanding shares of common stock; and the number of shares of common stock issued to Insiders within any one year period, under all Security Based Compensation Arrangements of the Company, may not exceed 10% of the Company’s issued and outstanding shares of common stock.

Vote by Internet
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• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. The election of three directors of Tim Hortons Inc., each for a term of three years.	01 - Michael J. Endres	02 - John A. Lederer	03 - Craig S. Miller

☐	Mark here to vote FOR all nominees
☐	Mark here to WITHHOLD vote from all nominees
		01	02	03
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

	For	Against	Abstain
2. The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Tim Hortons Inc. for the year ending December 30, 2007.	☐	☐	☐

3. The approval of the resolution regarding certain amendments to the Tim Hortons Inc. 2006 Stock Incentive Plan.	☐	☐	☐

B	Non-Voting Items

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Revocable Proxy — Tim Hortons Inc.

Proxy for the Annual Meeting of Stockholders to be held on May 4, 2007

This Proxy is solicited on behalf of the Board of Directors of Tim Hortons Inc. for the 2007 Annual Meeting of Stockholders. The 2007 Annual Meeting of Stockholders will be held at Theatre Aquarius, 190 King William Street, Hamilton, Ontario, Canada on Friday, May 4, 2007 at 10:00 a.m., local time.

The undersigned, a holder of common stock of Tim Hortons Inc., hereby appoints Paul D. House, Cynthia J. Devine and Donald B. Schroeder, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of Tim Hortons Inc. which the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereto, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

This Proxy, when properly signed, will be voted in the manner directed. If no direction is given, this Proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY